                         POSTPETITION CREDIT AGREEMENT

                                  $68,785,306


                                     among


                                CONVERSE INC.,

                      a Debtor and Debtor-in-Possession,
                                 as Borrower,


                      EACH OF THE FINANCIAL INSTITUTIONS
                         INITIALLY A SIGNATORY HERETO,
                         TOGETHER WITH THOSE ASSIGNEES
                       PURSUANT TO SECTION 13.6 HEREOF,

                                  as Lenders,


                                      and


                            BANKERS TRUST COMPANY,

                                   as Agent



                         Dated as of January 22, 2001

                               TABLE OF CONTENTS

                                                                                                 Page
ARTICLE IDefinitions...........................................................................     2
                           1.1      General Definitions........................................     2
                           1.2      Accounting Terms and Determinations........................    31
                           1.3      Other Definitional Terms...................................    32

ARTICLE IIConditions Precedent.................................................................    32
                           2.1      Initial Loans..............................................    32
                           2.2      All Loans..................................................    33

ARTICLE IIIThe Loans...........................................................................    35
                           3.1      Commitment and Delivery of Revolving Notes.................    35
                           3.2      Determination of Borrowing Base............................    35
                           3.3      Borrowings; Notices of Borrowings..........................    36
                           3.4      Alternate Periodic Settlements Among Lenders...............    37
                           3.5      Mandatory Payment; Voluntary Reductions of
                                    Commitments................................................    39
                           3.6      Payments and Computations..................................    40
                           3.7      Maintenance of Account.....................................    42
                           3.8      Loan Disbursement Account..................................    42
                           3.9      Statement of Account.......................................    42
                           3.10     Taxes......................................................    42
                           3.11     Sharing of Payments........................................    44
                           3.12     Priority and Liens.........................................    45
                           3.13     Payment of Obligations.....................................    46
                           3.14     No Discharge; Survival of Claims...........................    46

ARTICLE IVLetters of Credit and Acceptances....................................................    46
                           4.1      Letter of Credit Issuances.................................    46
                           4.2      Acceptances................................................    48
                           4.3      Lenders' Participation.....................................    51
                           4.4      Definition of Obligations..................................    51
                           4.5      Indemnification............................................    52
                           4.6      Certain Waivers............................................    52
                           4.7      Limitation on Liability; Authority of Lender...............    53
                           4.8      Covenants of Borrower......................................    53
                           4.9      Rights and Remedies of Lenders.............................    54

ARTICLE VRepresentations and Warranties........................................................    54
                           5.1      Corporate Existence; Qualification; Power;
                                    Licenses and Permits.......................................    54

                           5.2      Corporate and Governmental Authorization;
                                    Contravention..............................................    54
                           5.3      Binding Effect.............................................    55
                           5.4      Information................................................    55
                           5.5      No Material Adverse Change.................................    55
                           5.6      Litigation and Judgments...................................    55
                           5.7      ERISA......................................................    56
                           5.8      Taxes......................................................    56
                           5.9      Subsidiaries...............................................    57
                           5.10     Not an Investment Company..................................    58
                           5.11     No Conflicting Requirements................................    58
                           5.12     Debt.......................................................    58
                           5.13     Title to Properties and Assets; Collateral.................    58
                           5.14     Compliance with Law........................................    60
                           5.15     Compliance with Environmental Laws.........................    60
                           5.16     Security Interests and Liens...............................    61
                           5.17     Labor Relations............................................    62
                           5.18     UCC Filing Information.....................................    62
                           5.19     Fictitious Business Names..................................    63
                           5.20     Use of Proceeds............................................    63
                           5.21     Margin Security............................................    63
                           5.22     No Event of Default........................................    63
                           5.23     Status of Accounts.........................................    63
                           5.24     Survival of Representations................................    63
                           5.25     Affiliate Transactions.....................................    63
                           5.26     Accuracy and Completeness of Information...................    63
                           5.27     Representations Upon Execution.............................    64
                           5.28     The Orders.................................................    64
                           5.29     Bank Accounts..............................................    64
                           5.30     Assets and Operations of Subsidiaries......................    64

ARTICLE VIAffirmative Covenants................................................................    65
                           6.1      Information................................................    65
                           6.2      Payment of Obligations.....................................    68
                           6.3      Maintenance of Property; Insurance.........................    69
                           6.4      Compliance with Laws.......................................    70
                           6.5      Inspection of Property, Books and Records;
                                    Change of Name, Principal Place of Business,
                                    Location of Collateral, Etc................................    70
                           6.6      Compliance with Credit Documents...........................    70
                           6.7      Corporate Existence........................................    71
                           6.8      ERISA......................................................    71
                           6.9      Environmental Matters......................................    73
                           6.10     Collateral Records.........................................    73
                           6.11     Security Interests.........................................    74

                           6.12     Taxes......................................................    75
                           6.13     Use of Proceeds............................................    75
                           6.14     Collection of Accounts.....................................    76
                           6.15     Notice; Credit Memoranda; and Returned Goods...............    76
                           6.16     Trademarks.................................................    76
                           6.17     Patents....................................................    76
                           6.18     License of Borrower's Name.................................    77

ARTICLE VIINegative Covenants and Financial Covenants..........................................    77
                           7.1      Debt and Guarantees........................................    77
                           7.2      Restricted Payments........................................    77
                           7.3      Investments................................................    78
                           7.4      Negative Pledge............................................    78
                           7.5      Consolidations, Mergers and Sales of Assets................    78
                           7.6      Capital Expenditures.......................................    79
                           7.7      Transactions with Affiliates...............................    79
                           7.8      Restrictions on Foreign Subsidiary Support.................    79
                           7.9      Environmental Matters......................................    80
                           7.10     Amendments to Certificates of Incorporation
                                    and By-Laws................................................    80
                           7.11     No Prohibited Transactions Under ERISA.....................    80
                           7.12     No Additional Bank Accounts................................    81
                           7.13     No Additional Subsidiaries.................................    81
                           7.14     Reclamation Claims; Bankruptcy Code
                                    Section 546(g) Agreements..................................    81
                           7.15     No Acquisition of Real Property............................    81
                           7.16     Chapter 11 Claims..........................................    81
                           7.17     Application to the Bankruptcy Court........................    81
                           7.18     Modifications to Interim Order or Final Order..............    81
                           7.19     Principal Amount of Revolving Loans........................    82
                           7.20     No Additional Retail Stores................................    82
                           7.21     Operations and Assets of Subsidiaries......................    82
                           7.22     Certain Payments...........................................    82

ARTICLE VIIIInterest, Fees and Expenses........................................................    82
                           8.1      Interest on LIBOR Rate Loans...............................    82
                           8.2      Interest on Prime Rate Loans...............................    83
                           8.3      Notice of Rollover and Notice of Conversion................    83
                           8.4      Interest After Event of Default............................    85
                           8.5      Reimbursement of Expenses..................................    85
                           8.6      Unused Line Fee............................................    85
                           8.7      Letter of Credit Fees; Acceptance Commissions..............    86
                           8.8      Fees; Expenses.............................................    87
                           8.9      Authorization to Charge Account............................    88
                           8.10     Indemnification in Certain Events..........................    88

                           8.11     Waiver of Certain Prepetition Fees.........................    88

ARTICLE IXPowers of Attorney...................................................................    88
                           9.1      Appointment as Attorney-in-Fact............................    88
                           9.2      Limitation on Exercise of Power............................    89

ARTICLE XEvents of Default and Remedies........................................................    89
                           10.1     Events of Default..........................................    89
                           10.2     Acceleration...............................................    91
                           10.3     Remedies...................................................    92
                           10.4     Automatic Stay.............................................    93

ARTICLE XITermination of the Revolving Credit Commitments......................................    94

ARTICLE XIIThe Agent...........................................................................    94
                           12.1     Appointment of Agent.......................................    94
                           12.2     Nature of Duties of Agent..................................    95
                           12.3     Lack of Reliance on Agent..................................    95
                           12.4     Certain Rights of the Agent................................    95
                           12.5     Reliance by Agent..........................................    96
                           12.6     Indemnification of Agent...................................    96
                           12.7     The Agent in its Individual Capacity.......................    96
                           12.8     Holders of Notes...........................................    96
                           12.9     Successor Agent............................................    96
                           12.10    Collateral Matters.........................................    97
                           12.11    Actions with Respect to Defaults...........................    98
                           12.12    Delivery of Information....................................    99

ARTICLE XIIIMiscellaneous......................................................................    99
                           13.1     Waivers....................................................    99
                           13.2     JURY TRIAL.................................................    99
                           13.3     GOVERNING LAW..............................................    99
                    13.4 Venue; Service of Process; Waiver of

                                    Damages....................................................    99
                           13.5     Notices....................................................    01
                           13.6     Assignability..............................................   101
                           13.7     Information................................................   104
                           13.8     Indemnification............................................   104
                           13.9     Entire Agreement; Successors and Assigns...................   105
                           13.10    Amendments, Etc............................................   105
                           13.11    Nonliability of Agent and Lenders..........................   106
                           13.12    Independent Nature of Lenders' Rights......................   106
                           13.13    Counterparts...............................................   106
                           13.14    Effectiveness..............................................   106
                           13.15    Severability...............................................   106

                           13.16    Headings Descriptive.......................................   107
                           13.17    Maximum Rate...............................................   107
                           13.18    Right of Setoff............................................   107
                           13.19    Confidentiality............................................   108
                           13.20    Absence of Prejudice to the Prepetition Agent or
                                    the Prepetition Lenders with Respect to Matters
                                    before the Bankruptcy Court................................   108
                           13.21    Consent to Certain Agreements..............................   108

                                    ANNEXES
                                    -------

Annex I - List of Lenders and Commitment Amounts

                                   EXHIBITS
                                   --------

Exhibit A  -  Form of Assignment and Acceptance
Exhibit B  -  Form of Letter of Credit Request
Exhibit C  -  Form of Patent Security Agreement
Exhibit D  -  Form of Pledge Agreement
Exhibit E  -  Form of Revolving Note
Exhibit F  -  Form of Security Agreement
Exhibit G  -  Form of Trademark Security Agreement
Exhibit H  -  Form of Opinions of Borrower's General and Special Counsel
Exhibit I  -  Form of Notice of Borrowing
Exhibit J  -  Form of Lockbox Agreement
Exhibit K  -  Form of Concentration Account Agreement
Exhibit L  -  Form of Compliance Certificate
Exhibit M  -  Form of Borrowing Base Certificate
Exhibit N  -  Form of Notice of Rollover
Exhibit O  -  Form of Notice of Conversion
Exhibit P  -  Form of Interim Order
Exhibit Q  -  Initial Monthly Budget
Exhibit R  -  Initial Weekly Budget

                                   SCHEDULES
                                   ---------

Schedule A  -  Closing Document List
Schedule B  -  Outstanding Letters of Credit
Schedule C  -  Proprietary Rights Schedule
Schedule D  -  Disclosure Schedule
Schedule E  -  Liens
Schedule F  -  Existing Bank Accounts
Schedule G  -  Outstanding Debt of Foreign Subsidiaries

                        POSTPETITIION CREDIT AGREEMENT
                        ------------------------------


        THIS POSTPETITION CREDIT AGREEMENT is entered into as of January 22, 2001 (as amended, supplemented or otherwise modified from time to time, this "Credit Agreement" or this "Agreement"), among CONVERSE INC., a Delaware
-----------------           ---------
corporation ("Borrower"), a debtor and a debtor-in-possession in a case pending
              --------
under Chapter 11 of the Bankruptcy Code, each of those financial institutions identified as Lenders on Annex I hereto (together with each of their successors
                         -------
and assigns, referred to individually as a "Lender" and collectively as the
                                            ------
"Lenders") and BANKERS TRUST COMPANY ("BTCo"), acting in the manner and to the
--------                               ----
extent described in Article 12 hereof (in such capacity, the "Agent").
                    ----------                                -----

                            INTRODUCTORY STATEMENT
                            ----------------------

        On January 22, 2001 (the "Filing Date"), the Borrower filed a voluntary
                                  -----------
petition with the Bankruptcy Court initiating the Case and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

        The Borrower has applied to the Lenders for a revolving credit, letter of credit and acceptance facility in an aggregate principal amount not to exceed $68,785,306.

        The proceeds of the Loans will be used to repay all of the Prepetition Revolving Credit Obligations outstanding on the Filing Date, to pay certain other pre-Filing Date claims that are authorized by the Bankruptcy Court to the extent permitted under Section 7.22 and to provide working capital for, and for
                       ------------
other general corporate purposes of, the Borrower, in all cases subject to the terms of this Agreement and the Orders.

        To provide security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and for any Acceptance Obligations and the payment of the other Obligations of the Borrower hereunder, under the other Credit Documents and under the Orders, the Borrower shall provide to the Agent and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

            (a) with respect to the Obligations of the Borrower hereunder and under the other Credit Documents, an allowed administrative expense claim in the Case pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

            (b) a Lien, pursuant to Section 364(c)(2) and (c)(3) of the Bankruptcy Code, upon all present and after acquired property of the Borrower (excluding however, capital stock of any Foreign Subsidiary, which Foreign Subsidiary constitutes a "Controlled Foreign Corporation" within the meaning of Section 951 of the Internal Revenue Code, constituting 35% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote), which perfected Lien shall be a first priority lien with respect to all such property of the Borrower that is not subject to any valid and perfected Lien as of the Filing Date and shall be junior in priority to valid and perfected liens, if any, existing on the Filing Date (other than those described in clause (c) below); and
                         ----------

            (c) a perfected first priority, senior priming Lien, pursuant to
      Section 364(d)(1) of the Bankruptcy Code, upon (i) all property of the Borrower (including, without limitation, accounts receivable, chattel paper, contracts, documents, equipment, general intangibles, instruments, inventory, trademarks and trademark licenses and real property) that is subject to the Liens securing the Prepetition Revolving Credit Obligations and any Liens granted after the Filing Date to provide adequate protection in respect of the Prepetition Revolving Credit Obligations, and (ii) all property of the Borrower (including, without limitation, accounts receivable, chattel paper contracts, documents, equipment, general intangibles, instruments, inventory, trademarks and trademark licenses and real property) that is subject to Liens securing the Prepetition Note Purchase Obligations and any Liens granted after the Filing Date to provide adequate protection in respect of the Prepetition Note Purchase Obligations, which Lien in favor of the Agent and the Lenders shall be senior in all respects to all of the Liens securing the Prepetition Revolving Credit Obligations, the Prepetition Note Purchase Obligations and to any Liens granted after the Filing Date to provide adequate protection in respect of either thereof.

      All of the claims and the Liens granted hereunder and pursuant to the Orders in the Case to the Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 3.12(a).
                              ---------------

        NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                 Definitions
                                 -----------

        1.1  General Definitions.  As used herein, the following terms,
             -------------------
including capitalized terms used but not defined in the Introductory Statement, shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        Acceptance shall mean a draft of the Borrower accepted by an Accepting
        ----------
Bank pursuant to Article 4 hereof.
                 ---------

          Acceptance Commission shall mean, with respect to any Acceptance, the
          ---------------------
fees and commissions payable to the Agent for the benefit of the Lenders by the Borrower under and pursuant to Section 8.7 hereof.
                               -----------

          Acceptance Date shall have the meaning given to it in Section 13.6(c)
          ---------------                                       ---------------
hereof.

          Acceptance Letter of Credit shall mean any commercial letter of credit
          ---------------------------
under which the Issuing Bank has agreed to refinance the Borrower's obligations with respect to a drawing thereunder by means of the creation and discounting of an Acceptance by the Issuing Bank.

          Acceptance Obligations shall mean, at any time, without duplication,
          ----------------------
(i) the sum of the face amount of all Acceptances outstanding as of such time plus (ii) the aggregate amount of all payments made by each Lender to an
----
Accepting Bank with respect to its participation in Acceptances as provided in
Article 4 for which the Borrower is obligated to and has not at such time
---------
reimbursed the Lenders whether by payment to the Lenders (as contemplated by
Section 4.2 hereof) or otherwise.
-----------

          Accepting Bank shall mean Deutsche Bank or any other bank or financial
          --------------
institution approved by the Agent in writing to create Acceptances for the account of the Borrower.

          Accepting Bank Agreement shall that certain Acceptance Credit
          ------------------------
Agreement, executed on or about May 31, 2000, between LaSalle Bank National Association and Converse Inc., as amended, restated, supplemented or otherwise modified as of the date hereof, or any other agreement approved by the Agent in writing between an Accepting Bank and the Borrower for the purpose of creating Acceptances for the account of the Borrower.

          Accounts shall mean all of the Borrower's accounts, whether now
          --------
existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Borrower's sales of goods or rendition of services made under any of the Borrower's trade names or styles, or through any of the Borrower's divisions; (ii) unpaid or unexercised seller's rights (including any right of rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrower with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies; or (vii) rights relating to any of the foregoing.

          Acknowledgment Agreement shall mean any acknowledgment agreement
          ------------------------
required to be delivered by the Borrower to the Agent pursuant to which any mortgagee or lessor of property on which Collateral is stored or otherwise located, or pursuant to which any warehouseman, filler, processor or packer of any Inventory acknowledges the Liens and security interests of the Agent and, in the case of any real property leased by the Borrower or subject to a mortgage executed by the Borrower, provides the Agent access to such real property for a reasonable period of time to assemble, complete and sell any Collateral located thereon.

          Adjusted LIBOR Rate shall mean, with respect to each Interest Period
          -------------------
for any LIBOR Rate Loan, the rate obtained by dividing (i) the LIBOR Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum
                                                     -----
rate (stated as a decimal) of all reserves required to be maintained against Eurocurrency liabilities as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

          Adjusted Total Commitment shall mean, for any date on or after the
          -------------------------
first Amortization Date, the greater of (x) the sum of (i) the outstanding principal balance of Revolving Loans, plus (ii) the aggregate Letter of Credit
                                      ----
Obligations, plus (iii) the aggregate Acceptance Obligations, in each case, as
             ----
of the immediately preceding Amortization Date (or if such date is an Amortization Date, as of such date) or (y) the amount listed opposite the immediately preceding Amortization Date (or if such date is an Amortization Date, listed opposite such date) in the definition of Projected Commitments.

          Affiliate shall mean (i) a Controlling Person or any Person which is
          ---------
controlled by or is under common control with a Controlling Person and (ii) any other Person who is a director, officer or member of management of the Borrower, any of its Subsidiaries or any Controlling Person. For purposes of this Credit Agreement, control of a Person shall mean the power, direct or indirect, (a) to vote ten percent (10%) or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          Agent shall mean BTCo as provided in the preamble to this Credit
          -----
Agreement or any successor to BTCo.

          Amortization Date shall mean each date listed under the caption
          -----------------
"Amortization Date" in the definition of Projected Commitments.

          Ancillary Documents shall mean the Proprietary Rights Collateral
          -------------------
Documents, the Security Agreement, the Pledge Agreements, the Mortgages and the Collateral Assignments.

          Apollo shall mean Apollo Advisors, L.P. and Lion Advisors, L.P., both
          ------
Delaware limited partnerships.

          Applicable Lending Office shall mean, with respect to each Lender,
          -------------------------
such Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

          Asset Disposition shall mean any sale, transfer, lease, license, grant
          -----------------
of right to use, assignment or other disposition of any asset (including Proprietary Rights) by the Borrower or any Subsidiary thereof, excluding, however, (i) any sale or disposition of Inventory in the ordinary course of business by a Borrower or Subsidiary, (ii) any license or grant of right to use any Proprietary Rights existing prior to January 1, 2001, and (iii) any extension or renewal of any license or grant of right to use any Proprietary Rights or any substitution of any licensee under such license or grant of right to use, in each case covering the same goods in the same territories and otherwise on substantially the same terms as the then existing license or grant of right to use.

          Assignment and Acceptance shall mean an assignment and acceptance
          -------------------------
agreement entered into by an assigning Lender and an assignee Lender, and accepted by the Agent, in accordance with Section 13.6 hereof, in the form
                                          ------------
attached hereto as Exhibit A.
                   ---------

          Auditors shall mean a nationally-recognized firm of independent public
          --------
accountants selected by the Borrower and satisfactory to the Agent in its reasonable discretion. For purposes of this Credit Agreement, any of the current so-called "Big Four" firms of independent public accountants shall be deemed to be satisfactory to the Agent.

          Bankruptcy Code shall mean the Bankruptcy Reform Act of 1978, as
          ---------------
heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
                                                                        -- ---

          Bankruptcy Court shall mean the United States Bankruptcy Court for the
          ----------------
District of Delaware or any other court having jurisdiction over the Case from time to time.

          Beneficial Owner is used as defined in Rule 13d-3 promulgated by the
          ----------------
Securities and Exchange Commission under the Exchange Act.

          Benefit Plan shall mean a defined benefit plan as defined in Section
          ------------
3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          Borrower shall mean Converse Inc., a Delaware corporation, a debtor
          --------
and debtor-in-possession.

          Borrowing Base shall mean an amount equal to the sum of
          --------------

               (1) eighty-five percent (85%) of the then Eligible Accounts Receivable; plus
                      ----

               (2)  the lesser of (i) $40,000,000 and (ii) the sum of (1)
               ---
          sixty-five percent (65%) of the then Eligible Inventory, plus (2) an amount equal to sixty-five percent (65%) of the face amount of any Letter of Credit issued to support the purchase of finished goods Inventory which, in the determination of the Agent in the exercise of its Permitted Discretion, would constitute Eligible Inventory when title thereto passes to the Borrower ("Eligible L/C Inventory");
                                                 ----------------------
          provided, that from and after April 1, 2001, the advance rate with
          --------
          respect to Eligible Inventory and Eligible L/C Inventory shall be sixty percent (60%); plus
                               ----

               (3)  sixty percent (60%) of the then Eligible Retail Inventory;
          plus
          ----

               (4) the lesser of (i) $12,000,000 or (ii) sixty-five percent (65%) of Borrower's annual Royalty Income, based on a rolling twelve month period; minus
                        -----

               (5)  the Fixed Asset Reserve; minus
                                             -----

          (6)  the outstanding Prepetition Revolving Credit Obligations; minus
                                                                         -----

               (7) the amount of the Carve-Out (assuming for this purpose that an Event of Default has occurred).

          Agent at any time (upon one (1) Business Days' notice to Borrower) in the exercise of its Permitted Discretion shall be entitled to (i) establish and increase or decrease reserves against Eligible Accounts Receivable, Eligible Inventory, Eligible L/C Inventory, Eligible Retail Inventory, or the Borrowing Base, (ii) reduce the advance rates under clauses (A), (B), (C) and (E) above or
                                          -----------  ---  ---     ---
(following any such reduction) restore the advance rates under to any level equal to or below the advance rates stated in clauses (A), (B), (C) and (E)
                                               -----------  ---  ---     ---
above, (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the respective definitions of "Eligible Accounts Receivable", "Eligible Inventory", "Eligible L/C Inventory", or "Eligible Retail Inventory"or the Borrowing Base and (iv) establish and increase or decrease a reserve in the amount of interest payable by Borrower, including interest on Loans, Letter of Credit Obligations and Acceptance Obligations.

          Borrowing Base Certificate shall have the meaning given to such term
          --------------------------
in Section 6.1 hereof.
   -----------

          BT Affiliate shall mean any affiliate of Bankers Trust Company,
          ------------
including but not limited to BT Commercial Corporation, New York Branch and Deutsche Bank AG, New York Branch, which has agreed to act in any capacity in connection with this Agreement.

          BTCo shall have the meaning given such term in the preamble to this
          ----
Credit Agreement.

          BTCo Account shall have the meaning given to such term in Section
          ------------                                              -------
3.6(c) hereof.
------

          Budgeted Amount shall mean, for every Monthly Accounting Period, the
          ---------------
aggregate amount of all Projected Cash Disbursements as set forth in the Initial Monthly Budget for such Monthly Accounting Period.

          Business Day shall mean (a) for all portions of the Loans, Letter of
          ------------
Credit Obligations or Acceptance Obligations on which interest accrues based upon the Prime Lending Rate, any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York, New York (and, with respect to Letter of Credit Obligations or Acceptance Obligations, a public holiday or the equivalent for banks in the domicile of the applicable Issuing Bank or Accepting Bank, if other than New York, New York); and (b) for portions of the Loans, Letter of Credit Obligations or Acceptance Obligations on which interest accrues based upon the LIBOR Rate, the days described in the immediately preceding subclause (a) for the definition of
                                       -------------
Business Day, but excluding therefrom any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market.

          Capital Lease shall mean any lease of property, real or personal, the
          -------------
obligation of the lessee in respect of which is required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

          Carve-Out shall have the meaning set forth in Section 3.12(a).
          ---------                                     ---------------

          Carryforward Reduction shall mean, with respect to any Monthly
          ----------------------
Accounting Period set forth in the Initial Monthly Budget during which the amount of Cash Disbursements exceeds the Budgeted Amount for such period, an amount equal to (i) the Cash Disbursements for such Monthly Accounting Period, minus (ii) the Budgeted Amount, each as reported pursuant to Section 6.1(g).
-----                                                        --------------

          Case shall mean the Chapter 11 case of the Borrower pending in the
          ----
Bankruptcy Court.

          Cash Collateral shall mean have the meaning set forth in Section
          ---------------
363(a) of the Bankruptcy Code.

          Cash Disbursements shall mean, for any Monthly Accounting Period, the
          ------------------
aggregate amount of all actual cash disbursements for such period, excluding cash disbursements for Inventory.

          Cash Equivalents shall mean, as to any Person, (i) direct obligations
          ----------------
of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, the Agent or any office located in the United States of any bank or trust company the senior debt securities of which are rated in one of the two highest categories by a nationally recognized credit rating agency, provided in each case that such securities or other
                      --------
obligations described in subsections (i), (ii) and (iii) above mature within one
                         ---------------  ----     -----
year from the date of acquisition thereof by the Borrower or a Subsidiary, (iv) repurchase obligations with a term of not more than ten (10) days of underlying securities of the type described in clause (i) entered into with any bank of the
                                    ----------
type described in clause (iii), (v) investments in money market funds
                  ------------
that are registered under the Investment Company Act of 1940, as amended, which have net assets of at least $100,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above and (vi) investments in any other
             -----------         ----
money market mutual fund the underlying assets of which are rated at least AAA or the equivalent by Standard & Poor's Corporation or at least AAA or the equivalent thereof by Moody's Investors Service, Inc., including, without limitation, any such mutual fund managed or advised by the Agent or any Lender. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

          Casualty Loss shall have the meaning given to such term in Section 6.3
          -------------                                              -----------
hereof.

          Change in Control shall mean the occurrence of any of the following:
          -----------------
(i) the sale or other transfer of all or substantially all of the assets of the Borrower to any person other than Apollo, any account managed by Apollo for so long as it exercises power of disposition and voting with respect thereto (a "Controlled Account"), or an Affiliate of Apollo or of a Controlled Account,
-------------------
(ii) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the Beneficial Owner of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of Voting Stock of the Borrower and/or warrants or options to acquire such Voting Stock and, at such time, such person or group is the Beneficial Owner of a greater percentage of the voting power of the Voting Stock of the Borrower than that which is then beneficially owned (calculated on a fully diluted basis) by Apollo or a Controlled Account or an Affiliate of Apollo or of a Controlled Account, (iii) the adoption of a plan relating to the liquidation or dissolution of the Borrower and (iv) the first day on which a majority of the members of the Board of Directors of the Borrower cease to be Continuing Directors (meaning the directors of the Borrower on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the Continuing Directors at the time of such nomination or election).

          Claim has the meaning set forth in Section 101(5) of the Bankruptcy
          -----
Code.

          Closing shall mean the execution and delivery of this Credit Agreement
          -------
and the execution and/or delivery of the other documents identified on the Closing Documents List, and the satisfaction of the other conditions precedent to the Initial Credit Event set forth in Article 2 hereof.
                                         ---------

          Closing Date shall mean the date on which the Closing occurs.
          ------------

          Closing Fee shall have the meaning given to such term in Section
          -----------                                              -------
8.8(b) hereof.
------

          Closing Documents List shall mean the Closing Documents List attached
          ----------------------
hereto as Schedule A.
          ----------

          Code shall have the meaning given to it in Section 1.3 hereof.
          ----                                       -----------

          Collateral shall mean any and all assets and rights and interests in
          ----------
or to property of the Borrower pledged from time to time as security for the Obligations pursuant to the Ancillary Documents, the Orders or the terms hereof whether now owned or hereafter acquired, including, without limitation, (i) all of the Accounts, Inventory, Equipment, Intellectual Property, Intangibles and Real Estate of the Borrower, as defined in any Security Agreement, any Mortgage, any Pledge Agreement or any Proprietary Rights Collateral Document (excluding any property expressly excluded from the pledge or grant under any Ancillary Document) and (ii) all of the rights and interest of the Borrower assigned to the Agent for the benefit of the Lenders pursuant to the Collateral Assignments, if any, all as more particularly described in the Orders.

          Collateral Management Fee shall have the meaning given to such term in
          -------------------------
Section 8.8(a) hereof.
--------------

          Commitments of any Lender shall mean the Revolving Credit Commitment
          -----------
of such Lender.

          Compliance Certificate shall have the meaning given to such term in
          ----------------------
Section 6.1(c) hereof.
--------------

          Concentration Account shall have the meaning given to such term in
          ---------------------
Section 3.6(c) hereof.
--------------

          Concentration Account Agreement shall have the meaning given to such
          -------------------------------
term in Section 3.6(c) hereof.
        --------------

          Confirmation Order shall mean an order of the Bankruptcy Court
          ------------------
confirming a Reorganization Plan in the Case.

          Consolidated Capital Expenditures shall mean, for any period, the
          ---------------------------------
additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are (or, in accordance with

GAAP, would be) set forth in the consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

          Consolidated Subsidiary of any Person shall mean at any date any
          -----------------------
Subsidiary or other entity the accounts of which in accordance with GAAP would be consolidated with those of such Person in its consolidated financial statements as of such date.

          Contractual Obligations shall mean, with respect to any Person, any
          -----------------------
term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          Controlling Person means any Person that is in control of the Borrower
          ------------------
or any of its Subsidiaries (such control being the power to direct or cause the direction of the management and policies of the Borrower or any such Subsidiary, whether through the ownership of voting stock, by contract or otherwise).

          Convert, Conversion and Converted each shall refer to a conversion of
          ---------------------------------
Loans of one Type into Loans of another Type pursuant to Section 8.3 hereof.
                                                         -----------

          Credit Agreement shall mean this Postpetition Credit Agreement, as the
          ----------------
same may be modified, amended, extended, restated or supplemented from time to time.

          Credit Documents shall mean, collectively, this Credit Agreement, the
          ----------------
Notes, each Letter of Credit, each Acceptance, each of the Ancillary Documents, and all other documents, agreements, instruments, opinions and certificates executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

          Credit Parties shall mean, collectively, the Borrower and any other
          --------------
parties to the Credit Documents (other than the Lenders and the Agent).

          Cumulative Carryforward shall mean, with respect to any Monthly
          -----------------------
Accounting Period, the difference of (i) the aggregate Permitted Carryforwards from all prior Monthly Accounting Periods, minus (ii) the aggregate Carryforward
                                           -----
Reductions from all prior Monthly Accounting Periods; provided that if such
                                                      --------
difference is less than zero, the Cumulative Carryforward shall be deemed to be zero.

          Debt shall mean of any Person at any date, without duplication, (a)
          ----
all obligations of such Person and its Consolidated Subsidiaries for borrowed money, (b) all obligations of such Person and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of property or services, except non-intercompany trade accounts payable arising in the ordinary course of business representing the deferred purchase price of property or services and having a maturity equal to or less than 360 days, (d) all obligations of such Person and its Consolidated Subsidiaries under Capital Leases, (e) all contingent or non-contingent obligations of such Person and its Consolidated Subsidiaries to reimburse any Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person or a Consolidated Subsidiary and (g) all Debt of others Guaranteed by such Person or a Consolidated Subsidiary.

          Default shall mean an event, condition or default which with the
          -------
giving of notice, the passage of time or both would be an Event of Default.

          Defaulting Lender shall have the meaning given to such term in Section
          -----------------                                              -------
3.4(b) hereof.
-----

          Depositary Account shall have the meaning given to such term in
          ------------------
Section 3.6(b)(i) hereof.
----------------

          Deutsche Bank shall mean Deutsche Bank AG, New York Branch.
          -------------

          Deutsche Bank Affiliate shall mean any affiliate of Deutsche Bank AG,
          -----------------------
New York Branch, including but not limited to BT Commercial Corporation, New York Branch and Bankers Trust Company, which has agreed to act in any capacity in connection with this Agreement.

          Discount Rate shall mean, with respect to any Acceptance, the
          -------------
applicable discount rate of the applicable Accepting Bank (determined by such Accepting Bank on the date of discount prior to 12:00 noon, New York time) for bankers acceptances having maturities comparable to the maturity of such Acceptance and with face amounts equal to the face amount thereof.

          DOL shall mean the United States Department of Labor and any successor
          ---
department or agency.

          Domestic Lending Office shall mean, with respect to any Lender, the
          -----------------------
office of such Lender specified by such Lender to the Borrower and the Agent as its "Domestic Lending Office" from time to time.

          Eligible Accounts Receivable shall mean the aggregate face amount of
          ----------------------------
such Borrower's Accounts that conform to the warranties contained herein and at all times continue to be acceptable to the Agent in its Permitted Discretion, less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature (whether issued, owing, granted or outstanding), and less the aggregate amount of all reserves established or required to be established by the Agent from time to time for slow paying accounts, foreign sales, bill and hold (or deferred shipment) transactions and the Lenders' charges as set forth in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                 (2) it arises out of a sale made by the Borrower to an Affiliate (other than an Affiliate of Apollo which would not otherwise be an Affiliate of Borrower but for the relationship to Apollo); or

                 (3) the Account is unpaid more than sixty (60) days after the original due date specified in the related invoice or the Account is unpaid more than one hundred twenty (120) days after the initial date of such invoice, based on Borrower's reasonable estimate thereof, and subject to reserves established by the Agent with respect thereto in its Permitted Discretion; or

                 (4) the Account, when aggregated with all other Accounts of such account debtor, exceeds fifteen percent (15%) in face value of all Accounts of the Borrower then outstanding, to the extent of such excess, unless such Account is supported by an irrevocable letter of credit or other form of financial support in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which, following any request therefor by Agent, has been endorsed in blank and delivered to the Agent; or

                 (5) (i) the account debtor is also a creditor of the Borrower or of its Subsidiaries, in each case to the extent of the amount owed by the Borrower or such Subsidiary to the account debtor, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account, in each case which has not been resolved, but the subject Account shall be excluded from Eligible Accounts Receivable only to the extent of any amount with respect to which the account debtor has disputed its liability or has made a claim or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor, to the extent of the amount of such setoff; or

                 (6) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect to the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                 (7) the sale is to an account debtor outside of the United States, Canada or Puerto Rico, unless the account debtor thereon has supplied the Borrower with an irrevocable letter of credit or other form of financial support in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which, following any request therefor by the Agent, has been endorsed in blank and delivered to the Agent; or

                 (8) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                 (9) the Agent believes, in its Permitted Discretion, that collection of such Account is insecure or that such Account may not be paid by reason of the account debtor's financial inability to pay; or

                (10) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. sec. 3727 et seq.);
                                                                       -- ---
     or

                 (11) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

                 (12) the Account exceeds a credit limit determined by the Agent, in its Permitted Discretion, to the extent such Account exceeds such limit; or

                 (13) fifty percent (50%) or more, in face amount, of other Accounts from the same account debtor are not deemed Eligible Accounts Receivable hereunder; or

                 (14) the Account does not comply with all applicable legal requirements, including, without limitation, applicable provisions of the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

                 (15) the Account is not owned by the Borrower free and clear of any Liens (other than Liens in favor of the Agent) or is one in which the Agent does not have a first prior perfected security interest; or

                 (16) the Account does not constitute a valid and binding obligation of the applicable account debtor in accordance with its terms; or

                 (17) the Agent, in the exercise of its Permitted Discretion, determines it to be ineligible.

          In addition to the foregoing, Eligible Accounts Receivable shall include such Accounts for which Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

          Eligible Inventory shall mean:
          ------------------

                 (18) the gross amount of the Borrower's Inventory, valued at the lower of cost (on a FIFO basis) or market, which (i) is owned solely by the Borrower and with respect to which the Borrower has good, valid and marketable title; (ii) is either (A) stored on property that is not a retail location of the Borrower and that is either (x) owned or leased by the Borrower or (y) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property or by a filler, processor or packer of the Borrower (provided that, with respect to Inventory stored on property leased
              --------
by the Borrower, the Borrower shall have delivered in favor of the Agent an Acknowledgment Agreement, except that no Acknowledgment Agreement shall be required with respect to the Charlotte, North Carolina warehouse leased by the Borrower (the "Charlotte Warehouse") as a prerequisite to the inclusion of the
              ---------------------
Inventory therein as "Eligible Inventory" so long as (1) Borrower has notified the landlord of the Charlotte Warehouse of the Lender's security interest in the Collateral at such facility and directed such landlord to send all notices with respect to the Charlotte Warehouse, including without limitation, notices of non-payment, late payment or default under the lease, to Agent, and provided

     Agent with proof of such notice and (2) the rent on such location is paid in advance and, upon request, evidence of such rental payments is provided to Agent, and, with respect to Inventory stored on property owned or leased by a warehouseman, filler, processor or packer, the Borrower shall have delivered to the Agent Acknowledgment Agreements executed by the warehouseman) or (B) finished goods in transit to a domestic location of Borrower, and which are being imported (or have been imported) by Borrower for which payment is to be effected by either (1) the presentment of a Letter of Credit issued (or deemed issued) pursuant to this Agreement or
     (2) such other method agreed to between the Borrower and the seller thereof pursuant to an open account purchase order, so long as, (x) the Agent is named as consignee on the applicable bill of lading or other similar document of title, (y) such bill of lading or document has been delivered to the Agent (or a Person designated by the Agent to act as its agent for such purpose) and (z) the Inventory is covered by insurance acceptable to the Agent; (iii) is subject to a valid, enforceable and perfected first priority Lien in favor of the Agent except, with respect to Eligible Inventory stored at sites described in clause (ii)(A)(y) above, for Liens
                                            ----------------
     for normal and customary warehouseman filler, packer and processor charges and provided such Eligible Inventory is not subject to any other Lien or consignment arrangement other than Liens in favor of the Agent; (iv) is located in the United States, Canada or Puerto Rico or, with respect to Inventory described in (ii)(B) above, is in transit to a domestic location;
                             -----
     (v) is not obsolete, damaged, defective, slow moving, unmerchantable, work-in-process, unsalable or otherwise capable of sale only at a price materially less than the original cost of such item and which otherwise conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in its Permitted Discretion; and
     (vi) is not financed by letters of credit (including Letters of Credit),

                 (19) less any goods otherwise included in Eligible Inventory
                      ----
     pursuant to the preceding clause (a) that are returned or rejected by the
                               ---------
     Borrower's customers and goods in transit to third parties (other than to the Borrower's agents, warehouses, fillers, processors or packers that comply with clause (a)(ii)(B) above), and
                      ----------------

                 (20) less any Inventory that the Agent determines in its
                      ----
     Permitted Discretion to be ineligible.

          In addition to the foregoing, Eligible Inventory shall include such items of Borrower's Inventory for which the Borrower shall request approval and that the Agent approves in advance, in writing, and in its Permitted Discretion, which approval shall not prevent the Agent from time to time from revoking such approval in the exercise of its Permitted Discretion.

          Eligible L/C Inventory shall have the meaning given thereto in clause
          ----------------------                                         ------
(B)
--
of the definition of "Borrowing Base" contained herein.

          Eligible Retail Inventory shall mean Borrower's Inventory which would
          -------------------------
otherwise constitute Eligible Inventory but for the fact that it is located at a retail location of the Borrower; provided, however, that no Acknowledgment
                                 --------
Agreement shall be required with respect to retail locations leased by Borrower as a prerequisite to the inclusion of the inventory thereon as Eligible Retail Inventory.

          Environmental Law shall mean any federal, state or local law, statute,
          -----------------
ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about any real property owned, operated or leased by the Borrower or any Subsidiary thereof.

          Equity Offering Proceeds shall mean the aggregate amount of cash
          ------------------------
received by the Borrower from a public offering or private placement of equity securities (including, without limitation, common stock, preferred stock and warrants and options to acquire the same) of such Borrower minus, but without
                                                           -----
duplication, all underwriting discounts and commissions, placement fees and other professional fees, expenses and taxes incurred in connection with such offering or placement. For purposes of this definition, if any such discounts, commissions, fees, expenses or taxes payable in connection with such offering or placement are not known as of the date of the distribution of the proceeds thereof, then such discounts, commissions, fees, expenses or taxes shall be estimated in good faith by the Borrower and such estimated amounts shall be deducted from the calculation of Equity Offering Proceeds.

          ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

          ERISA Affiliate shall mean any (i) corporation which is or was at any
          ---------------
time during the immediately preceding six (6) years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) at any time during the immediately preceding six years under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above, or
                                                            ----------
any partnership or trade or business described in clause (ii) above.
                                                  ----------

          Event(s) of Default shall have the meaning provided for in Section
          -------------------                                        -------
10.1 of this Credit Agreement.
----

          Exchange Act shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

          Excluded Taxes shall mean income, franchise and branch profits taxes
          --------------
(including any privilege or intangible taxes to the extent measured by income or calculated in a manner similar to franchise or branch profits taxes) imposed on the Agent (or Deutsche Bank) or any Lender (or an office, branch or agency of the Agent or a Lender) by any governmental authority in a jurisdiction in which the Agent or any Lender is organized or has its principal or registered office or is acting for purposes of this Credit Agreement (other than any jurisdiction in which the Agent or such Lender has become subject to taxation as a result of entering into or performing its obligations under this Credit Agreement).

          Expenses shall mean all present and future expenses reasonably
          --------
incurred by or on behalf of the Agent in connection with this Credit Agreement or any of the other Credit Documents or the Case or any of the transactions contemplated hereby or thereby, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, reasonable counsel fees, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to "insufficient funds" of deposited checks and the Agent's standard fee relating thereto, costs of the Agent (including internal and external collateral examination staff) in conducting field examinations, reasonable fees and expenses of accountants, appraisers or other experts or advisors retained by or for the benefit of the Agent, title insurance search fees (but not including any premiums for title insurance except in connection with enforcement of the Agent's Liens), real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording Collateral Assignments, Proprietary Rights Collateral Documents, Mortgages, the Security Agreement, the costs, fees and expenses of any audit, appraisal or similar business analysis performed by or for the benefit of the Agent and all expenses, costs and fees set forth in Article 8
                                                                   ---------
hereof.

          Expiration Date means December 31, 2001.
          ---------------

          Federal Funds Rate shall mean, for any period, a fluctuating interest
          ------------------
rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal Funds brokers of recognized standing selected by it.

          Fees shall mean the Closing Fee, the Unused Line Fee, each Fixed Asset
          ----
Reserve Fee, the Letter of Credit Fees and the Acceptance Commissions, and the Collateral Management Fee payable hereunder.

          Filing Date shall have the meaning set forth in the Introductory
          -----------
Statement.

          Final Order shall mean an order of the Bankruptcy Court entered in the
          -----------
Case after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Credit Agreement and the other Credit Documents, granting the Liens and Super-priority Claims described in the Introductory Statement in favor of the Agent and the Lenders, and including authorization by the Bankruptcy Court of the repayment in full by the Borrower of the Prepetition Revolving Credit Obligations, which order shall be substantially in the form of, and containing substantially similar provisions to, the Interim Order and otherwise in form and substance satisfactory to the Agent.

          Financials shall have the meaning given to it in Section 5.4 hereof.
          ----------                                       -----------

          Financial Statements shall mean the consolidated and consolidating
          --------------------
balance sheets, consolidated and consolidating statements of operations, consolidated statements of changes in cash flows and consolidated statements of changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

          Fixed Asset Reserve shall mean (i) from the Closing Date until May 31,
          -------------------
2001, $2,895,000 plus the Net Cash Proceeds of any Asset Disposition received
                 ----
after January 1, 2001, and (ii) thereafter, $8,895,000 plus the Net Cash
                                                       ----
Proceeds of any Asset Disposition received after January 1, 2001.

          Fixed Asset Reserve Fee shall have the meaning given to such term in
          -----------------------
Section 8.8(c) hereof.
-------------

          Foreign Lender shall mean any Lender organized under the laws of a
          --------------
jurisdiction outside of the United States.

          Foreign Subsidiary shall mean any direct or indirect Subsidiary of the
          ------------------
Borrower that is (x)  either not incorporated in the United States or does not
                                                                   --
have material
assets (excluding the stock of other Foreign Subsidiaries) or operations in the United States and (y) listed as a "Foreign Subsidiary" on Schedule D.
                                                          ----------

          Fourteenth Amendment shall have the meaning given to such term in
          --------------------
Section 8.8(b) hereof.

          Funded Debt shall mean, with respect to any Person, all Debt of such
          -----------
Person which by the terms of the agreement governing, or instrument evidencing, such Debt matures more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term Debt, revolving credit and short-term Debt extendable beyond one year at the option of the debtor and, in respect of the Borrower, including the Loans outstanding hereunder, but excluding Acceptances and Letters of Credit.

          Funding Bank shall have the meaning given to such term in Section 8.10
          ------------                                              ------------
hereof.

          GAAP shall mean generally accepted accounting principles in the United
          ----
States of America, as in effect from time to time.

          Guarantee by any Person shall mean any obligation, contingent or
          ---------
otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for
       --------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          Hazardous Substance shall mean those substances included within the
          -------------------
definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et
                                                                           --
seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901
---
et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801
-- ---
et seq., and in the regulations promulgated
-- ---

          Highest Lawful Rate shall mean, at any given time during which any
          -------------------
Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          Initial Monthly Budget  shall mean the monthly operating budget of the
          ----------------------
Borrower attached hereto as Exhibit Q; provided that the Agent hereby expressly
                                       --------
reserves the right to object to the payment of any claim in the Case regardless of whether the payment of such claim is provided for in the Initial Monthly Budget.

          Initial Weekly Budget shall mean the thirteen-week operating budget of
          ---------------------
the Borrower attached hereto as Exhibit R; provided that the Agent hereby
                                           --------
expressly reserves the right to object to the payment of any claim in the Case regardless of whether the payment of such claim is provided for in the Initial Weekly Budget.

          Initial Credit Event shall have the meaning given to it in Section 2.1
          --------------------                                       -----------
hereof.

          Insurance Proceeds shall mean the proceeds of any insurance or any
          ------------------
judgments or settlements made in lieu thereof resulting from a casualty with respect to the Collateral or any part thereof.

          Interest Period shall mean for any LIBOR Rate Loan the period
          ---------------
commencing on the date of such borrowing and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one (1), two (2), three (3) or six (6) months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Rollover or Notice of Conversion, select; provided, however, that the
                                                    --------  -------
Borrower may not select any Interest Period that ends after the Expiration Date; and provided, further, that after giving effect to any borrowing hereunder,
    --------  -------
unless the Agent shall otherwise consent, there may not be more than 5 Interest Periods in effect. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that
                                                                --------  ----
if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          Interim Advances shall have the meaning given to it in Section 3.2(c)
          ----------------                                       --------------
hereof.

          Interim Advance Period shall have the meaning given to it in Section
          ----------------------                                       -------
3.2(c) hereof.
------

          Interim Order shall mean an order of the Bankruptcy Court entered in
          -------------
the Case after a hearing conducted in accordance with Bankruptcy Rule 4001(c), authorizing and approving the transactions contemplated by this Credit Agreement and the other Credit Documents and the application of proceeds as set forth herein and granting the Liens and Super-priority Claims described in the Introductory Statement in favor of the Agent and the Lenders, substantially in the form of Exhibit P hereto, or otherwise in form and substance satisfactory to
            ---------
the Agent.

          Internal Revenue Code shall mean the Internal Revenue Code of 1986, as
          ---------------------
amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, and generally applicable rulings entitled to precedential effect to the extent such regulations or rulings by their effective dates are applicable hereto.

          Internal Revenue Service shall mean the Internal Revenue Service and
          ------------------------
any successor agency.

          Inventory shall mean all of the Borrower's inventory, including
          ---------
without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned or repossessed by the Borrower.

          Investment shall mean any investment in any Person, whether by means
          ----------
of share purchase, capital contribution, loan, advance, time deposit or otherwise.

          Issuing Bank shall mean Deutsche Bank, any Deutsche Bank Affiliate or
          ------------
any other bank or financial institution approved by the Agent in writing to issue Letters of Credit for the account of the Borrower.

          Issuing Bank Agreement shall that certain Master Letter of Credit
          ----------------------
Agreement, dated as of May 12, 2000, between LaSalle Bank National Association and Converse Inc., as amended, restated, supplemented or otherwise modified as of the date hereof, or any other agreement approved by the Agent in writing between an Issuing Bank and the Borrower for the purpose of issuing Letters of Credit for the account of the Borrower.

          L/C Facing Fee shall have the meaning given to it in Section 8.7(a)
          --------------                                       --------------
hereof.

          Leased Real Property shall mean all of the real property leased by the
          --------------------
Borrower at any time, including, without limitation, all of the material real property leased by the Borrower as of the date of this Credit Agreement as set forth on Schedule D hereto.
         ----------

          Leases shall have the meaning given to such term in Section 5.13(a)
          ------                                              ---------------
hereof.

          Lender shall have the meaning provided in the preamble to this Credit
          ------
Agreement.

          Letter of Credit Fees shall mean the fees payable to the Agent for the
          ---------------------
benefit of the Lenders by the Borrower under and pursuant to Section 8.7(a)
                                                             --------------
hereof.

          Letter of Credit Obligations shall mean, at any time, the sum of,
          ----------------------------
without duplication, (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under
                          ----
Letters of Credit for which the Issuing Bank is entitled to be and has not at such time been reimbursed, plus (iii) the aggregate amount of all payments made
                           ----
by each Lender to the Issuing Bank with respect to its participation in Letters of Credit as provided in Article 4 for which the Borrower is obligated to and
                         ---------
have not at such time reimbursed the Lenders, whether by payment to the Lenders, by way of a Revolving Loan (as contemplated by Section 4.1 hereof) or otherwise.
                                               -----------

          Letter of Credit Request shall mean a request for the issuance of a
          ------------------------
Letter of Credit executed by the Borrower in the form of Exhibit B hereto.
                                                         ---------

          Letters of Credit shall mean all letters of credit (whether commercial
          -----------------
or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by any Issuing Bank for the account of the Borrower in accordance with
Article 4 hereof.
---------

          LIBOR Lending Office shall mean, with respect to any Lender, such
          --------------------
office or such affiliate of such Lender as such Lender may specify from time to time to the Borrower and the Agent (or, if no such office is specified, its Domestic Lending Office).

          LIBOR Rate shall mean, with respect to the Interest Period for each
          ----------
LIBOR Rate Loan comprising part of the same borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the LIBOR market by Deutsche Bank for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period.

          LIBOR Rate Loan shall mean a Loan that bears interest as provided in
          ---------------
Section 8.1 hereof.
-----------

          LIBOR Rate Margin shall mean three and one-half percent (3.50%) per
          -----------------
annum.

          Lien shall mean, with respect to any asset, any mortgage, lien,
          ----
pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Credit Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

          Loan Account shall have the meaning given to it in Section 3.7 hereof.
          ------------                                       -----------

          Loan Disbursement Account shall have the meaning given to it in
          -------------------------
Section 3.8 hereof.
-----------

          Loans shall mean the Revolving Loans made from time to time hereunder.
          -----

          Lockbox Agreements shall have the meaning given to such term in
          ------------------
Section 3.6(b)(ii) hereof.
------------------

          Lockbox Bank shall have the meaning given to such term in Section
          ------------                                              -------
3.6(b)(ii) hereof.
----------

          Lockboxes shall have the meaning given to such term in Section
          ---------                                              -------
3.6(b)(i) hereof.
---------

          Material Adverse Change shall mean a material adverse change (i) in
          -----------------------
the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, or (ii) in the value of a material portion of the Inventory or Accounts or in the value of the Collateral taken as a whole or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

          Material Adverse Effect shall mean a material adverse effect on (i)
          -----------------------
the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) the value of a material portion of the Inventory or Accounts or the value of the Collateral taken as a whole or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the Borrower's ability to perform its obligations under the Credit Documents or (iv) the rights and remedies of the Agent or the Lenders hereunder.

          Maximum Budget Amount shall have the meaning given to such term in
          ---------------------
Section 7.22 hereof.
------------

          Monthly Accounting Period shall mean a fiscal monthly accounting
          -------------------------
period of the Borrower.

          Mortgage shall mean, with respect to real property owned by the
          --------
Borrower, each mortgage or deed of trust executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, and with respect to real property leased by the Borrower, each leasehold mortgage or leasehold deed of trust, if any, executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

          Multiemployer Plan shall mean a "multiemployer plan" as defined in
          ------------------
Section 4001(a)(3) of ERISA and (i) which is, or within the immediately
------------------
preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate or (ii) with respect to which the Borrower or any ERISA Affiliate may incur any liability.

          Net Cash Proceeds shall mean, with respect to any Asset Disposition,
          -----------------
the aggregate amount of cash received by the Borrower (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such Asset Disposition, but in each case only as and when received) in respect of such Asset Disposition, minus all fees, commissions, expenses (including, in
                           -----
the case of a license or grant of right to use Proprietary Rights, expenses incurred in connection with the creation and continuation of such licensing or similar arrangement) and taxes incurred in connection with such Asset Disposition. For purposes of this definition, if taxes or other expenses payable in connection with any Asset Disposition are not known as of the date of such Asset Disposition, then such fees, commissions, expenses or taxes shall be estimated by the Borrower, in good faith, and, with the consent of the Agent, such estimated amounts shall be deducted therefrom.

          Noteholders shall mean DDJ Canadian High Yield Fund, B III Capital
          -----------
Partners, L.P., Foothill Partners III, L.P., Libra Investments, Inc., and any successors thereto or assignees thereof.

          Note Purchase Agreements shall mean the Note Purchase Agreements dated
          ------------------------
as of September 16, 1998 between Borrower and each of the Noteholders pursuant to which Borrower has issued its secured notes in an aggregate principal amount of up to $28,642,687, each as amended, supplemented or otherwise modified prior to the Filing Date.

          Notes shall mean the Revolving Notes.
          -----

          Notice of Borrowing shall have the meaning given to such term in
          -------------------
Section 3.3(b) hereof.
--------------

          Notice of Conversion shall have the meaning given to such term in
          --------------------
Section 8.3(b) hereof.
--------------

          Notice of Rollover shall have the meaning given to such term in
          ------------------
Section 8.3(a) hereof.
--------------

          Obligations shall mean the Loans, any other loans and advances or
          -----------
extensions of credit made or to be made by any Lender to the Borrower, or to others for the Borrower's account pursuant to the terms and provisions of this Credit Agreement, together with interest thereon, including, without limitation, any reimbursement obligation or indemnity of the Borrower on account of Letters of Credit (including, without limitation, the Letter of Credit Obligations), any amounts payable under or in respect of the Acceptances (including, without limitation, the Acceptance Obligations), and any and all indebtedness, liabilities and obligations which may at any time be owing by the Borrower to any Lender pursuant to the Orders, this Credit Agreement or any other Credit Document, whether now in existence or incurred by the Borrower from time to time hereafter, whether unsecured or secured by pledge, Lien upon or security interest in any of the Borrower's assets or property or the assets or property of any other Person, whether such indebtedness, liabilities or obligations are absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrower is liable to such Lender for such indebtedness, liabilities or obligations as principal, surety, endorser, guarantor or otherwise. Obligations shall also include any other indebtedness, liabilities and obligations owing to any Lender by the Borrower under the Orders, this Credit Agreement, the Credit Documents, the Borrower's liability to any Lender pursuant to this Credit Agreement as maker or endorser of any promissory note or other instrument for the payment of money, the Borrower's liability to any Lender pursuant to this Credit Agreement or any other Credit Document under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which any Lender may make or issue to others for the Borrower's account pursuant to this Credit Agreement or any other Credit Document, including any accommodation extended with respect to applications for Letters of Credit, or any Lender's acceptance of drafts or endorsement of notes or other instruments for the Borrower's account and benefit.

          Orders shall mean the Interim Order and the Final Order.
          ------

          OSHA shall mean the Occupational Safety and Health Act, as amended
          ----
from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

          Other Taxes shall have the meaning given to such term in Section
          -----------                                              -------
3.10(b) hereof.
-------

          Owned Real Property shall mean the real property owned by the Borrower
          -------------------
at any time, including, without limitation, all of the material real property owned by the Borrower as of the date of this Credit Agreement as set forth on Schedule D hereto.
----------

          Patent Security Agreements shall mean, collectively, the Post-Petition
          --------------------------
Patent Security Agreements executed by the Borrower in favor of the Agent in the form attached hereto as Exhibit C.
                        ---------

          PBGC shall mean the Pension Benefit Guaranty Corporation and any
          ----
Person succeeding to the functions thereof.

          Permitted Carryforward  shall mean, for any Monthly Accounting Period
          ----------------------
during which the Budgeted Amount for such Monthly Accounting Period exceeds the Cash Disbursements for such Monthly Accounting Period, an amount equal to (i) the Budgeted Amount for such Monthly Accounting Period minus (ii) the Cash
                                                       -----
Disbursements for such Monthly Accounting Period, each as reported pursuant to
Section 6.1(g).
--------------

          Permitted Discretion shall mean the Agent's judgment exercised in good
          --------------------
faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could affect the value of any Inventory or Accounts or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable, Eligible Inventory, Eligible L/C Inventory, Eligible Retail Inventory, or the Borrowing Base, as well as any of the following: (i) changes in collection history and dilution with respect to the Accounts, (ii) changes in levels of backlog of firm purchase orders and demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts and Inventory and (iv) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory.

          Permitted Expenses shall mean, collectively, (i) fees required to be
          ------------------
paid to the Office of the United States Trustee pursuant to 28 U.S.C. Section 1930(a), (ii) so long as no Default or Event of Default shall have occurred and be continuing, compensation for services rendered or reimbursement of expenses incurred that are permitted to be paid by the Bankruptcy Court under Sections 330 or 331 of the Bankruptcy Code to professionals retained pursuant to an order of the Bankruptcy Court by the Borrower or any official committee appointed pursuant to Section 1102 of the Bankruptcy Code, (iii) Permitted Prepetition Claim Payments, and (iv) following the occurrence and during the continuance of a Default or an Event of Default, the Carve-Out.

          Permitted Investments shall mean (i) Cash Equivalents, (ii) securities
          ---------------------
distributed in connection with the confirmation of a plan of reorganization following the bankruptcy of any Person indebted to the distributee at the time such bankruptcy is filed, and (iii) such other investments as the Agent may approve in its sole discretion.

          Permitted Liens shall mean, without duplication:
          ---------------

               (21) Liens existing on the Filing Date and listed on Schedule E;
                                                                    ----------

               (22) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

               (23) statutory Liens of landlords and carriers', or other warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lenders or the Agent in any of the Collateral subject to the Ancillary Documents or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

               (24) pledges or deposits and Liens (other than any Lien imposed by ERISA) under bonds required in connection with workers compensation, unemployment insurance and other social security legislation;

               (25) Liens (other than any Lien imposed by ERISA or by Environmental Laws) incurred on deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

               (26) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not substantially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

               (27) Liens created pursuant to the Prepetition Credit Documents, the Note Purchase Agreements, and the "Ancillary Documents" (as defined in the Note Purchase Agreements); and

               (28) Liens created pursuant to this Agreement, the other Credit Documents and the Orders.

          Permitted Prepetition Claim Payment shall mean, so long as no Default
          -----------------------------------
or Event of Default shall have occurred and be continuing, any payment, to the extent permitted under Section 7.22, approved by an order of the Bankruptcy
                       ------------
Court (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Filing Date in respect of (i) prepetition employee wages, salaries, sick pay, vacation pay (including

"personal days"), holiday pay, and other accrued compensation, (ii) obligations to reimburse prepetition employee business expenses (including travel, lodging, moving, and relocation expenses), (iii) obligations to make payments for which employee payroll deductions were made, (iv) obligations to make prepetition contributions and pay benefits under employee benefit plans, (v) all costs and expenses incident to the payments and contributions described in (i) through
(iv) (including, without duplication payroll-related taxes, brokers' fees and processing costs), (vi) obligations to retail or wholesale customers incurred in the ordinary course of business (including honoring obligations arising from deposits, prepayments, gift certificates, warranties, refunds, returns, exchanges, frequent buyer programs and other credit balances), (vii) obligations under the Borrower's or any Subsidiary's self-insured workers' compensation program, (viii) without duplication of any of the foregoing, employee withholding taxes, sales, use and excise and other similar trust fund amounts,
(ix) undisputed prepetition sales and use tax obligations owing to the appropriate taxing authorities, (x) customs import duties and related expenses (including freight, storage, port charges and brokers' fees), (xi) various insurance policies and bonds necessary to the operation of the Borrower's business including, but not limited to, workers' compensation insurance, automobile insurance, fiduciary liability insurance, criminal liability insurance, directors' and officers' liability insurance, general liability insurance, property insurance, marine insurance, and performance and guarantee bonds and all fees related thereto (including, but not limited to, brokers' fees and insurance premium finance obligations), (xii) common carriers that ship, transport or otherwise deliver goods of the Borrower and that are, as of the Filing Date, in possession of the Borrower's goods, (xiii) obligations, if any, of that certain Warehousing Services Phase-Out and Early Termination Agreement with Fabius Europe B.V., (xiv) critical goods and services of vendors and suppliers referred to in the "Motion of Debtor and Debtor in Possession Pursuant to Section 105 of the Bankruptcy Code for Authorization to Pay Prepetition Claims of Critical Vendors" in the amounts specified therein, provided that such
                                                              --------
payments shall not exceed $500,000 in the aggregate, (xv) any payment on account of the Prepetition Revolving Credit Obligations applied in accordance with
Section 3.6, or (xvi) other obligations of the Borrower agreed to by the
-----------
Borrower and the Agent in writing.

          Permitted Variance shall mean, with respect to the Budgeted Amount for
          ------------------
any Monthly Accounting Period, an amount equal to fifteen percent (15%) of such Budgeted Amount.

          Person shall mean any individual, sole proprietorship, partnership,
          ------
joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

          Plan shall mean any "employee benefit plan" as defined in Section 3(3)
          ----
of ERISA, maintained or contributed to by the Borrower or with respect to which the Borrower may incur liability.

          Pledge Agreement shall mean, collectively, the Post-Petition Pledge
          ----------------
Agreement executed by the Borrower and the Subsidiary Pledge Agreements executed by certain Subsidiaries of the Borrower in favor of the Agent, in the form attached hereto as Exhibit D.
                   ---------

          Prepetition Agent shall mean BT Commercial Corporation, in its
          -----------------
capacity as Agent for the Prepetition Lenders under the Prepetition Credit Agreement.

          Prepetition Credit Agreement shall mean the Credit Agreement, dated as
          ----------------------------
of May 21, 1997, among the Borrower, the Prepetition Lenders and the Prepetition Agent, as amended, supplemented or otherwise modified prior to the Filing Date.

          Prepetition Credit Documents shall mean the "Credit Documents", as
          ----------------------------
defined in the Prepetition Credit Agreement.

          Prepetition Lenders shall mean, collectively, the several banks,
          -------------------
financial institutions and other entities from time to time parties to the Prepetition Credit Agreement.

          Prepetition Note Purchase Obligations shall mean the aggregate
          -------------------------------------
principal amount of the loans and other obligations under or pursuant to the Note Purchase Agreements, and all accrued but unpaid interest and fees, costs and other charges payable to the Noteholders under or pursuant to the Note Purchase Agreement and the "Ancillary Documents" (as defined in the Note Purchase Agreements).

          Prepetition Revolving Credit Obligations shall mean the aggregate
          ----------------------------------------
outstanding principal amount of the loans and other obligations (including acceptances, letters of credit and foreign exchange contract obligations outstanding as of the Filing Date) under or pursuant to the Prepetition Credit Agreement and the Prepetition Credit Documents, and all accrued but unpaid interest and fees, costs and other charges payable to the Prepetition Agent under or pursuant to the Prepetition Credit Agreement and the Prepetition Credit Documents.

          Prime Lending Rate shall mean the rate which Deutsche Bank announces
          ------------------
from time to time as its prime lending rate, as in effect from time to time.
The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank and Deutsche Bank Affiliates may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.


          Prime Rate Loan shall mean a Loan that bears interest as provided in
          ---------------
Section 8.2 hereof.
-----------

          Projected Cash Disbursements shall mean, for any Monthly Accounting
          ----------------------------
Period, the aggregate amount of all projected cash disbursements for such period, excluding projected cash disbursements for Inventory during such period, as set forth in the Initial Monthly Budget, and further excluding any projected cash disbursement in respect of a claim, the payment of which requires the approval of the Bankruptcy Court, unless and until such approval is received.

          Projected Commitments shall mean, for each date listed below, the
          ---------------------
amount listed opposite such date:



                    Amortization           Projected
                    Date                   Commitment
                    ----                   ----------


               March 31, 2001              $ 65,000,000
               April 30, 2001              $ 55,000,000
               May 31, 2001                $ 35,000,000
               June 30, 2001               $ 25,000,000
               July 31, 2001               $ 20,000,000
               August 31, 2001             $ 10,000,000
               October 31, 2001            $  5,000,000
               December 31, 2001           $          0


          Proportionate Share shall mean, with respect to any Lender, a fraction
          -------------------
(expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Loan Commitments.

          Proprietary Rights shall have the meaning given to such term in
          ------------------
Section 5.13(b) hereof.
---------------

          Proprietary Rights Collateral Documents shall mean the Trademark
          ---------------------------------------
Security Agreements and the Patent Security Agreements.

          Real Estate shall mean, collectively, the Owned Real Property and the
          -----------
Leased Real Property.

          Register shall have the meaning given to it in Section 13.6(e) hereof.
          --------                                       ---------------

          Regulation U shall mean Regulation U of the Board of Governors of the
          ------------
Federal Reserve System, as in effect from time to time.

          Regulation X shall mean Regulation X of the Board of Governors of the
          ------------
Federal Reserve System, as in effect from time to time.

          Remedial Work shall have the meaning give to it in Section 6.9(b)
          -------------                                      --------------
hereof.

          Reorganization Plan shall mean a plan of reorganization in the Case.
          -------------------

          Reportable Event shall mean any of the events described in Section
          ----------------
4043 of ERISA and the regulations thereunder.

          Required Lenders shall mean, at any time, subject to the provisions
          ----------------
set forth in Section 13.10 hereof, Lenders holding more than fifty percent (50%)
             -------------
of the then aggregate unpaid principal amount of the Revolving Notes or, if no such principal amount is then outstanding, Lenders having more than fifty percent (50%) of the Total Commitments then in effect.

          Retiree Health Plan shall mean an "employee welfare benefit plan"
          -------------------
within the meaning of Section 3(1) of ERISA that provides health care benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

          Revolving Credit Commitment of any Lender shall mean the amount set
          ---------------------------
forth opposite such Lender's name on Annex I hereto, as such annex may be
                                     -------
amended from time to time, under the heading Revolving Credit Commitment, as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

          Revolving Loans shall have the meaning given to such term in Section
          ---------------                                              -------
3.2(a) hereof, which Loan may be a LIBOR Rate Loan or a Prime Rate Loan.
------

          Revolving Note shall mean a promissory note of the Borrower payable to
          --------------
the order of any Lender, in the form of Exhibit E hereto, evidencing the
                                        ---------
aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender (including any Revolving Loans made pursuant to Section 4.1 hereof to reimburse any
   -----------

Issuing Bank for drawings under any Letter of Credit and Revolving Loans made pursuant to Section 4.2 hereof to repay an Accepting Bank with respect to any
            -----------
Acceptance) or acquired by such Lender from another Lender pursuant to Section
                                                                       -------
13.6 hereof.
----

          Rollover shall have the meaning given to such term in Section 8.3(a)
          --------                                              --------------
hereof.

          Royalty Income shall mean the amount of royalty income earned by
          --------------
Borrower, determined in accordance with GAAP, as reflected on Borrower's monthly income statements, paid to Borrower by licensees of certain of Borrower's registered trademarks, pursuant to license agreements between Borrower and such licensees, and which agreements shall be assigned to Agent pursuant to the Trademark Security Agreement.

          Security Agreement shall mean the Postpetition Security Agreement
          ------------------
between the Agent and the Borrower, in the form attached hereto as Exhibit F.
                                                                   ---------

          Settlement Period shall have the meaning given to such term in Section
          -----------------                                              -------
3.4(a) hereof.
------

          Structures shall mean all plants, offices, manufacturing facilities,
          ----------
warehouses, administration buildings and related facilities of the Borrower located at the Owned Real Property.

          Subsidiary shall mean, with respect to any Person, a corporation,
          ----------
partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly through one or more intermediaries, or both, owned or controlled, by such Person. Unless otherwise expressly indicated to the contrary herein, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          Super-priority Claim shall mean a claim against the Borrower in the
          --------------------
Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

          Supplemental Monthly Budget shall mean any monthly budget delivered
          ---------------------------
pursuant to Section 6.1(e); provided that the Agent hereby expressly reserves
            --------------  --------
the right to object to the payment of any claim in the Case regardless of whether the payment of such claim is provided for in any Supplemental Monthly Budget.

          Supplemental Weekly Budget shall mean any weekly budget delivered
          --------------------------
pursuant to Section 6.1(f); provided that the Agent hereby expressly reserves
            --------------  --------
the right to object to the payment of any claim in the Case regardless of whether the payment of such claim is provided for in any Supplemental Weekly Budget.

          Taxes shall mean any federal, state, local or foreign income, sales,
          -----
use, transfer, payroll, property, occupancy, franchise or other tax, levy, impost, fee, imposition, stamp, duty, assessment or similar charge, deduction or withholding of any kind, together with any additions to tax and interest and penalties thereon and any other liabilities with respect thereto.

          Termination Date shall mean the earliest to occur of (i) the
          ----------------
Expiration Date, (ii) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order or (iii) the termination of the Commitments in accordance with the terms hereof.

          Termination Event shall mean (i) a Reportable Event with respect to
          -----------------
any Benefit Plan or Multiemployer Plan which is likely to constitute grounds for termination of such Benefit Plan or Multiemployer Plan; (ii) the withdrawal (within the meaning of Section 4063 of ERISA) of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) described in Section 4042(a) of ERISA and which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) described in Section 4041A(a) of ERISA and that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

          Total Commitments shall mean the aggregate of the Revolving Credit
          -----------------
Commitments of all Lenders from time to time.

          Trademark Security Agreements shall mean, collectively, each of the
          -----------------------------
Post-Petition Trademark Security Agreements executed by the Borrower in favor of the Agent in the form attached hereto as Exhibit G.
                                         ---------

          Type shall mean, with respect to any Loan, whether such Loan is a
          ----
LIBOR Rate Loan or a Prime Rate Loan.

          Unused Line Fee shall mean that fee payable by the Borrower to the
          ---------------
Agent for the account of the Lenders pursuant to Section 8.6 hereof.
                                                 -----------

          Voting Stock shall mean stock of the Borrower of the class or classes
          ------------
having general voting power under ordinary circumstances to elect at least a majority of the board of directors of the Borrower (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms shall be construed herein and all accounting determinations for purposes of determining compliance with Sections
                                                                      --------
7.6 hereof and otherwise to be made under this Credit Agreement shall be made in
---
accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended January 1, 2000. All Financial Statements required to be delivered hereunder from and after the Closing Date and all financial records shall be maintained in accordance with GAAP. The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended January 1, 2000 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or Accounting Principles Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and results in any change in the method of calculation of financial covenants, standards or terms found in this Credit Agreement, such financial covenants, standards or terms (other than in respect of Financial Statements to be delivered hereunder) shall be computed without giving effect to such change in accounting principles, and the certificates required to be delivered pursuant to Section 6.1 hereof demonstrating compliance with the
                      -----------
covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants without giving effect to such change in accounting principles. If the Borrower shall change its method of inventory accounting from the first-in-first-out method to the last-in-first-out method, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed.

          1.3  Other Definitional Terms. Terms not otherwise defined herein
               ------------------------
which are defined in the Uniform Commercial Code as in effect in the State of New York

(the "Code") shall have the meanings given them in the Code. The words "hereof",
      ----
"herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Annex, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified.

                                  ARTICLE II

                            Conditions Precedent
                            --------------------


          1.4  Initial Loans. The obligation of the Lenders to make the initial
               -------------
Loans, or, if earlier, to cause the initial issuance of Letters of Credit or the creation of Acceptances hereunder (the first one to occur being hereinafter referred to as the "Initial Credit Event") is subject to the satisfaction of, or
                    --------------------
waiver of, immediately prior to or concurrently with the making of such Loans or such issuance, the following conditions precedent:

               (1)  Closing Documents. The Lenders shall have received on or
                    -----------------
prior to the Closing Date each of the documents and certificates set forth in the Closing Documents List.

               (2)  Budget. The Lenders and the Agent shall have received the
                    ------
Initial Monthly Budget and the Initial Weekly Budget, each in form and substance satisfactory to the Agent.

               (3)  Legal Opinions. The Lenders shall have received on the
                    --------------
Closing Date the opinions of counsel to the Borrower reasonably satisfactory to the Agent, dated the Closing Date in substantially the form of Exhibit H.
                                                               ---------

               (4)  Fees. The Agent and the Lenders shall have received payment
                    ----
in full of the Fees (as applicable), the Expenses and all other fees and expenses (or an irrevocable authorization to pay such fees out of the proceeds of the Loans) referred to in Article 8 hereof which are payable to them on or
                             ---------
before the date of the Initial Credit Event.

               (5)  Interim Order. At the time of the Initial Credit Event, but
                    -------------
in any event no later than fifteen (15) days after the Filing Date, the Agent shall have received a copy of the Interim Order approving the Credit Documents and granting the Super-priority Claim status and Liens described in Section 3.12
                                                                    ------------
and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which Interim Order
(i) shall be in form and substance satisfactory to the Agent, (ii) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Agent, (iii) shall be in full force and effect and (iv) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither such Initial Credit Event nor the performance by the Borrower of any of its obligations hereunder or under the other Credit Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

               (6)  First Day Orders. All orders submitted to the Bankruptcy
                    ----------------
Court on or about the Filing Date shall be in form and substance reasonably satisfactory to the Agent.

               (7)  Corporate and Judicial Proceedings. All corporate and
                    ----------------------------------
judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Agent and the Lenders contemplated by this Credit Agreement shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

               (8)  Information. The Agent shall have received such information
                    -----------
(financial or otherwise) as may be requested by the Agent.


               (9)  Insurance. The Agent shall have received evidence in form
                    ---------
and substance satisfactory to it that all of the requirements of Section 6.3(b)
                                                                 --------------
shall have been satisfied.

               (10) No Material Adverse Change. Since October 28, 2000, there
                    --------------------------
shall have been no Material Adverse Change, except as has been disclosed to the Agent in writing prior to the Closing Date.

               (11) Governmental Approvals. Borrower shall have obtained or made
                    ----------------------
all governmental approvals and filings necessary for the consummation of the transactions contemplated hereby.

               (12) Other. The Borrower shall have executed and delivered to the
                    -----
Agent all documents which the Agent determines are necessary to consummate the lending arrangements contemplated hereby.

               1.5  All Loans. On the date of the making of any Loan,
                    ---------
the issuance of any Letter of Credit or the creation of any Acceptance (including the Initial Credit Event), both before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each request for borrowing under the Revolving Loan, request for a Letter of Credit and request for an Acceptance and the acceptance by the Borrower of the proceeds of such Loan, the issuance of such Letter of Credit or the creation of an Acceptance shall constitute a representation and warranty by the Borrower that on the date of such Loan, such issuance of such Letter of Credit or such creation of such Acceptance before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

                    (1)  Representations and Warranties. The representations and
                         ------------------------------
warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Loan, such issuance of such Letter of Credit or such creation of such Acceptance as though made on and as of such date, except to the extent that such representations expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date).

                    (2)  No Default or Event of Default. No event, condition or
                         ------------------------------
default has occurred and is continuing, or would result from such Loan, the issuance of any Letter of Credit or the creation of such Acceptance or the application of the proceeds thereof, which would constitute a Default or an Event of Default under this Credit Agreement.

                    (3)  No Material Adverse Change. No Material Adverse Change
                         --------------------------
or event or development which could reasonably be expected to have a Material Adverse Effect shall have occurred since October 28, 2000, except as has been disclosed to the Agent in writing prior to the Closing Date.

                    (4)  Bankruptcy Court Approval. The Interim Order shall be
                         -------------------------
in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the date of such requested Loan, request for a Letter of Credit or request for an Acceptance is more than forty (40) days after the Closing Date or if the amount of such requested Loan, Letter of Credit or Acceptance when added to the amount of all outstanding Obligations, would exceed the maximum amount authorized pursuant to the Interim Order, the Final Order shall have been entered, which Final Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded or, without the consent of the Required Lenders, modified or amended in any respect and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, neither the making of such Loan, the issuance of such Letter of Credit, the creation of such Acceptance nor the performance by the Borrower of any of its obligations hereunder or under the Credit Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal.

               (5)  Notice of Borrowing. The delivery of a Notice of Borrowing
                    -------------------
in the form of Exhibit I which shall contain a certification by an executive
               ---------
officer of the Borrower to the effect that (i) the proposed loan and the intended use thereof are consistent with the terms of this Agreement and are to be used solely for expenditures, and in amounts permitted under Section 7.22,
                                                                ------------
(ii) the Borrower has observed or performed all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement and the other Credit Documents to be observed, performed or satisfied by the Borrower, and (iii) that no Default or Event of Default has occurred and is continuing.

                                  ARTICLE III

                                  The Loans
                                  ---------

               1.6  Commitment of Revolving Notes. On the terms and conditions
                    -----------------------------
set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower, at any time or from time to time on or after the Closing Date and before the Termination Date, such Lender's Proportionate Share of the Revolving Loans as may be requested by the Borrower. The Borrower hereby agrees to execute and deliver to each of the Lenders a Revolving Note to evidence the maximum Revolving Loan which may be extended to the Borrower by such Lender. The actual principal amount outstanding under the Revolving Notes at any time shall equal and be determined in accordance with the then outstanding principal balance of the Revolving Loans as set forth in the Loan Account of the Borrower.

               1.7  Determination of Borrowing Base
                    -------------------------------
                    (1) The Lenders severally agree, subject to the terms and conditions of this Credit Agreement, from time to time, to make revolving loans and advances to the Borrower. Such loans and advances to the Borrower (each a "Revolving Loan" and collectively the "Revolving Loans") shall not in the
 --------------                        ---------------
aggregate exceed the lesser of (i) the Total Commitments then in effect, minus
                                                                         -----
the aggregate Letter of Credit Obligations, minus the aggregate Acceptance
                                            -----
Obligations, and (ii) an amount equal to the Borrowing Base, minus the aggregate
                                                             -----
Letter of Credit Obligations, minus the aggregate Acceptance Obligations.
                              -----

               (2) No Lender shall be obligated at any time to make available to the Borrower its Proportionate Share of any requested Revolving Loan if such amount plus its Proportionate Share of all Revolving Loans, its Proportionate
       ----
Share of all Letter of Credit Obligations and its Proportionate Share of all Acceptance Obligations then outstanding would exceed such Lender's Revolving Credit Commitment at such time. The aggregate balance of Revolving Loans outstanding, plus the aggregate amount of all Letter of Credit Obligations
             ----
outstanding plus the aggregate amount of all Acceptance Obligations shall not at
            ----
any time exceed the lesser of (i) the Borrowing Base and (ii) the Total Commitments then in effect. No Lender shall be obligated to make available, nor shall the Agent make available, any Revolving Loans to the Borrower to the extent such Revolving Loan when added to the then outstanding Revolving Loans, all Letter of Credit Obligations of the Borrower and all Acceptance Obligations of the Borrower would cause the aggregate outstanding Revolving Loans, all Letter of Credit Obligations of the Borrower and all Acceptance Obligations of the Borrower to exceed the lesser of the (i) Borrowing Base and (ii) the Total Commitments then in effect. The Borrower shall promptly repay to the Lenders from time to time the full amount of the excess, if any, of (i) the amount of all Revolving Loans, Letter of Credit Obligations outstanding and Acceptance Obligations outstanding over (ii) the lesser of (A) the Total Commitments and
(B) the Borrowing Base.

               (3) Notwithstanding the provisions of subsection (b) above to the contrary, in the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Section 3.2(a) or (ii) the conditions
                                        --------------
precedent to the making of a Loan, the issuance of a Letter of Credit or the creation of an acceptance set forth in Section 2.2, the Lenders authorize the
                                       -----------
Agent in its sole discretion, to make advances ("Interim Advances") to the
                                                 ----------------
Borrower for a period commencing on the date Agent first receives a Notice of Borrowing requesting an Interim Advance until the earlier of (i) the seventh
(7th) Business Day after such date, (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent set forth in Section 2.2, or obtains an amendment or waiver with respect thereto or
         -----------
(iii) the date the Required Lenders instruct the Agent to cease making Interim Advances (in each case, the "Interim Advance Period"). The Agent shall not, in
                             ----------------------
any event, make any Interim Advance if at such time the aggregate amount of all such Interim Advances outstanding would exceed $5,000,000. An Interim Advance shall cease to be an Interim Advance if the unsatisfied conditions or events which cause such advance to be an Interim Advance shall thereafter be satisfied.

          1.8  Borrowings; Notices of Borrowings.
               ---------------------------------

               (1) Each Revolving Loan of each Lender shall be made pursuant to a single borrowing which borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type; provided, however, that
                                                    --------  -------
the Borrower may, at its
option, request more than one borrowing of a Revolving Loan on a single day; and provided, further, that the right of the Borrower to choose LIBOR Rate Loans is
--------  -------
subject to the provisions of Section 8.3(c) hereof.
                             --------------

               (2) Each request for borrowings hereunder shall be made on notice in the form attached hereto as Exhibit I from the Borrower to the Agent
                                      ---------
(the "Notice of Borrowing"), given not later than 12:00 noon (New York time) on
      -------------------
the Business Day on which the proposed borrowing consisting of Prime Rate Loans is requested to be made and on the third Business Day prior to the date of any proposed borrowing consisting of LIBOR Rate Loans is requested to be made. Each Notice of Borrowing shall be given by either telephone, telecopy, telex, or cable, and, if requested by the Agent, confirmed in writing if by telephone, specifying (i) the requested date of such borrowing, (ii) the Type of Loans comprising such borrowing, (iii) the aggregate amount of such requested borrowing and (iv) in the case of a borrowing consisting of LIBOR Rate Loans, the Interest Period for each Loan comprising such borrowing, all of which shall be specified in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder (including, without limitation, availability under the Borrowing Base). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower. Unless the provisions of Section 3.4
                                                                     -----------
hereof are applicable, the Agent shall give to each Lender prompt notice of each Notice of Borrowing by telecopy, telex or cable. Unless the provisions of
Section 3.4 hereof are applicable, no later than 2:00 p.m. (New York time)
-----------
on the date of borrowing specified in each Notice of Borrowing (unless such Notice of Borrowing specifies the Closing Date as the date of any such borrowing, in which case no later than 12:00 noon (New York time) on the Closing
Date), each Lender will make available for the account of its Applicable Lending Office to the Agent at the address of the Agent set forth on Annex I hereto, in
                                                             -------
immediately available funds, its Proportionate Share of such borrowing requested to be made. Unless the Agent shall have been notified by any Lender prior to the date of borrowing that such Lender does not intend to make available to the Agent its portion of the borrowing to be made on such date, the Agent may assume that such Lender will make such amount available to the Agent at such time or at the end of the Settlement Period (as defined below) to the extent that the provisions of Section 3.4 hereof are applicable and the Agent may, in reliance
              -----------
upon such assumption, make available the amount of the borrowing to be provided by such Lender. Upon fulfillment of the conditions set forth in Article 2
                                                                ---------
hereof for such borrowing, the Agent will make such funds available to the Borrower by depositing such funds into the Loan Disbursement Account.

          1.9  Alternate Periodic Settlements Among Lenders.
               --------------------------------------------

               (1) In order to administer the Prime Rate Loans in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the

Lenders hereby instruct the Agent, and the Agent may (but is not obligated to)
(i) make available, on behalf of the Lenders, the full amount of all Prime Rate Loans requested by the Borrower without giving each Lender prior notice of the proposed borrowing, of such Lender's Proportionate Share thereof or the other matters covered by the Notice of Borrowing and without requiring that the Borrower give the Agent a written Notice of Borrowing prior to such borrowing and (ii) if the Agent has made any such amounts available as provided in clause (i), upon repayment of Prime Rate Loans by the Borrower, apply such
----------
amounts repaid directly to the amounts made available by the Agent in accordance with clause (i) and not yet settled as described below; provided that the Agent
     ----------
shall not advance funds as described in clause (i) above if the Agent has
                                        ----------
actually received prior to such borrowing (x) an officers' certificate from the Borrower pursuant to and in accordance with Section 6.1(h) that a Default or
                                            --------------
Event of Default is in existence or (y) a Notice of Borrowing from the Borrower wherein the certification provided therein states that the conditions to the making of the requested Loans have not been satisfied (which certification shall be given in the event such conditions are not satisfied) or (z) a written notice from any Lender that the conditions to such borrowing have not been satisfied, which officers' certificate, Notice of Borrowing or notice, in each case, shall not have been rescinded. If the Agent advances Prime Rate Loans on behalf of the Lenders, as provided in the immediately preceding sentence, the amount of each Lender's Proportionate Share of Prime Rate Loans shall be computed weekly rather than daily and shall be adjusted upward or downward on the basis of the amount of outstanding Prime Rate Loans as of 4:00 p.m. (New York time) on the Business Day immediately preceding the date of each computation; provided, however, that
                                                        --------  -------
the Agent retains the absolute right at any time or from time to time to make the aforedescribed adjustments at intervals more frequent than weekly. The Agent shall deliver to each of the Lenders after the end of each week, or such lesser period or periods as the Agent shall determine, a summary statement of the amount of outstanding Prime Rate Loans for such period (such week or lesser period or periods being hereafter referred to as a
"Settlement Period").  If the summary statement is sent by the Agent and
 ------------------
received by the Lenders prior to 11:00 a.m. (New York time) each Lender shall make the transfers described in the next succeeding sentence no later than 2:00 p.m. (New York time) on the day such summary statement was sent; and if such summary statement is sent by the Agent and received by the Lenders after 11:00 a.m. (New York time), each Lender shall make such transfers no later than 2:00 p.m. (New York time) on the next succeeding Business Day. If in any Settlement Period, the amount of a Lender's Proportionate Share of the Prime Rate Loans is more than such Lender's Proportionate Share of the Prime Rate Loans for the previous Settlement Period, such Lender shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to the Agent by wire transfer in immediately available funds the amount of the increase; and, on the other hand, if the amount of a Lender's Proportionate Share of the Prime Rate Loans in any Settlement Period is less than the amount of such Lender's Proportionate Share of Prime Rate Loans for the previous Settlement Period, the Agent shall forthwith (but in no event later than the time set forth in the next preceding sentence) transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Agent. Each of the Agent and the Lenders agree to mark their respective books and records at the end of each Settlement Period to show at all times the dollar amount of their respective Proportionate Shares of the outstanding Prime Rate Loans. Because the Agent on behalf of the Lenders may be advancing and/or may be repaid Prime Rate Loans prior to the time when the Lenders will actually advance and/or be repaid Prime Rate Loans, interest with respect to Prime Rate Loans shall be allocated by the Agent to each Lender (including the Agent) in accordance with the amount of Prime Rate Loans actually advanced by and repaid to each Lender (including the Agent) during each Settlement Period and shall accrue from and including the date such Loans are advanced by the Agent to but excluding the date such Loans are repaid by the Borrower in accordance with Section 3.5 hereof or, if later,
                                              -----------
actually settled by the applicable Lender as described in this Section 3.4.
                                                               -----------

               (2)  If the amounts described in Section 3.3 hereof or this
                                                -----------
Section 3.4 are not in fact made available to the Agent by a Lender (such Lender
-----------
being hereinafter referred to as a "Defaulting Lender") and the Agent has made
                                    -----------------
such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately (but in no event later than five (5) Business Days after such demand) pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Defaulting Lender and the Borrower, (x) interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to either (i) if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 8.1 or Section 8.2 hereof, plus (y) in
                              -----------    -----------         ----
each case, an amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such
                                       ----------
Defaulting Lender's default.

               (3) The failure of any Lender to make the Revolving Loan to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

               (4) The Revolving Loans made by each Lender shall be evidenced by Revolving Notes with appropriate insertions as to the date and principal amount, payable to the order of each Lender.

               (5) Each Lender shall be entitled to earn interest at the then applicable rate of interest, calculated in accordance with Article 8 hereof, on
                                                           ---------
outstanding Revolving Loans which it has funded to the Agent.

               (6) Notwithstanding the obligation of the Borrower to send written confirmation of a Notice of Borrowing made by telephone if and when requested by the Agent, in the event that the Agent agrees to accept a Notice of Borrowing made by telephone, such telephonic Notice of Borrowing shall be binding on the Borrower whether or not written confirmation is sent by the Borrower or requested by the Agent. The Agent may act prior to the receipt of any requested written confirmation, without any liability whatsoever, based upon telephonic notice believed by the Agent in good faith to be from the Borrower or its agents. The Agent's records of the terms of any telephonic Notices of Borrowing shall be conclusive on the Borrower in the absence of gross negligence or willful misconduct on the part of the Agent in connection therewith.

          1.10 Mandatory Payment; Voluntary Reductions of Commitments.
               ------------------------------------------------------

               (1)  The aggregate balance of Revolving Loans, plus all Letter
                                                              ----
of Credit Obligations outstanding plus all Acceptance Obligations at any time in
                                  ----
excess of the lesser of (i) the Borrowing Base and (ii) the Total Commitments, shall be immediately due and payable without the necessity of any notice or demand.

               (2) On the Termination Date, the Revolving Credit Commitment of each Lender shall automatically reduce to zero and may not be reinstated. In addition, on the Termination Date, the Borrower shall pay the Revolving Loans and all other Obligations in full.

               (3) If on any Amortization Date the Total Commitments exceed the Adjusted Total Commitments, then on such Amortization Date, the Revolving Credit Commitment of each Lender shall automatically reduce to an amount equal to the product of (x) the Adjusted Total Commitment as of such Amortization Date, multiplied by (y) such Lender's Proportionate Share determined immediately prior to such reduction. Such reduction shall constitute a permanent reduction of the Total Commitment and each Lender's Revolving Credit Commitment and may not be reinstated. Upon any such reduction, Annex I shall be deemed to be amended to reflect the reduction in the Total Commitment and the Revolving Credit Commitment.

               (4) If the Borrower shall make any Asset Disposition (x) the Borrower shall make a prepayment of the Revolving Loans in an amount equal to the Net Cash Proceeds received in connection with such Asset Disposition, (y) the Revolving Credit Commitment of each Lender shall automatically reduce by an amount equal to such Lender's Proportionate Share of such Net Cash Proceeds, and
(z) such Revolving Credit Commitments may not be reinstated.

               (5)  If the Borrower shall receive any Equity Offering Proceeds,
(x) the Borrower shall make a prepayment of the Revolving Loans in an amount equal to the amount of such Equity Offering Proceeds received, (y) the Revolving Credit Commitment of each Lender shall automatically reduce by an amount equal to such Lender's Proportionate Share of such Equity Offering Proceeds, and (z) such Revolving Credit Commitments may not be reinstated.

               (6) The Borrower may reduce or terminate the Total Commitments at any time and from time to time in whole or in part without premium or penalty; provided, however, that the minimum amount and increments of any such
         --------  -------
reduction shall be equal to $1,000,000; and provided, further, that once reduced
                                            --------  -------
the amount of any such reductions in the Total Commitments may not be reinstated.

          1.11 Payments and Computations.
               -------------------------

               (1) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York time) on the day when due. Unless otherwise agreed to in writing, all payments which the Borrower is required to make hereunder or under any other Credit Document shall be added to the outstanding amount of Revolving Loans. Payments made directly by the Borrower shall be in U.S. Dollars to the Agent at its address referred to in Section 13.5
                                                                    ------------
hereof in immediately available funds. Not later than one Business Day after such payment has been made, the Agent will cause to be distributed like funds relating to the payment of principal, interest, or Fees (other than amounts payable to the Agent to reimburse the Agent, the Issuing Bank and the Accepting Bank for Expenses and other fees and expenses payable solely to them pursuant to
Article 8 hereof) ratably to the Lenders, and like funds relating to the payment
---------
of any other amount payable to such Lender, in each case to be distributed and applied in accordance with the terms of this Section 3.6. The Borrower's
                                             -----------
obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section 3.6
                                                                    -----------
or if not timely paid, may be added to the principal amount of the Revolving Loans outstanding.

               (b) (i) From and after the Closing Date the Borrower shall have established and maintain lockboxes (the "Lockboxes") and depositary
                                                   ---------
     accounts, and shall instruct all account debtors on the Accounts (other than present or future account debtors located in Canada with respect to Accounts arising from Borrower's Canadian operations as currently conducted) to remit all payments to its Lockboxes or shall deposit all receipts into its depositary accounts. All receipts held in the Lockboxes at the end of each day and all other amounts received by the Borrower from any account debtor (other than present or future account debtors located in Canada with respect to Accounts arising from Borrower's Canadian operations as currently conducted), in addition to all other cash received from any other source, including, without limitation, Asset Dispositions, upon receipt, shall be deposited into a depositary account opened in the name of the Agent (a "Depositary
                                                            ----------
     Account") at each Lockbox Bank.
     -------

                    (1) Prior to the Closing Date (and otherwise as reasonably requested by the Agent), the Borrower, the Agent and the financial institutions selected by the Borrower and acceptable to the Agent (the "Lockbox Banks") shall enter into a three party agreement in the form of
      -------------
     Exhibit J hereto (the "Lockbox Agreement"), providing, among other
     ---------              -----------------
     things, the matters described in subsection (b)(i) above.
                                      -----------------

                    (2) The Borrower may close Lockboxes and/or open new Lockboxes with the prior written consent of the Agent and subject to prior execution and delivery to the Agent of Lockbox Agreements consistent with the provisions of this Section 3.6 and in form and
                                            -----------
     substance satisfactory to the Agent and its counsel.

               (2) Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in the Depositary Accounts shall be wired each Business Day into an account (the "Concentration Account")
                                                       ---------------------
established pursuant to a concentration account agreement entered into prior to the Closing Date (and otherwise as reasonably requested by the Agent), among the Borrower, the Agent and Deutsche Bank substantially in the form of Exhibit K
                                                                   ---------
(the "Concentration Account Agreement"). Subject to the terms and conditions of
      -------------------------------
the Concentration Account Agreement, all available funds in the Concentration Account shall be transferred on every Business Day to an account (the "BTCo
                                                                       ----
Account") maintained by the Agent at Deutsche Bank. All such amounts shall be
-------
credited against the Obligations then outstanding, with the balance, if any, being deposited in the Loan Disbursement Account.

               (3) So long as no Event of Default has occurred and is continuing, all amounts received by the Agent, and all other amounts received by the Borrower from any account debtor and delivered to the Agent shall be applied by the Agent in the following order: first, to the payment of any Prepetition
                                     -----
Revolving Credit Obligations (until repaid in full on the date of the entry of the Final Order) payable to the Prepetition Agent and the Prepetition Lenders under any of the Prepetition Credit Documents in the order prescribed in Section 3.6(d) of the Prepetition Credit Agreement after the occurrence of an "Event of Default" thereunder; second, to the payment of any Fees, Expenses or other
                     ------
Obligations due and payable to the Agent under any of the Credit Documents, including amounts advanced by the Agent on behalf of the Lenders pursuant to
Section 3.4(a); third, to the payment of any Fees, Expenses or other Obligations
--------------  -----
due and payable to the Issuing Bank under any of the Credit Documents; fourth,
                                                                       ------
to the ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 3.6(d); fifth, to the
                                             --------------  -----
ratable payment of interest due on the Revolving Loans; sixth, to the extent
                                                        -----
required under Section 3.5 hereof, to the ratable payment of principal on the
               -----------
Revolving Loans; and, seventh, to the ratable payment of principal due on the
---------------       -------
Revolving Loans; with the balance, if any, to be made available to Borrower.

               (4) After an Event of Default has occurred and is continuing, all amounts received by the Agent, and all other amounts received by the Borrower from any account debtor and delivered to the Agent shall be applied by the Agent: first, to the Obligations in the order prescribed in steps two
           -----
through seven of Section 3.6(d), and second, to the Prepetition Revolving
                 --------------      ------
Credit Obligations (until repaid in full on the date of the entry of the Final Order) payable to the Prepetition Agent and the Prepetition Lenders under any of the Prepetition Credit Documents in the order prescribed in Section 3.6(d) of the Prepetition Credit Agreement after the occurrence of an "Event of Default" thereunder; with the balance, if any, to be made available to Borrower.

          1.12 Maintenance of Account.  The Agent shall maintain an account on
               ----------------------
its books in the name of the Borrower (the "Loan Account") and in which the
                                            ------------
Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, the Acceptance Obligations and with any other Obligations, including any and all interest, Fees, costs, expenses and attorney's fees which the Agent may incur in connection with the exercise by or for the Lenders of any of the rights or powers herein conferred upon the Agent (other than in connection with any assignments or participations by any Lender) or in the prosecution or defense of any action or proceeding by or against the Borrower or the Lenders concerning any matter arising out of, connected with, or relating to this Credit Agreement, the Case, the Orders or the Accounts, or any Obligations owing to the Lenders by any Borrower. The Borrower will be credited with all amounts received by the Lenders from the Borrower or from others for the Borrower's account. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Agent's right to demand payment of any Obligation upon its maturity. Further, it is understood that the Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

          1.13 Loan Disbursement Account.  The Borrower has requested, and the
               -------------------------
Agent and the Lenders have agreed, that the Loans and any proceeds of each Acceptance discounted pursuant to Section 4.2 will be advanced to account
                                  -----------
no. 00-311-685 maintained at Deutsche Bank, 130 Liberty Street, New York, New York 10006 in the name of the Borrower (the "Loan Disbursement Account").
                                             -------------------------

          1.14 Statement of Account.  After the end of each month the Agent
               --------------------
shall send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Lenders and the Borrower during that month. Absent manifest error, the monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated among the Borrower and the Lenders unless the Agent receives a written statement of the Borrower's exceptions within sixty (60) days after same is mailed to the Borrower.

          1.15 Taxes.
               -----

               (1) All payments by the Borrower hereunder or under the Notes to or for the benefit of any Lender or the Agent shall be made in accordance with
Section 3.6 hereof, free and clear of and without deduction, hold back or other
-----------
reduction for all present or future Taxes, deductions, charges or withholdings by or for the benefit of any governmental taxing authority and all liabilities with respect thereto, excluding, in the case of each such Lender and the Agent, Excluded Taxes. If the Borrower shall be required by law to deduct any Taxes (other than Excluded Taxes) from or in respect of any sum payable hereunder or under any Note to or for the benefit of any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 3.10) such Lender or the Agent, as the case may be,
                   ------------
receives an amount equal to the sum it would have received had no such deductions been made (based on the applicable rate of tax for the computation of such deductions), (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount so deducted to the relevant taxing authority or other authority in accordance with applicable law; provided, however, that
                                                      --------  -------
the Borrower shall be under no obligation to increase the sum payable to any Foreign Lender by an amount equal to the amount of the United States Tax required to be withheld under United States law from the sums paid to such Foreign Lender, (aa) if such withholding is caused solely by the failure to be engaged in the active conduct of a trade or business in the United States by any Foreign Lender that has provided a Form W-8 ECI pursuant to Section 3.10(f),
                                                            ---------------
(bb) if all amounts of interest and fees to be paid to such Foreign Lender hereunder are not effectively connected with such trade or business within the meaning of United States Treasury Regulation 1.864-4, or (cc) as provided in
Section 3.10(e) hereof.
---------------

               (2) In addition, the Borrower agrees to pay any present or future stamp, documentary, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies (other than Excluded Taxes) that arise at any time or from time to time (i) from any payment made under any Credit Document or (ii) from the execution or delivery by the Borrower or any Subsidiary of, or from the filing or recording or maintenance of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").
                                                                  -----------

               (3) The Borrower will indemnify each Lender and the Agent for the full amount of the Taxes and Other Taxes (other than Excluded Taxes) (including, without limitation, and without duplication, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.10,
                                                                ------------
subject to the provisions of the proviso set forth in Section 3.10(a)) paid by
                                                      ---------------
such Lender or the Agent (on its own behalf or on behalf of any Lender), as the case may be, in respect of payments made or to be made under any Credit Document, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment of this indemnification shall be made within thirty (30) days from the date such Lender or the Agent, as the case may be, makes written demand therefor.

               (4) Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall, upon request of the Agent, furnish to the Agent, at its address referred to in Section 13.5 hereof, the original or
                                         ------------
certified copy of a receipt evidencing payment thereof.

               (5) For any period with respect to which any Lender has failed to provide the Borrower with the appropriate form described in Section 3.10(f)
                                                               ---------------
(other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under Section 3.10(f)), such Lender shall not be
                                ---------------
entitled to indemnification under Section 3.10(a) or (c) with respect to Taxes
                                  ---------------    ---
imposed by the United States; provided, however,
                              --------  -------
that should
any Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes and deliver such forms.

              (6) Each Foreign Lender agrees that it will deliver to the Borrower and the Agent prior to the Closing Date (or in the case of an assignee Lender of an assigning Lender listed on the signature pages hereof prior to the date of such assignment) (i) two duly completed copies of the United States Internal Revenue Service Form W-8 BEN or W-8 ECI or successor applicable form. Each such Foreign Lender shall certify in the case of a Form W-8 BEN or W-8 ECI, that it is entitled to receive all payments under this Credit Agreement without deduction or withholding of any United States federal income taxes or specifying (in such Form or otherwise) the amount of any required deduction or withholding. Each such Lender also agrees to deliver to the Borrower and the Agent (but only so long as such Lender is lawfully able to do so) two further copies of the said Form W-8 BEN or W-8 ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower.

              (7) If a Lender or the Agent determines in its sole discretion that it has actually received a refund of Taxes or Other Taxes (other than Excluded Taxes) for which it has been indemnified by the Borrower pursuant to the provisions of this Section 3.10, such Lender or the Agent, as the case
                          ------------
may be, shall pay to the Borrower an amount that such Lender or the Agent shall determine, in its sole discretion, is equal to the after-tax benefit of such refund. Such amount shall be paid, as reasonably practicable, within 90 days after the date such Lender or the Agent, as the case may be, received such refund. Any Taxes imposed on a Lender or the Agent as a result of the disallowance of such refund, and with respect to which such Lender or the Agent has made a payment to the Borrower pursuant to this Section 3.10(g), shall be
                                                    ---------------
treated as Taxes for which the Borrower is obligated to indemnify such Lender or the Agent pursuant to this Section 3.10 without any defenses or exclusions.
                           ------------
Nothing in this Section 3.10(g) shall require any Lender or the Agent to
                ---------------
disclose or detail the basis of its calculation (including, without limitation,
                                                 ---------  ------------------
its tax returns) of the amount of such refund to the Borrower or any other
Person.

              (8) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.10 shall survive the payment in full of all
                  ------------
Obligations hereunder and under the Notes.

        1.16  Sharing of Payments. If any Lender shall obtain any payment
              -------------------
(whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of Credit or Acceptances in excess of its Proportionate Share of payments on account of the Loans, Letters of Credit or Acceptances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit or Acceptances as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.11 may, to the fullest extent permitted by
                        ------------
law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     1.17     Priority and Liens.
              ------------------

              (1) The Borrower hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the obligations of the Borrower hereunder and under the other Credit Documents, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall, to the maximum extent permitted by law, at all times constitute allowed Super-priority Claims,
(ii) pursuant to Sections 364(c)(2) and (3) of the Bankruptcy Code, shall at all times be secured by a perfected lien on, and security interest in, all present and after acquired property of the Borrower (excluding however, capital stock of any Foreign Subsidiary, which Foreign Subsidiary constitutes a "Controlled Foreign Corporation" within the meaning of Section 951 of the Internal Revenue Code, constituting 35% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote), which perfected lien shall be a first priority lien with respect to all property of the Borrower that is not subject to any valid and perfected liens as of the Filing Date and shall be junior in priority to valid and perfected liens, if any, as of the Filing Date (other than those described in clause (iii) below); and (iii) pursuant to
                               ------------
Section 364(d)(1) of the Bankruptcy Code, shall at all times be secured by a perfected first priority, senior priming lien on all of the property of the Borrower that secures the Prepetition Revolving Credit Obligations and the Prepetition Note Purchase Obligations, subject and subordinate in each case with respect to subclauses (i) through (iii) above, only to (x) following the
           --------------         -----
occurrence and during the continuance of a Default or an Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the

Bankruptcy Court and incurred by the Borrower and not to exceed $1,000,000 (plus any unpaid professional fees and disbursements previously incurred, accrued or invoiced prior to such Default or Event of Default, to the extent subsequently awarded), (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and any fees payable to the Clerk of the Bankruptcy Court, and (z) up to $650,000 for payment of trust fund taxes (collectively, the "Carve-Out"); provided that
                                                    ---------    --------
the Borrower makes no representation as to the perfection of any Lien on any Proprietary Rights Collateral to the extent such Proprietary Rights Collateral is registered, or for which registration has been applied, in a jurisdiction outside of the United States and such jurisdiction requires a filing or similar process to perfect such security interest. The Lenders agree that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code and orders of the Bankruptcy Court, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out.

              (2) As to all Collateral, including without limitation, all real property the title to which is held by the Borrower, or the possession of which is held by the Borrower pursuant to leasehold interest, the Borrower hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent all of the right, title and interest of the Borrower in all of such Collateral, including without limitation, all owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower in and to all buildings, improvements and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower acknowledges that, pursuant to the Orders, the Liens granted in favor of the Agent (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Code financing statements, notices of Liens or other instruments of mortgage or assignment. The Borrower further agrees that (i) the Agent shall have the rights and remedies set forth in Articles IX and X in respect of the Collateral and (ii) if
             -----------     -
requested by the Agent, the Borrower shall enter into separate security agreements, pledge agreements and fee mortgages with respect to such Collateral on terms reasonably satisfactory to the Agent.

     1.18     Payment of Obligations. Subject to Section 10.4, upon the maturity
              ----------------------             ------------
(by acceleration or otherwise) of any of the Obligations under this Credit Agreement or any of the other Credit Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to, or order of, the Bankruptcy Court.

     1.19     No Discharge; Survival of Claims. The Borrower agrees that to the
              --------------------------------
extent its obligations hereunder are not satisfied in full, (a) its obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and the Borrower pursuant to

Section 1141(d)(4) of the Bankruptcy Code hereby waives any such discharge) and
(b) the Super-priority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section 3.12 and the Liens granted to the Agent
                            ------------
pursuant to the Orders and described in Section 3.12 shall not be affected in
                                        ------------
any manner by the entry of a Confirmation Order.

                                  ARTICLE IV

                      Letters of Credit and Acceptances
                      ---------------------------------


     1.20     Letter of Credit Issuances.
              --------------------------

              (1) Subject to and upon the terms and conditions of this Credit Agreement, upon the delivery by the Borrower to the Agent of a Letter of Credit Request at least four (4) Business Days prior to the date of the proposed issuance of any standby Letter of Credit and at least one (1) Business Day prior to the date of the proposed issuance of any commercial Letter of Credit (or, in each case, such shorter period of time to which the Agent and the Issuing Bank may agree or which may be required by an applicable Issuing Bank Agreement), the Agent will, from time to time on or after the Closing Date, cause an Issuing Bank to issue one or more Letters of Credit in an aggregate undrawn amount at such time outstanding not to exceed, together with the then aggregate unpaid principal amount of Revolving Loans, all then outstanding Letter of Credit Obligations and all then outstanding Acceptance Obligations, an amount equal to the lesser of (i) the Borrowing Base and (ii) the Total Commitments; provided,
                                                                     --------
however, in no event shall the Agent cause an Issuing Bank to issue a Letter of
-------
Credit if the original undrawn amount thereof, together with all of the then outstanding Letter of Credit Obligations, plus the then outstanding Acceptance
                                          ----
Obligations, shall exceed $25,000,000. Each Letter of Credit shall (i) be in form, scope and substance satisfactory to the Agent and the applicable Issuing Bank, (ii) if a commercial letter of credit, have an expiration date not later than the earlier of (x) one hundred eighty (180) days after its date of issuance (except to the extent the Agent, the Borrower and the Issuing Bank may otherwise agree) and (y) the 30/th/ day prior to the Expiration Date, (iii) if a standby letter of credit, have an expiration date not later than the earlier of (x) one year after its date of issuance and (y) the 10/th/ Business Day prior to the Expiration Date, and if an Acceptance Letter of Credit, have an expiration date which, when taking into consideration the maturity of the Acceptance to be created thereunder, will not result in such maturity being later than the 30/th/ day prior to the Expiration Date; provided, however, that any Issuing Bank may,
                                  --------  -------
but shall not be obligated to, issue Letters of Credit having a term not exceeding 90 days beyond the Expiration Date provided that such Letters of Credit are collateralized by cash in an amount equal to 110% of the face amount of such Letters of Credit at least 30 days prior to the Expiration Date. Each payment by an Issuing Bank with respect to drawings under Letters of Credit shall be promptly reimbursed by the Borrower together with interest thereon at the rate applicable to Prime Rate Loans set forth in Article 8 hereof, and if not so reimbursed each Lender shall, without
         ---------
regard to any other provision of this Credit Agreement, any defense that the Borrower may have to such Borrower's obligation to reimburse such Issuing Bank in connection with such drawing or any defense the Agent or any Lender may have in connection with any participation under Section 4.3(a) hereof in such
                                           --------------
obligations in connection with any such Letter of Credit, honor its Proportionate Share of the Agent's and the Lenders' obligations to reimburse such Issuing Bank pursuant to this Section 4.1(a), together with interest
                                           ------
thereon in accordance with the provisions of Article 8 hereof, and any such
                                             ---------
payments so made by the Lenders shall be deemed to be Revolving Loans. In the event that any provision of any Issuing Bank Agreement shall be inconsistent with any provision of this Credit Agreement, this Credit Agreement shall control; provided however, that any Issuing Bank Agreement may impose
         -------- -------
requirements or restrictions in addition to, or more stringent than, those provided for in this Credit Agreement.

          For purposes of this Credit Agreement, those currently outstanding letters of credit described on Schedule B hereof shall be deemed to be Letters
                               ----------
of Credit requested by the Borrower under the terms hereof.

              (2) The Borrower may request that a Letter of Credit be denominated in, and payable in a currency other than U.S. Dollars. For purposes of calculating facility usage and Letter of Credit Fees under this Credit Agreement, the original face amount of such Letter of Credit shall be equal to the U.S. Dollar equivalent (as determined by the Agent) of the face amount of such Letter of Credit on the date of issuance. Thereafter, so long as such Letter of Credit shall remain outstanding, the amount of such Letter of Credit for such purposes shall be recalculated on the first day of each month based upon the U.S. Dollar equivalent (as determined by the Agent) of the undrawn amount of such Letter of Credit. In addition to the foregoing, the Agent shall establish an additional reserve against the Borrowing Base in an amount equal to ten percent (10%) of the U.S. Dollar equivalent of the outstanding face amount of any such Letter of Credit as of the date of determination thereof at the times specified in the two immediately preceding sentences.

     1.21     Acceptances
     ----     -----------

              (1) Subject to and upon the terms and conditions of this Credit Agreement and in accordance with the terms of the related Acceptance Letter of Credit, the Agent will, from time to time on or after the Closing Date, cause an Accepting Bank to create one or more Acceptances in an aggregate amount at such time outstanding not to exceed, together with the then aggregate unpaid principal amount of Revolving Loans, all then outstanding Letter of Credit Obligations and all then outstanding Acceptance

Obligations, an amount equal to the lesser of (i) the Borrowing Base or (ii) the Total Commitments; provided, however, in no event shall the Agent cause an
                   -------- --------
Accepting Bank to create an Acceptance if the amount thereof, together with all of the then outstanding Letter of Credit Obligations plus the then outstanding
                                                     ----
Acceptance Obligations shall exceed $25,000,000. Each Acceptance (or group of related Acceptances) (i) shall be in a face amount not greater than an amount which, when discounted and net of all Fees payable at the time of creation, would generate net proceeds equal to the reimbursement obligation owing with respect to the Acceptance Letter of Credit providing for the creation of such Acceptance and (ii) shall have a maturity of not more than one hundred twenty
(120) days after such Acceptance is created nor in any event later than 30 days prior to the Expiration Date.

              (2) To enable the applicable Accepting Bank to create Acceptances, the Borrower shall supply the Agent (or the Accepting Bank, if required by an applicable Accepting Bank Agreement), prior to or concurrently with each Letter of Credit Request requesting the issuance of an Acceptance Letter of Credit, with drafts satisfactory to such Accepting Bank, duly executed and endorsed (if necessary) by the Borrower. Each such Accepting Bank is hereby authorized by the Borrower to complete such drafts at the request of the Borrower, including the payee, amount, date and maturity date thereof, in accordance with the applicable Acceptance Letter of Credit and any applicable Accepting Bank Agreement. In the event that any provision of any Accepting Bank Agreement shall be inconsistent with any provision of this Credit Agreement, this Credit Agreement shall control; provided however, that any Accepting Bank
                                     -------- -------
Agreement may impose requirements or restrictions in addition to, or more stringent than, those provided for in this Credit Agreement. In case any authorized signatory of the Borrower whose signature shall appear on any draft shall cease to have such authority before the creation of an Acceptance with respect to such draft, the obligations of the Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation.

              (3) On the date of the creation of an Acceptance by an Accepting Bank, the Agent shall cause such Accepting Bank to (i) duly accept the draft(s) of the Borrower supplied thereby, (ii) discount such Acceptance(s), (iii) give the Borrower and the Agent telephonic notice (confirmed in writing, which may include communication by telex or telecopier) of its creation of such Acceptance, specifying the date, face amount and maturity thereof, and of its discount thereof, specifying the Discount Rate applicable to such Acceptance and the amount to be credited to the account of the Borrower and (iv) pay directly to the applicable Issuing Bank an amount equal to the proceeds of the discount of such Acceptance (but not in excess of the reimbursement obligations owed to such Issuing Bank in connection with the related Acceptance Letter of Credit). The Accepting Bank shall notify the Borrower by telephone of the Discount Rate applicable to any Acceptance no later than 1:00 P.M. (New York time) on the date of discount thereof. The Borrower shall have the right not to accept such discount rate concurrently upon being so notified, and any such refusal thereby to accept such Discount Rate shall be deemed to be a withdrawal of its request for acceptance of such Acceptance. An Accepting Bank may, in its sole discretion, create any number of Acceptances aggregating the amount of Acceptances so requested.

              (4) The Borrower hereby unconditionally agrees to pay to the Agent, for the account of the applicable Accepting Bank, the face amount of each Acceptance created by such Accepting Bank hereunder, on the maturity date of such Acceptance (the payment obligation of the Borrower under this Section
                                                                   -------
4.2(d) with respect to each Acceptance being the "Acceptance Obligation" with
------
respect to such Acceptance) by making payment to the Agent, for the account of the Accepting Bank, not later than 12:00 noon (New York time), on the due date thereof, and if not so paid each Lender shall, without regard to any other provision of this Credit Agreement, any defense that the Borrower may have to its obligation to make such payment in connection with such Acceptance or any Lender may have in connection with any participation with any such Acceptance, honor its Proportionate Share of the Agent's and the Lenders' obligations to make such payment to the Accepting Bank pursuant to this Section 4.2(d),
                                                                 ------
together with interest in accordance with the provisions of Article 8 hereof,
                                                            ---------
and any such payments so made by the Lenders shall be deemed to be Revolving Loans. Acceptance Obligations may not be prepaid except as may be required by the terms of this Credit Agreement.

              (e) (i) The Borrower represents and warrants with respect to each Acceptance accepted and discounted at its request, that prior to any request by it that any Accepting Bank accept and discount Acceptances, the Borrower shall have entered into one or more bona fide contracts specifically providing for the transactions to which such Acceptances relate having an aggregate value not less than the face amount of such Acceptances; that completion of such transactions is anticipated to occur on or before the maturity date of such Acceptances; that the maturity of such Acceptances will be consistent with the period usually and reasonably necessary to finance transactions of such kind; that the Borrower will not have outstanding any other financing of such transactions; that such Acceptances satisfy the requirements for eligibility for discount under the Federal Reserve Act, as amended; and that the proceeds from the discounting of such Acceptance will be used to reimburse an Issuing Bank for drawings under Acceptance Letters of Credit issued by such Issuing Bank. The Borrower hereby agrees to indemnify and hold harmless each Accepting Bank, the Agent and each Lender with respect to any obligation or liability imposed on such Accepting

     Bank, the Agent or any Lender (including, without limitation, the amount of any penalties and charges and the cost of maintaining reserves) if any Acceptance created by such Accepting Bank or participated in by any Lender is determined not to be eligible for discount by the Federal Reserve pursuant to Section 13 of the Federal Reserve Act, as amended. The determination of the Accepting Bank, the Agent or such Lender, as applicable, made in good faith, as to the amount of any such obligation or liability, shall be conclusive absent manifest error.

              (1) In the event that an Accepting Bank or any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by
                                 ----------
     the applicable Accepting Bank):

                   (1)  at any time, that any draft accepted
          pursuant to the terms hereof will be ineligible for purchase or for discount (or if already purchased or discounted, should have been ineligible for purchase or discount) by Federal Reserve Banks; or

                   (2)  at any time, that the creation or
          continuance of, or participation in, any Acceptances has become unlawful by compliance by an Accepting Bank or such Lender in good faith with any law, governmental rule, regulation, guideline or order, or that any of the drafts accepted or participated in by it, at any time after their respective executions and deliveries and for any reason, has ceased to be in full force and effect or has been declared to be null and void by a court of competent jurisdiction or a regulatory agency (other than, in the case of a draft, by payment);

then, and in any such event, such Accepting Bank or such Bank shall on such date give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination. Thereafter the Borrower shall either (x) if the affected Acceptance is then being created or is required to be created pursuant to an Acceptance Letter of Credit, agree to pay the reimbursement obligations with respect to such Acceptance Letter of Credit upon any drawings thereunder as if such Letter of Credit was not an Acceptance Letter of Credit, or (y) if the affected Acceptance or Acceptances are then outstanding, in the case of clause (A), indemnify the Accepting Bank and each affected Lender as provided in
----------
Section 4.2(e)(i) and, in the case of clause (B), prepay in full the face amount
-----------------                     ----------
of each Acceptance so affected.

              (5)  Notwithstanding anything to the contrary contained herein,
(i) an Accepting Bank shall in no event be required to create an Acceptance unless (A) such Accepting Bank, in its sole discretion, determines that the creation of such Acceptance complies with all applicable regulations of the Board of Governors of the Federal Reserve System of the United States governing banker's acceptances and shall (if accepted and endorsed by a member bank of the Federal Reserve System or a bank authorized to create eligible acceptances) be eligible under such regulations for purchase or, if such Acceptance has a maturity at the time of discount of not more than one hundred twenty (120) days sight, exclusive of days of grace, for discount by the Federal Reserve Banks and
(B) the Agent and the applicable Accepting Bank, in their individual discretion, determine that the creation, discount and rediscount or sale of such Acceptance is commercially reasonable under current market conditions and would not subject the Agent or such Accepting Bank to conditions or restrictions (including reserve or capital adequacy requirements) which the Agent or such Accepting Bank considers undesirable and would otherwise be in all respects in compliance with all laws, rules and regulations and (ii) such Accepting Bank shall in no event create any Acceptance if, prior to the time of the Borrower's request therefor, the Agent shall notify the Borrower that, in such Accepting Bank's determination, the creation of an Acceptance would or might cause such Bank to exceed its limits for aggregate acceptance liability provided for in Section 13 of the Federal Reserve Act, as amended, or otherwise be in violation of any law, rule or regulation. In the event that the limitations set forth in this subsection (f) would excuse Deutsche Bank from creating an Acceptance requested
--------------
by the Borrower, the Agent shall be relieved of any obligation which it may have to cause an Accepting Bank to create such an Acceptance.

     1.22  Lenders' Participation.
     ----  ----------------------

           (1) Immediately upon the issuance or amendment by an Issuing Bank of a Letter of Credit in accordance with the procedures set forth in this Article
                                                                       -------
4, each Lender shall be deemed to have irrevocably and unconditionally purchased
-
and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Proportionate Share (including, without limitation, all obligations of the Borrower with respect thereto). Promptly after the issuance of or amendment to any standby letter of credit, the Issuing Bank shall notify the Agent and the Borrower, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of the issuance or amendment. Upon receipt of such notice, the Agent shall notify the Lenders, in writing of such issuance or amendment and, if requested to do so by a Lender, the Agent shall provide such Lender with copies of issuances or amendments. With regards to the commercial letters of credit, the Issuing Bank shall provide the Agent, by facsimile transmission, on the first Business Day of each week detailing the aggregate daily outstanding commercial letters of credit for the previous week. The Agent shall in turn promptly supply the Lenders with a copy of the report.

              (2) Immediately upon the creation of any Acceptance by an Accepting Bank in accordance with the procedures set forth in this Article 4,
                                                                   ---------
each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Accepting Bank, without recourse or warranty, an undivided interest and participation therein to the extent of such Lender's Proportionate Share (including, without limitation, all obligations of the Borrower with respect thereto). Each Accepting Bank shall notify the Agent and the Borrower by facsimile transmission, on the first Business Day of each week with a report detailing the aggregated daily outstanding Acceptances for the previous week. The Agent shall in turn promptly supply the Lenders with a copy of such reports.

     1.23     Definition of Obligations. Any indebtedness, liability or
              -------------------------
obligation of any sort whatsoever, however arising, whether present or future, fixed or contingent, secured or unsecured, due or to become due, paid or incurred, arising or incurred in connection with any Letters of Credit or any deferred payment obligations, participations, drafts or acceptances thereunder or arising or incurred in connection with any Acceptance (herein part of the "Obligations" heretofore defined) shall be incurred solely as an accommodation to the Borrower and for the Borrower's account. Obligations shall include, without being limited to: all amounts due or which may become due under any Letters of Credit or any drafts or acceptances thereunder; all amounts due or which may become due under any Acceptance; all amounts charged or chargeable to the Borrower or to the Lenders by the applicable Issuing Bank in respect of any Letter of Credit, or any correspondent bank which opens, issues or is involved with such Letters of Credit; all amounts charged or chargeable to the Borrower or to the Lenders by the applicable Accepting Bank in respect of any Acceptance; any other bank charges; fees and commissions, duties and taxes, costs of insurance, and all such other charges and expenses which may pertain to such Letters of Credit, drafts, acceptances, deferred payment obligations or to the goods or documents relating thereto or to any Acceptance. The Agent shall have the right, at any time and without notice to the Borrower, to charge the Loan Account with the amounts of any and all such Obligations. Any debit balance which may exist at any time or from time to time in the Borrower's account shall accrue interest (i) at the rates provided in Section 8.1 or Section 8.2 hereof,
                                             -----------    -----------
as applicable, prior to the occurrence and continuance of an Event of Default and (ii) on and after the occurrence and continuance of an Event of Default specified in Section 10.1(a) or following written notice to the Borrower of the
             ---------------
occurrence of any other Event of Default, to and including the date that such Event of Default is waived, at the rate provided in Section 8.4 hereof.
             -----------

          1.24  Indemnification.  The Borrower hereby agrees to
                ---------------
unconditionally indemnify each Lender, each Issuing Bank and each Accepting Bank and hold each of them harmless from any and all loss, claim or liability arising from any transactions or occurrences relating to Letters of Credit, the Acceptances, the Collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claims due to any action taken by any Issuing Bank or any Accepting Bank, except where such loss, claim or liability is due to the gross negligence or willful misconduct of the Person seeking indemnification. The Borrower's unconditional obligation to the Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever. The Borrower agrees that, as among the Borrower and the Lenders, any charges incurred by the Lenders for the Borrower's account by an Issuing Bank or an Accepting Bank shall be conclusive on the Borrower and may be charged to the Loan Account (in the absence of manifest error).

          1.25  Certain Waivers.  Neither any Issuing Bank, any Accepting Bank
                ---------------
nor the Lenders shall be responsible to the Borrower for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or the documents relating thereto; any deviation from instructions; delay, default, or fraud by the shipper or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. None of the Lenders nor the Agent in their capacity as a Lender or the Agent under this Credit Agreement shall be responsible to the Borrower for any action or inaction by any Issuing Bank or by any Accepting Bank. Furthermore, without being limited by the foregoing, neither the Lenders, the Agent nor any Issuing Bank shall be responsible for any act or omission with respect to or in connection with any goods referred to in the Letters of Credit.

          1.26  Limitation on Liability; Authority of Lender. The Borrower
                --------------------------------------------
agrees that any action taken by the Lenders, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guaranties, the drafts or acceptances, or the Collateral or taken by any Accepting Bank in connection with any Acceptance shall be binding on the Borrower and no resulting liability shall attach to the Lenders, any such Issuing Bank or any Accepting Bank other than with respect to any actions taken by such Lender, any such Issuing Bank or any such Accepting Bank that constitute gross negligence or willful misconduct with respect to its own actions. In determining whether to pay under any Letter of Credit, the Issuing Bank thereon shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. In furtherance thereof, the Agent shall have the full right and authority to: clear and resolve any questions of non-compliance of documents; give any instructions as to acceptance or rejection of any documents or goods; execute any and all steamship or airway guaranties (and applications therefor), indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name (but for the account of the Lenders), and the applicable Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrower.

          1.27  Covenants of Borrower.
                ---------------------

                (1) Without the Agent's prior approval, the Borrower agrees not to: clear and resolve any questions of non-compliance of documents; give any instructions as to acceptance or rejection of any non-complying documents or goods; execute any applications for steamship or airway guaranties, indemnities or delivery orders; grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances.

                (2) The Borrower agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with in all material respects; and copies of any certificates in that regard that the Agent may at any time reasonably request will be promptly furnished. In this connection, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in all material respects in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited in any material respect by any such laws and regulations. The Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies in respect of any Letters of Credit and the Collateral relating thereto. Any embargo, restrictions, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall, as among the Borrower and the Lenders, be solely the Borrower's risk, liability and responsibility.

          1.28  Rights and Remedies of Lenders. Any rights, remedies, duties or
                ------------------------------
obligations granted or undertaken by the Borrower to any Issuing Bank or to any Accepting Bank in any application for Letters of Credit, or any standing agreement relating to Letters of Credit, any Acceptance or otherwise, shall be deemed to have been granted to the Lenders and apply in all respects to the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                                   ARTICLE V


                       Representations and Warranties
                       ------------------------------

          In order to induce the Agent and the Lenders to enter into this Credit Agreement and in order to induce the Lenders to make available the credit facilities contemplated hereby, the Borrower hereby represents and warrants to the Agent and the Lenders as follows:

          1.29  Corporate Existence; Qualification; Power; Licenses and
                -------------------------------------------------------
Permits. The Borrower (i) is a corporation duly incorporated, validly existing
-------
and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all corporate power and authority required to own its properties and assets and to carry on its business as now conducted and (iv) has all licenses, authorizations, consents, approvals, franchises, leases, permits, certificates, qualifications, easements, rights of way and other rights required to carry on its business as now conducted which the failure to so have could reasonably be expected to have a Material Adverse Effect. The Borrower is not in violation of the terms of any such license, authorization, consent, approval, franchise, lease, permit, certificate, qualification, easement, right of way or other right in any such case which would have a Material Adverse Effect.

          1.30  Corporate and Governmental Authorization; Contravention. Upon
                -------------------------------------------------------
entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by the Borrower of this Credit Agreement and the other Credit Documents executed in connection herewith or therewith and the consummation by Borrower of the transactions contemplated hereby and thereby, (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) except for the Orders and, with respect to the Borrower's performance of the Ancillary Documents, filings required by the Ancillary Documents, do not require action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or Certificates of Incorporation or By-Laws of the Borrower, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect and (vi) will not result in the creation or imposition of any Lien upon any asset of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which it or any of its assets may be bound or affected (except as contemplated herein).

          1.31  Binding Effect. The Credit Agreement is and, when executed and
                --------------
delivered in accordance with the terms of this Credit Agreement, all of the other Credit Documents are or will be the legal, valid and binding obligations of the Borrower, and are or will be enforceable against the Borrower in accordance with their terms and the Orders.

          1.32  Information.  The Borrower has furnished to the Lenders as of
                -----------
the date of this Credit Agreement the following financial statements (the "Financials") of the Borrower: (i) combined balance sheets as of, and combined
 ----------
statements of earnings, changes in consolidated shareholders' equity and changes in consolidated cash flow for the fiscal year ended January 1, 2000 audited by independent certified public accountants and (ii) unaudited combined balance sheets as of the end of the most recent fiscal quarter ending prior to the Closing Date and the related unaudited combined statements of earnings, changes in shareholders' equity and changes in combined cash flow for the three months then ended. The Financials are and the historical financial statements to be furnished to the Lenders in accordance with Section 6.1 hereof will be in
                                            -----------
accordance with the books and records of the Borrower and fairly present the financial condition of the Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved.

          1.33  No Material Adverse Change. Since October 28, 2000, there has
                --------------------------
been no Material Adverse Change, except as has been disclosed to the Agent in writing prior to the Closing Date.

          1.34  Litigation and Judgments.  Except as set forth on Schedule D,
                ------------------------                          ----------
there is no (i) injunction, stay, decree, judgment, writ or order issued and outstanding by any court or arbitrator or any governmental body, agency or official against the Borrower or any of its Subsidiaries or (ii) action, suit, proceeding, litigation, contested claim, investigation or arbitration pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect, or which in any manner impairs the validity of this Credit Agreement or any of the other Credit Documents.


          1.35  Compliance with ERISA.  As of the date of this Credit Agreement,
                ---------------------
and except as set forth on Schedule D, neither the Borrower nor any ERISA
                           ----------
Affiliate maintains or contributes to any Benefit Plan. Each Plan has been and is being maintained and funded in all material respects in accordance with its terms and in compliance with all provisions of ERISA and the Internal Revenue Code applicable thereto. The Borrower and each ERISA Affiliate has fulfilled in all material respects its obligations related to the minimum funding standards of ERISA and the Internal Revenue Code for each Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Internal Revenue Code relating to the qualification with respect to each Plan intended to be so qualified and has not incurred any material liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred which has resulted in liability which either has not been satisfied or is not reflected on the Borrower's financial statements nor has any other event occurred that is likely to result in a Termination Event which could reasonably be expected to have a Material Adverse Effect. No event or events have occurred in connection with which the Borrower, any ERISA Affiliate, or any Plan, directly or indirectly, is likely to be subject to any liability under ERISA, the Internal Revenue Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the following documents have been made available to the Agent as of the date of this Credit Agreement:
(i) each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the ERISA Affiliates, (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan, (iv) all actuarial reports prepared for the last three plan years for each Benefit

Plan, (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions, (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any Retiree Health Plan.

          1.36  Taxes.
                -----

                (1)  Except as set forth on Schedule D, the Borrower and its
                                            ----------
Subsidiaries have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all United States Federal income tax returns and, except as set forth on Schedule D, all other material tax returns (including,
                       ----------
without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. All material deductions taken by the Borrower and its Subsidiaries as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.

                (2)  Except as set forth on Schedule D, all Taxes, in respect of
                                            ----------
periods beginning prior to the date hereof, have been timely paid, except where the same are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established and maintained in accordance with GAAP for the accrual thereof as reflected on the audited financial statements for the Borrower's fiscal year ended January 1, 2000, and, to the extent such reserves are maintained for periods after January 1, 2000, consistent with the Borrower's past practice.

                (3)  Except as set forth in Schedule D, (i) no material
                                            ----------
deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Borrower or any of its Subsidiaries other than such deficiencies of which the Agent has been notified in writing and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Borrower's fiscal year ended January 1, 2000 and in accordance with GAAP, and, to the extent such reserves are maintained for periods after January 1, 2000, consistent with the Borrower's past practice and (ii) no tax liens have been filed against any of the Collateral other than Liens permitted under Section 7.4 of this Credit Agreement
                                            ------------
of which the Agent has been notified in writing, and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Borrower's fiscal year ended January 1, 2000 in accordance with GAAP and, to the extent such reserves are maintained for periods after January 1, 2000, consistent with the Borrower's past practice, and to the extent such liens have been bonded in a manner reasonably satisfactory to the Agent. Except as set forth in Schedule D or as otherwise disclosed to the Agent in writing, there are
         ----------
no pending or, to the best of the Borrower's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes which are likely to result in a material additional liability for Taxes. Except as set forth on Schedule D, for all years
                                                       ----------
up to and including the fiscal year ended December 31, 1994, either the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension or the federal income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service and such audits have been closed.

          1.37  Subsidiaries.  The only respective direct or indirect
                ------------
Subsidiaries of the Borrower as of the date of this Credit Agreement are those listed on Schedule D attached hereto. Except as set forth on such Schedule, the
          ----------
Borrower is the record owner and Beneficial Owner of all of the shares of capital stock of each of its Subsidiaries listed on such Schedule as being owned by such Borrower (other than directors' qualifying shares), there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible or exchangeable for such shares. All of such respective shares so owned by Borrower are owned by them free and clear of any Liens, and all such shares are validly issued, fully paid and non-assessable (except for statutory rights of assessment for wages owed).


          1.38  Not an Investment Company.  Neither the Borrower nor any of its
                -------------------------
Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Credit Agreement or the other Credit Documents or to perform its obligations hereunder or thereunder.

          1.39  No Conflicting Requirements.  Neither the Borrower nor any of
                ---------------------------
its

Subsidiaries is in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, injunction, contract, lease or other commitment to which any of them is a party or by which any of them is bound such that such violations or defaults in the aggregate could reasonably be expected to have a Material Adverse Effect. The Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect.

          1.40  Debt.  The Borrower has no Debt that is senior, pari passu or
                ----                                            ---- -----
subordinated in right of payment to its Debt to Lenders hereunder, except for Debt permitted pursuant to Section 7.1 of this Credit Agreement.
                           -----------

          1.41  Title to Properties and Assets; Collateral.
                ------------------------------------------

                (1)  Except for (i) Liens permitted pursuant to Section 7.4
                                                                -----------
hereof and (ii) such imperfections of title that represent imperfections of title or easements of record, if any, which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations, the Borrower has
(a) good and marketable fee simple title to the Owned Real Property material to its business and the Owned Real Property on which a Lien has been granted to the Agent and valid leasehold interests in all of its Leased Real Property material to its business and (b) good and marketable title to all of its other material property and assets owned by the Borrower at any time (including, without limitation, all of its Accounts and Inventory), other than properties disposed of in any manner permitted under this Credit Agreement. The Borrower enjoys peaceful and undisturbed possession of all its material Real Estate and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any Real Estate which could reasonably be expected to have a Material Adverse Effect. The leases with respect to the Leased Real Property, are referred to collectively as the "Leases." No default exists under any Lease
                                     ------
which could reasonably be expected to have a Material Adverse Effect. All of the Structures and other tangible assets owned, leased or used by the Borrower in the conduct of its business are (a) insured as required by the terms of this Credit Agreement and the other Credit Documents, (b) sufficient for the operation of the business of the Borrower and its Subsidiaries as presently conducted and (c) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

                (2) The Borrower possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and tradenames to continue to conduct its business as presently conducted. Schedule C attached hereto sets forth as of the date of this Credit
           ----------
Agreement (i) all of the federal, state and foreign registrations of the registered trademarks of the Borrower and all pending applications for any such registrations and (ii) all of the patents of the Borrower and all pending applications therefor (collectively, together with all service marks and other marks and all applications therefor, tradenames and other trade rights of the Borrower, the "Proprietary Rights"). As of the date of this Credit Agreement,
               ------------------
the Borrower is the owner of each of the trademarks and patents listed on Schedule C as indicated on such schedule and except as set forth on such
----------
Schedule and, except pursuant to licenses granted in the ordinary course of business, no other Person has the right to exploit such patents or use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. As of the date of this Credit Agreement each of the trademarks listed on Schedule C is a valid and subsisting federally registered trademark of the
----------
Borrower having the registration number and issue date set forth on Schedule C
                                                                    ----------
and each of the patents listed on Schedule C is a valid and subsisting patent of
                                  ----------
the Borrower having the patent number and issue date set forth on Schedule C. As
                                                                  ----------
of the date of this Credit Agreement except as disclosed on Schedule C, no
                                                            ----------
Person has a right to receive any material royalty or similar payment from the Borrower in respect of any such registered Propriety Rights. As of the date of this Credit Agreement the Borrower has not granted any material license except as disclosed on Schedule C hereto or such licenses as were granted in the
                ----------
ordinary course of the Borrower's business, or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The Borrower is not aware that the use of any of the material Proprietary Rights by the Borrower is infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights which violation or infringement could reasonably be expected to result in a material liability to the Borrower, and no proceeding has been instituted against or notice received by the Borrower that are presently outstanding alleging that the use of any of the material Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the material Proprietary Rights which, if successful, could reasonably be expected to materially adversely affect the fair market value of any such material Proprietary Rights or the rights granted therein to the Agent including, without limitation, the validity, priority or perfection of the security interest granted therein to the Agent under the Ancillary Documents or the remedies of the Agent therein or in this Credit Agreement. All of the material Proprietary Rights of the Borrower and the Subsidiaries are valid and enforceable rights of the Borrower and the Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Credit Agreement or the Credit Documents or the consummation of the transactions contemplated hereby or thereby.

                (3) The capital stock of each Subsidiary (including, without limitation, each Foreign Subsidiary provided that, for any Foreign Subsidiary
                                    --------
which constitutes a "Controlled Foreign Corporation" within the meaning of
Section 951 of the Internal Revenue Code, the Borrower shall not be required to pledge hereunder or under the other Credit Documents more than 65% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote), which is owned directly or indirectly by the Borrower, has been delivered and pledged to the Agent under the Orders and the Pledge Agreements. The owners of all such capital stock are parties as pledgors under the Pledge Agreements, provided that a .01% interest in Converse All Star do
                       --------
Brasil Industria e Comercio Ltda. and a .2% interest in Calzado Deportivo de Reynosa, S.A. de C.V. are owned by parties other than parties to this Agreement or any Pledge Agreement.

          1.42  Compliance with Law. Neither the Borrower nor any of its
                ------------------
Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the businesses of the Borrower and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where the aggregate of all such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither the Borrower nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

          1.43  Compliance with Environmental Laws.
                ----------------------------------

                (1) The Borrower and each of its Subsidiaries have complied with and are currently in compliance with any Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                (2) No solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended or under any successor or similar law or any applicable state or local law), are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Borrower or any Subsidiary thereof or, at the request or behest of the Borrower or any Subsidiary thereof, at any adjoining site, so as to require a license, permit or authorization of any type from any governmental authority, other than licenses, permits and authorizations which have been obtained and are in full force and effect or where the failure to obtain such a license, permit or authorization could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule D hereto,
                                                            ----------
     as of the date of this Credit Agreement no governmental or private actions to enforce environmental or pollution control laws are pending against the Borrower or any Subsidiary thereof, or against or with respect to any facility owned, operated or leased by the Borrower or any Subsidiary thereof. Except as disclosed on Schedule D and except where any of the
                                     ----------
     following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither the Borrower nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance, and (ii) neither the Borrower nor any of its Subsidiaries have any contingent liability of which the Borrower has knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has the Borrower or any Subsidiary received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

                         (3)  Except as disclosed on Schedule D and other than
                                                     ----------
     any pending workers' compensation claims which individually and in the aggregate are not significant to the Borrower, no action, suit or proceeding brought by any employee of the Borrower or any Subsidiary thereof or any other Person involving (i) a claim for damages in excess of $100,000 or (ii) claims for damages under $100,000 and which, in either such case, in the aggregate could reasonably be expected to have a Material Adverse Effect, in each case based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, is pending before any court or arbitrator or any governmental body, agency or official.

                    1.44 Security Interests and Liens.  There are no Liens in
                         ----------------------------
favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Liens permitted pursuant to Section 7.4 hereof. To the best of the Borrower's
                      -----------
knowledge, no lessor, warehouseman, filler, processor or packer of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) has granted any Lien with respect to the Inventory maintained by the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) at the property of any such lessor, warehousemen, filler, processor or packer. Upon entry by the Bankruptcy Court of the Interim Order (or the Final)

Order, when applicable), the security interests granted pursuant to the Credit Documents and the Orders constitute and shall at all times constitute the valid and enforceable first, prior and perfected Liens on the Collateral, subject only to valid and perfected Liens, if any, as of the Filing Date (other than those described in Section 3.12(a)(iii)) and to Liens permitted pursuant to Section
             --------------------                                      -------
7.4 hereof and identified on Schedule E hereto as being senior to the Liens
---                          ----------
granted pursuant to the Credit Documents and the Orders; provided that the
                                                         --------
Borrower makes no representation as to the perfection of any Lien on any Proprietary Rights Collateral to the extent such Proprietary Rights Collateral is registered, or for which registration has been applied, in a jurisdiction outside of the United States and such jurisdiction requires a filing or similar process to perfect such security interest. The Borrower is or will be at the time additional Collateral is acquired by it, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except for Liens permitted pursuant to Section 7.4 hereof. No consents, filings or
                                -----------
recordings are required in order to perfect the security interests created by any of the Credit Documents or the Orders; provided that the Borrower makes no
                                           --------
representation as to the perfection of any Lien on any Proprietary Rights Collateral to the extent such Proprietary Rights Collateral is registered, or for which registration has been applied, in a jurisdiction outside of the United States and such jurisdiction requires a filing or similar process to perfect such security interest.

          1.45 Labor Relations.  The Borrower is not engaged in any material
               ---------------
unfair labor practices which could reasonably be expected to result in a material liability to the Borrower, materially increase the costs of operations or materially decrease the revenue generated from the Borrower's operations or which could otherwise reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against it which, in the case of the items described in the preceding clauses (i) and (ii) could reasonably be expected to result in a material
-----------     ----
liability to the Borrower, materially increase the costs of the Borrower's operations or materially decrease the revenue generated from the Borrower's operations or which could otherwise reasonably be expected to have a Material Adverse Effect and (iii) no union representation question with respect to the employees of the Borrower and no union organizing activities which representation question or organizing activity could reasonably be expected to have a Material Adverse Effect. There are no controversies pending or, to the best knowledge of the Borrower, threatened between the Borrower and any of its employees, other than (i) employee grievances and other controversies arising in the ordinary course of business which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) employee grievances and other controversies arising outside the ordinary course of business of which the Agent has received written notice and could not reasonably be expected to have a Material Adverse Effect.

          1.46 UCC Filing Information. As of the date of this Credit Agreement
               -----------------------
the chief executive office and principal place of business of the Borrower is as set forth on Schedule D, which office is the place where the Borrower is
             ----------
"located" for the purposes of Section 9-103(3)(d) of the UCC. As of the date of this Credit Agreement the places where the Borrower keeps its books, chattel paper and records concerning its respective Accounts or regularly keeps any Inventory are also identified on Schedule D. As of the date of this Credit
                                 ----------
Agreement there is no jurisdiction located in the United States in which the Borrower or any of its Subsidiaries have any assets, equipment or Inventory (except for vehicles, Inventory in transit for processing in the ordinary course of business, or immaterial items) other than those jurisdictions listed on Schedule D. Schedule D is a true, correct and complete list as of the date of
----------   ----------
this Credit Agreement of (i) the address of all offices where records and books of account of the Borrower and each of its Subsidiaries are kept, and (ii) to the best knowledge of Borrower, the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored as of the date of this Credit Agreement. None of the receipts received by the Borrower from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assignees.

          1.47 Fictitious Business Names. Neither the nor any of its
               -------------------------
Subsidiaries has conducted any material amount of business on or after January 1, 1994 under any corporate or fictitious name other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation, as disclosed on Schedule D or as disclosed to the Agent in writing from time to
             ----------
time.

          1.48 Use of Proceeds. All proceeds of the Loans and all proceeds from
               ---------------
the discount of the Acceptances have been used only in accordance with Section
                                                                       -------
6.13 hereof.
----

          1.49 Margin Security. The Borrower does not own any margin security
               ---------------
and none of the loans advanced hereunder have been used for the purpose of purchasing or carrying any margin securities of for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U or X of the Board of Governors of the Federal Reserve System.

          1.50 No Event of Default. No Default or Event of Default has occurred
               -------------------
and is continuing.

          1.51 Status of Accounts. The Borrower confirms to the Lenders that any
               ------------------
and all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are their sole responsibility and that all such material taxes will be paid by the Borrower when due (unless duly contested and adequately reserved for) and that none of said taxes or fees (including any immaterial taxes or fees) is or will become a lien (other than a Permitted Lien) on or claim against the Accounts. The Borrower's books and records are marked to reflect the Lenders' interest in the Accounts.

          1.52 Survival of Representations. All representations made by the
               ---------------------------
Borrower in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof.

          1.53 Affiliate Transactions. Except as set forth on Schedule D hereto,
               ----------------------                         ----------
neither the Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower or any Subsidiary is a party except as permitted pursuant to Section 7.7 hereof.
                                                             -----------

          1.54 Accuracy and Completeness of Information. All factual information
               ----------------------------------------
heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Agent, any Lender or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby, and all written information heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower to the Bankruptcy Court, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Borrower or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financial Statements, or some certificate, opinion or other written statement made or furnished by the Borrower to the Agent.

          1.55 Representations Upon Execution. The Borrower hereby represents
               ------------------------------
and warrants as of the date of this Credit Agreement that (i) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution and delivery of this Credit Agreement (A) are within the Borrower's corporate powers, (B) have been duly authorized by all necessary corporate action, (C) require no further action or order by or in respect of or filing with any governmental body, agency or official, (D) do not contravene or constitute a default under any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles or

Certificates of Incorporation or By-laws of the Borrower, (E) do not cause a violation of any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Borrower is a party or by which the Borrower or any of its assets are bound and (F) will not result in the creation or imposition of any Lien upon any asset of the Borrower under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or any of its assets may be bound and (ii) this Credit Agreement is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms and the Orders.

          1.56 The Orders. As of the date of the Initial Credit Event, the
               ----------
Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect. As of the date of the making of any subsequent extension of credit hereunder, the Interim Order and/or the Final Order, as the case may be, have been entered and have not been stayed, amended (except in accordance with the terms hereof), reversed, vacated, rescinded or otherwise modified (except in accordance with the terms hereof) in any respect.

          1.57 Bank Accounts. Set forth on Schedule F is a true and correct list
               -------------               ----------
of all existing bank accounts of the Borrower and its domestic Subsidiaries, including any checking, savings or other account at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Loan Disbursement Account.

          1.58 Assets and Operations of Subsidiaries. No direct or indirect
               -------------------------------------
Subsidiary of the Borrower has any material operations or assets located in the United States, except for shares of capital stock held by such Subsidiaries in their respective Subsidiaries.

                                  ARTICLE VI

                             Affirmative Covenants
                             ---------------------
          Until termination of the Commitments and payment and satisfaction of all Obligations due hereunder, the Borrower agrees that, unless the Agent shall have certified to the Borrower that the Required Lenders shall have otherwise consented in writing:

          1.59 Information.  The Borrower will deliver to the Agent and each of
               -----------
the Lenders:

          (1) (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such fiscal year, setting forth in the case of each consolidated financial statement in comparative form the figures for the previous fiscal year, including the previous fiscal year budget; all (except for the consolidating statements) accompanied by an opinion of the Auditors unqualified as to scope of audit and stating that such financial statements present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries and the results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles and otherwise reported on in a manner acceptable to the Securities and Exchange Commission, accompanied by a written statement signed by the Auditors as to whether in the course of such firm's audit anything of a financial or accounting nature has come to its attention to cause it to believe that any Default or Event of Default existed on the date of such statements and stating whether anything has come to its attention to cause it to believe the calculation s set forth in the officers certificate delivered pursuant to subsection (c) below were not prepared in accordance with the terms hereof and
--------------
(ii) as soon as available and in any event within one hundred eighty (180) days after the end of each fiscal year of the Borrower, a copy of the Auditors' Management Letter to the Borrower relating to financial statements for such fiscal year delivered pursuant to clause (i) above;
                                  ----------

          (2) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of each consolidated financial statement in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, including the previous fiscal year budget, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (3) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, (i) a certificate of
                          ---------------     ---
the chief financial officer or the chief accounting officer of the Borrower setting forth in reasonable detail any calculations required to establish whether the Borrower was in compliance with the requirements of Section 7.6
                                                                -----------
hereof on the date of such financial statements and (ii) a
compliance certificate in the form of Exhibit L attached hereto (the "Compliance
                                      ---------                       ----------
Certificate");
-----------

          (4) as soon as available and in any event within thirty (30) days after the end of each of the first two months of each fiscal quarter (forty-five
(45) days in the case of the last month of each fiscal year of the Borrower), statements of earnings and consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month, and related changes in consolidated cash flow for such month and for the portion of the Borrower's fiscal year ended at the end of such month, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Borrower;

          (5) on (i) February 1, 2001, (ii) the second Business Day of every Monthly Accounting Period thereafter, and (iii) at such other times as may be requested by the Agent, a Supplemental Monthly Budget, which budget shall be in substantially the same form as the Initial Monthly Budget;

          (6) (i) on the third Business Day of each fiscal week, a Supplemental Weekly Budget of the Borrower substantially in the form of the Initial Weekly Budget, each such Supplemental Weekly Budget showing on a week-by-week basis the budget for such week and the next succeeding twelve weeks, together with a comparison by line item of the actual cash receipts and disbursements to the budgeted amounts for such weekly receipts and disbursements as set forth in the most recently delivered Supplemental Weekly Budget (or in the case of the first Supplemental Weekly Budget, the Initial Weekly Budget); and (ii) upon delivery of any Supplemental Weekly Budget that includes the last week of any Monthly Accounting Period, a report comparing the projected cash disbursements during any Monthly Accounting Period included in such Supplemental Weekly Budget to the Projected Cash Disbursements for any such Monthly Accounting Period as set forth in the Initial Monthly Budget;

          (7) within five Business Days of the end of each Monthly Accounting Period, a certificate containing, for such Monthly Accounting Period, (i) a comparison of Cash Disbursements with the Maximum Budget Amount for such Monthly Accounting Period, and (ii) a calculation of the Permitted Carryforward or Carryforward Reduction, such certificate to be certified by the Borrower's chief executive officer, chief financial officer, controller or other senior financial officer;

          (8) within two (2) Business Days of any officer of the Borrower obtaining knowledge of any Event of Default or any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the

Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (9) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (10) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto unless the securities covered thereby are held or distributed by the Borrower, other than any registration statement on Form S-3 to the extent that it relates to a secondary offering, and other than any registration statement on Form S-8 or its equivalent), and reports on Form 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

          (11) if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (12) within two (2) Business Days of any officer of the Borrower obtaining knowledge of (i) any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is $1,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought, or (ii) any order, judgment or decree in excess of $1,000,000 which shall have been entered against the Borrower or any Subsidiary or any of their respective properties or assets, a certificate of the chief financial officer or accounting officer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (13) prompt notice of any notification of a violation of any law or regulation received by the Borrower or any Subsidiary from any local, state, federal or foreign governmental authority or agency which violation could reasonably be expected to have a Material Adverse Effect;

          (14) prompt notice of any material change in the Borrower's credit and collection policy;

          (15) prompt notice, in reasonable detail, of any material change relating to the type, quantity or quality of the Inventory, Accounts or any other material portion of the Collateral, or any event which could have a material adverse effect on the value of such Collateral or any event affecting the validity or priority of the security interests granted to the Agent and the Lenders in such Collateral;

          (16) weekly, before 12:00 noon (New York time) on the second Business Day of each week, and monthly within ten (10) Business Days of the last Business Day of each month, and at any other time reasonably requested by the Agent, a borrowing base certificate (the "Borrowing Base Certificate") in substantially
                                 --------------------------
the form of Exhibit M hereto, duly completed, detailing, among other things, the
            ---------
Borrower's Eligible Accounts Receivable, Eligible Inventory, Eligible L/C Inventory and Eligible Retail Inventory as of the last day of, as applicable, such preceding week or month (or as of the date reasonably requested by the Agent), as applicable, and, in each case, certified by the Borrower's chief executive officer, chief financial officer, controller or other senior financial officer. In addition, each monthly Borrowing Base Certificate shall have attached to it as exhibits the summary accounts receivable aged trial balance for such month and a summary schedule of Inventory owned by the Borrower. The Agent may, but shall not be required to, rely on each Borrowing Base Certificate delivered hereunder as accurately setting forth the available Borrowing Base for all purposes of this Credit Agreement (including, without limitation, Sections
                                                                      --------
3.2 and 3.3 hereof) until such time as a new Borrowing Base Certificate is
---     ---
delivered to the Agent in accordance herewith. In the event at any time the Agent's calculation of the Borrower's Eligible Accounts Receivable, Eligible Inventory, Eligible L/C Inventory and Eligible Retail Inventory is materially less than the calculations of the Borrower set forth on the most recent Borrowing Base Certificate delivered to the Agent, the Agent shall notify the Borrower of such fact; provided that the Agent shall incur no liability to the
                       -------- ----
Borrower if the Agent fails to give such notice;

          (17) within two (2) Business Days of the chief executive officer, chief financial officer, chief accounting officer, controller or other senior financial officer of the Borrower obtaining knowledge of any Material Adverse Change, a certificate of the chief financial officer or accounting officer of the Borrower setting forth details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (18) promptly after the same is available with a copy to counsel for the Agent, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower with the Bankruptcy

Court or the United States Trustee in the Case, or distributed by or on behalf of the Borrower to any official committee appointed in the Case; and

               (19) to the Agent, from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may reasonably request.

          1.60 Payment of Obligations. Except in accordance with the Bankruptcy
               ----------------------
Code or by an applicable order of the Bankruptcy Court, the Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Case, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          1.61 Maintenance of Property; Insurance.
               ----------------------------------

               (1) The Borrower will keep, and will cause each of its Subsidiaries to keep, working order and condition (ordinary wear and tear, casualty and condemnation excepted) and not commit or suffer any waste with respect to any of its material properties, provided that the foregoing shall not
                                           --------
apply to property of a Foreign Subsidiary, which property is intended to be sold or otherwise disposed of in connection with the winding down or liquidation of such Foreign Subsidiary or any of its divisions.

               (2) The Borrower agrees to maintain, and to cause each of its Subsidiaries (other than Foreign Subsidiaries) to maintain, public liability insurance, third party property damage and replacement cost insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent. All policies covering the Collateral are to name the Borrower and the Agent as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. Certificates of all insurance policies are to be delivered to the Agent (with true copies of such policies to be made available to the Agent) on or prior to the Closing Date, and such policies shall have all premiums with respect thereto currently paid and contain loss payable endorsements in the Agent's favor, and shall provide for not less than thirty
(30) days prior written notice to the Agent, of the exercise of any right of cancellation. The Agent shall have the right, in the name of the Agent, the Borrower or any

     Subsidiary (other than a Foreign Subsidiary) of the Borrower, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrower shall provide written notice to the Agent of the occurrence of any of the following events promptly and in any event within five (5) Business Days after the occurrence of such event: any material asset or property owned or used by any Borrower or any of the Borrower's Subsidiaries (other than a Foreign Subsidiary) (i) is damaged or destroyed, or suffers any other loss or (ii) is, or the Borrower receives notice of the institution of any proceeding pursuant to which any such asset or property could reasonably be expected to be, condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "Casualty Loss"). The Borrower shall
                                  -------------
     diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss with respect to any of the Collateral, the Borrower shall pay to the Agent or deposit in the Concentration Account, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrower or any of its Subsidiaries (other than a Foreign Subsidiaries) on account of damage, destruction, loss, condemnation or eminent domain proceedings. The Agent may, at its election in its sole discretion either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Loans or (b) pay such proceeds to the Borrower to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. No settlement on account of any such Casualty Loss shall be made without the consent of the Agent. The Agent may participate in any such proceedings and the Borrower shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Agent its attorney-in-fact to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever.

          1.62 Compliance with Laws. The Borrower will comply, and cause each of
               --------------------
its Subsidiaries to comply, with all acts, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of their business (including, without limitation, ERISA and the rules and regulations thereunder, the Bankruptcy Court and the Orders).

          1.63 Inspection of Property, Books and Records; Change of Name,
               ----------------------------------------------------------
Principal Place of Business, Location of Collateral, Etc. The Borrower will
--------------------------------------------------------
keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities; the Borrower shall make no significant change in its accounting practices except as permitted or required by GAAP. The Borrower shall not have the right to change its fiscal year. The Borrower agrees that the Agent or its agents may enter upon the premises of the Borrower or any of its Subsidiaries at any time and from time to time for the purpose of (i) inspecting the Collateral,
(ii) inspecting and/or copying (at Borrower's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors and (iv) verifying Eligible Accounts Receivable and/or Eligible Inventory. Any Lender may accompany the Agent on any such visit at such Lender's own expense. The Borrower agrees to afford the Agent thirty (30) Business Days prior written notice of (a) any new or additional location of any Collateral at which location Collateral having an aggregate value in excess of $1,000,000 will be located, (b) any change in the location of its chief executive office or any new or additional places of business from the locations specified in Schedule D
                                                                     ----------
and (c) any change in its corporate name and, in each such case, the Borrower further agrees to execute in advance of such addition or change and cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent, all in form and substance satisfactory to the Agent.

          1.64 Compliance with Credit Documents. The Borrower will comply, and
               --------------------------------
will cause each of its Subsidiaries to comply, with the terms of each of the Credit Documents.

          1.65 Corporate Existence. The Borrower (i) shall maintain its
               -------------------
corporate existence, shall maintain in full force and effect all material licenses, bonds, franchise, leases, qualifications to do business, trademarks, patents, contracts and other rights necessary for the conduct of its businesses,
(ii) shall continue in, and limit its operations to, the same general lines of business as that presently conducted by it and reasonable extensions thereof and
(iii) shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance with the foregoing would not, in the aggregate, have a Material Adverse Effect; provided, that nothing in this Section
--------                       -------

6.7 shall prohibit the Borrower from discontinuing its manufacturing operations
---
and converting to a Person primarily engaged in the licensing of its Proprietary Rights.

          1.66 ERISA. The Borrower shall deliver to the Agent, at the Borrower's
               -----
expense, the following information at the times specified below:

               (1) within twenty (20) Business Days after the Borrower or any ERISA Affiliate knows that a Termination Event has occurred which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any other entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

               (2) within sixty (60) Business Days after the Borrower or any ERISA Affiliate knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or other such entities have taken, are taking or propose to take with respect thereto;

               (3) at any time that Agent may reasonably request, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

               (4) at any time that Agent may reasonably request, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

               (5) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan with respect to any funding of $1,000,000 or more and all communications received by the Borrower or any ERISA Affiliate with respect to such request;

               (6) within twenty (20) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing, in either case, which could reasonably be expected to result in an increase in the annual contributions necessary to satisfy the minimum funding requirements of ERISA or the terms of such Plan to any of the Borrower of $1,000,000 or more;

               (7) within three (3) Business Days after receipt by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, in either case which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, copies of each such notice;

               (8) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, copies of each such letter;

               (9) within ten (10) Business Days after receipt by the Borrower or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability of $1,000,000 or more under Section 4203, 4204 or 4205 of ERISA, copies of each such notice;

               (10) within ten (10) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment of $1,000,000 or more under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

               (11) within ten (10) Business Days after the Borrower or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in any such case, which could reasonably be expected to result in a liability to the Borrower of $1,000,000 or more, a written statement setting forth any such event or information.

          For purposes of this Section 6.8, the Borrower and any ERISA Affiliate
                               -----------
shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

          The Borrower shall establish, maintain and operate all Plans to comply with the applicable provisions of ERISA, Internal Revenue Code, and all other applicable laws, other than to the extent that the Borrower is in good faith contesting by appropriate proceedings the validity or application of any such provision or law, except to the extent failure to so comply could not reasonably be expected to result in the Borrower incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000.

          1.67 Environmental Matters.
               ---------------------

               (1) The Borrower will use its best efforts to conduct its business and the businesses of each of its Subsidiaries so as to comply with all Environmental Laws in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Borrower or any of its Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof and except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, further,that the Borrower and each of its
                         --------  -------
Subsidiaries shall comply with the order of any court or other governmental body or applicable jurisdiction relating to such Environmental Laws unless the Borrower or Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Borrower or any Subsidiary of the Borrower shall
(a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by the Borrower or any such Subsidiary,
(b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower or any such Subsidiary alleging violations of any Environmental Law or requiring the Borrower or any such Subsidiary to take any action in connection with the release of Hazardous Substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Borrower or Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Substance into the environment or any damages caused thereby, the Borrower shall provide the Agent with a copy of such notice within thirty (30) days after the receipt thereof by the Borrower or such Subsidiary. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties or any of the properties of any of its Subsidiaries arising out of or related to any environmental matters.

               (2) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any real property owned, operated
             -------------
or leased by the Borrower or any of its Subsidiaries is required to be performed by the Borrower or any of the Subsidiaries under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor on, about, under or within the Property (or any portion thereof), the Borrower or such Subsidiary shall within thirty (30) days after written demand for performance thereof by the Agent (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work unless the requirement to perform such Remedial Work is being contested in good faith by the Borrower and to the reasonable satisfaction of the Agent.

          1.68 Collateral Records. The Borrower agrees to promptly execute and
               ------------------
deliver, and to cause each of its Subsidiaries to execute and deliver, to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including, without limitation, those described in Section
                                                                      -------
6.1 of this Credit Agreement, designating, identifying or describing the
---
Collateral pledged to the Lenders hereunder. The Borrower's or any of its Subsidiaries' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral. In addition, upon the Agent's reasonable request, the Borrower will make available to the Agent copies of agreements with, or purchase orders from, the customers of the Borrower and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrower hereby authorizes the Agent to regard its or any of its Subsidiaries' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Person's authorized officers or agents.

          1.69 Security Interests. The Borrower will defend the Collateral
               ------------------
against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower agrees to comply, and to cause each of its Subsidiaries to comply, with the requirements of (i) all state and federal laws in order to grant to the Agent and the Lenders valid and perfected first security interests in the Collateral, and (ii) upon request of the Agent, all laws of jurisdictions outside the United States in order to grant to the Agent and the Lenders valid and perfected first security interests in the Proprietary Rights Collateral located outside of the United States, in each case subject only to Permitted Liens identified on Schedule E as being senior to the Liens
                                      ----------
created by the Credit Documents and the Orders. Without limiting the generality of the foregoing, the Borrower shall promptly, upon the request of any Lender, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Ancillary Documents, the Orders or otherwise deemed by the Agent necessary or reasonably desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby to the extent required by the immediately preceding sentence. The Agent is hereby authorized by the Borrower to file any financing statements covering the Collateral whether or not the Borrower's signatures appear thereon. The Borrower agrees to do, and to cause each of its Subsidiaries to do, whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; using best efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement, the other Credit Documents and the Orders. Any and all fees, costs and expenses, of whatever kind and nature (including any Taxes, attorneys' fees or costs for insurance of any kind), which the Agent may incur with respect to the Collateral or the Obligations; in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrower or any of its Subsidiaries under this Credit Agreement, any other Credit Document or the Orders, shall be borne and paid by the Borrower. If same are not promptly paid by the Borrower, the Agent may pay same on the Borrower's behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

          1.70 Taxes. The Borrower agrees to pay, when due, and to cause each of
               -----
its Subsidiaries to pay when due, all Taxes levied or assessed against the Borrower, any of its Subsidiaries or any of the Collateral; provided,however
                                                            -------- -------
that, unless such Taxes have become a federal tax or ERISA Lien on any of the assets of such Person, no such Tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as reflected on the audited financial statements for the fiscal year ended January 1, 2000 in accordance with GAAP, and, to the extent such reserves shall be taken thereafter, consistent with the Borrower's past practice.

          1.71 Use of Proceeds.
               ---------------

               (1) The initial advances made to the Borrower under this Credit Agreement shall be used by the Borrower to pay the costs and expenses contemplated hereby which are due and payable on the Closing Date, including, without limitation, the Fees and Expenses pursuant to Article 8 hereof, for
                                                      ---------
Permitted Expenses, and for working capital and
general corporate purposes of the Borrower, in each case to the extent permitted under Section 7.22; and the proceeds of any subsequent advances made hereunder
      ------------
shall be used by the Borrower for working capital and general corporate purposes of the Borrower to the extent permitted under Section 7.22, and to repay
                                              ------------
outstanding Prepetition Revolving Credit Obligations on the date of the Final Order, as provided herein, but neither the initial advance nor any subsequent advance shall be used for the purpose of making repayments of any other Debt to any Person or honoring any Guarantee, including, without limitation, any Prepetition Note Purchase Agreement Obligations or any other obligation to any Noteholder pursuant to any Note Purchase Agreement or "Ancillary Document" (as defined therein). Notwithstanding the foregoing, no amounts shall be paid or used pursuant to this Section 6.13 for, and Permitted Expenses shall not
                      ------------
include, fees and disbursements of the Borrower (including, without limitation, fees, costs and expenses incurred by professionals including, without limitation, any professionals retained by the Borrowers), to the extent incurred to contest in any proceeding or any other action (a)(i) the validity, binding effect or enforceability of any of the Credit Documents or the amount of the Loans or the other Obligations outstanding hereunder or (ii) any other rights or interests of the Agent or any Lender under the Credit Documents, or (b)(i) the validity, binding effect or enforceability of any of the Prepetition Credit Documents or the amount of the "Loans" or the other "Obligations" outstanding thereunder (each as defined therein) or (ii) any other rights or interests of the Prepetition Agent or any Prepetition Lender under the Prepetition Credit Documents. Nothing herein shall in any way prejudice or prevent the Agent or any Lender from objecting, for any reason, to any requests or applications made by any party for compensation or reimbursement of expenses pursuant to Section 330 or 331 of the Bankruptcy Code for which Borrowers may seek to use proceeds of the Loans as a Permitted Expense.

               (2) In addition, Borrower shall not use any portion of the proceeds of any loans for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) or for any other purpose which violates the provisions of Regulation U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement. The Borrower shall use the proceeds of each Acceptance solely to reimburse the Issuing Bank of each Acceptance Letter of Credit for obligations owing to such Issuing Bank on account of drawings thereunder.

          1.72 Collection of Accounts. Unless an Event of Default has occurred
               ----------------------
and shall not have been waived, the Borrower may and will enforce and collect in accordance with its credit and collection policy, all amounts owing on the Accounts, for the Lenders' benefit and on the Lenders' behalf, but at the Borrower's expense in accordance with the provisions of Section 8.5 hereof; such
                                                        -----------
privilege shall terminate automatically, however, upon
the occurrence and during the continuance of any Event of Default after notice from the Agent. Any checks, cash, notes or other instruments or property received by the Borrower or any Subsidiary with respect to any Accounts shall be immediately deposited into the collection and concentration accounts maintained pursuant to Section 3.6 hereof. No checks, drafts or other instruments received
            -----------
by the Agent shall constitute final payment unless and until such instruments have actually been collected.

          1.73 Notice; Credit Memoranda; and Returned Goods. The Borrower agrees
               --------------------------------------------
to issue credit memos promptly (with copies made available to the Agent upon its request) upon accepting returns or granting allowances, and may continue to do so until after the occurrence and during the continuance of an Event of Default and notice from the Agent. After the occurrence and during the continuance of an Event of Default and notice from the Agent, the Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrower, marked with the Agent's and the Lenders' name and held by the Borrower for the Agent's and the Lenders' account as owner and assignee.

          1.74 Trademarks. The Borrower shall do and cause to be done all things
               ----------
necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights unless any of the foregoing is no longer in use or is of immaterial value. Promptly after obtaining any federal registration of any trademark, trade name or other trade right or the filing of any application therefor, the Borrower shall deliver to the Agent for the benefit of the Lenders an undated Trademark Security Agreement, executed in blank, with respect to each such registration and application.

          1.75 Patents.  The Borrower shall do and cause to be done all things
               -------
necessary to preserve and keep in full force and effect all patents and patent applications unless any of the foregoing is no longer in use or of immaterial value. Promptly after obtaining any federal registration of any patent or the filing of any application therefor, the Borrower shall deliver to the Agent for the benefit of the Lenders an undated Patent Security Agreement, executed in blank, with respect to each such registration or application.

          1.76 License of Borrower's Name. The Borrower agrees that, in the
               --------------------------
event that it seeks approval of the Bankruptcy Court to license the Borrower's name in the United States to any Person who is not a Subsidiary of the Borrower,
(a) such approval process shall provide for a bid and auction process, which process shall provide a reasonable opportunity for higher and better offers to be made, (b) such bid and auction process shall permit competing proposals to be submitted in any form, including without limitation proposals for purchase of all or substantially all of the assets of the Borrower, and (c) the terms and conditions of such bid and auction process shall be acceptable to the Agent in its sole discretion.

                                  ARTICLE VII

                  Negative Covenants and Financial Covenants
                  ------------------------------------------

          Until termination of the Commitments and payment and satisfaction of all Obligations due hereunder, the Borrower agrees that, unless the Agent shall have certified to the Borrower that the Required Lenders shall have otherwise consented in writing:

          1.77 Debt and Guarantees.
               -------------------

          The Borrower shall not, and shall cause its Subsidiaries not to, create, incur, assume or permit to be outstanding any Debt or any Guarantee other than:

                    (1)  Debt incurred pursuant to this Credit Agreement;

                    (2) Debt consisting of Guarantees of the Debt of any Foreign Subsidiary to the extent such Debt exists on the date hereof and is listed in Schedule D; provided no payments may be made on or with respect
               ----------
     to such Debt;

                    (3) Debt outstanding on the Closing Date and identified on Schedule D, provided that no payment may be made on or with respect to such
     ----------
     Debt and that no such Debt (other than capital leases identified in Schedule D to the extent that Schedule D expressly permits refinancing of
     ----------                    ----------
     such capital leases) may be refinanced unless, in the case of capital leases, Schedule D expressly provides for renewal or refinancing of such
             ----------
     Leases; and

                    (4) Debt of Foreign Subsidiaries to the extent such debt is listed on Schedule G.
               ----------

          1.78 Restricted Payments.  The Borrower will not, directly or
               -------------------
indirectly, (i) declare or pay any dividend or make any distribution on its capital stock or to the holders of its capital stock (other than dividends or distributions payable in its capital stock or rights to acquire its capital stock), (ii) redeem, repurchase or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, any capital stock of the Borrower or its Subsidiaries (except shares acquired upon the conversion thereof into other shares of capital stock or rights to acquire such capital stock) or rights to acquire such capital stock, (iii) redeem, repurchase, defease or otherwise acquire or retire for value or make any payment with respect to, or permit any Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value or make any payment with respect to, Debt of the Borrower or any of such Subsidiaries (other than (x) Debt incurred pursuant to this Credit Agreement or the Prepetition Revolving Credit Obligations to the extent permitted hereunder and (y) in the case of a Foreign Subsidiary, payments by such Foreign Subsidiary on account of Debt listed on Schedule G), or (iv) pay or agree to pay any management fee or other payment of
----------
any kind whatsoever to Apollo or any Affiliate of Apollo, nor will the Borrower permit any of its Subsidiaries to make any such payment to Apollo or any Affiliate of Apollo.

          1.79 Investments.  The Borrower will not, and will not permit any of
               -----------
its Subsidiaries (other than Foreign Subsidiaries) to, make or acquire any Investment in any Person other than:

               (1) Investments in Subsidiaries existing on the Closing Date and disclosed on Schedule D; and
             ----------

               (2)  Permitted Investments.

          1.80 Negative Pledge. Neither the Borrower nor any Subsidiary
               ---------------
(other than Foreign Subsidiaries) will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except Permitted Liens.

          1.81 Consolidations, Mergers and Sales of Assets
               -------------------------------------------

               (1) The Borrower will not, directly or indirectly, in whole or in part, enter into any Asset Disposition, other than dispositions of (i) Inventory (including obsolete Inventory) in the ordinary course of business,
(ii) Accounts supported by letters of credit discounted on a commercially reasonable basis, (iii) obsolete or worn out equipment in any one-year period having a value of not more than $100,000, and (iv) other property, plant or equipment; provided that no such Asset Disposition shall be permitted under
           --------
clause (iv) unless (aa) any such Asset Disposition shall be for no less than the
------ ----
fair market value of the applicable asset at the time of such sale, (bb) the purchase price for the assets sold, conveyed, leased or otherwise transferred in such transaction shall be paid to the Borrower solely in cash on the closing date of such transaction, (cc) the proceeds of such transaction shall be used to prepay the Revolving Loans and to permanently reduce the Commitments to the extent required by and in accordance with the terms of Section 3.5(d) hereof,
                                                       --------------
and (dd)
no Default or Event of Default has occurred and is continuing or would result from such transaction (which requirement may be waived in writing by the Agent in its good faith discretion).

               (2) The Borrower shall continue to maintain the operating integrity of its business and shall continue to operate only in the same general types of businesses as now conducted thereby and reasonable extensions thereof, and shall continue to preserve, renew and keep in full force and effect, its corporate existence and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; provided, that nothing in
                                                    --------
this Section 7.5(b) shall prohibit the Borrower from discontinuing its
     --------------
manufacturing operations and converting to a Person primarily engaged in the licensing of its Proprietary Rights.

               (3) The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person.

               (4) The Borrower will not, and will not permit any Subsidiary to, purchase or otherwise acquire all or substantially all of the assets of any Person or all or substantially all of the capital stock or other ownership interests of any Person.

          1.82 Capital Expenditures.  The Borrower shall not make, or commit to
               --------------------
make, Consolidated Capital Expenditures, during the term of this Credit Agreement, in excess of $500,000 in the aggregate.

          1.83 Transactions with Affiliates.  The Borrower will not, and will
               ----------------------------
not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any other transaction with, or render to or receive any service from, any Affiliate; provided,
                                                               --------
however, that the foregoing provisions of this Section 7.7 shall not prohibit,
-------                                        -----------
the Borrower or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, or from effecting any other transactions with an Affiliate, if such sales or purchases are made or such services are rendered, or such other transactions are effected, on terms and conditions at least as favorable and reasonable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate and will not have a material adverse effect on the Collateral taken as a whole or the Accounts and Inventory; provided, however, that, notwithstanding the foregoing,
                        -------   -------
the

Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or agree to pay any management fee or other payment of any kind whatsoever to Apollo or any Affiliate of Apollo.

          The foregoing restrictions shall not apply to reasonable fees paid to and indemnity provided on behalf of the Directors and officers of the Borrower or any of its Subsidiaries in the ordinary course of business and consistent with past practices.

          1.84 Restrictions on Foreign Subsidiary Support.  Except for open
               ------------------------------------------
accounts existing as of January 22, 2001, the Borrower will not permit to exist any open account sales, transfers by the Borrower of goods of any kind, or any other financial support, to any Foreign Subsidiary, except the Borrower may, in the ordinary course of business and consistent with past practice in amounts similar to those funded historically by the Borrower to such entities or for such purposes, as applicable, and to the extent permitted under Section 7.22,
                                                                ------------
fund (a) operating expenses of Calzado Deportivo de Reynosa, S.A., (b) operating expenses of Converse Japan, Inc., and (c) operating expenses for European licensing offices.

          1.85 Environmental Matters.  The Borrower, will not, and will not
               ---------------------
permit any of the Subsidiaries to, use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about any real property owned, operated or leased by the Borrower or any of its Subsidiaries, or transport to or from any such property, any Hazardous Substance, or (to the extent within the Borrower's or any such Subsidiary's control) permit any other person to do so, where such could reasonably be expected to have a Material Adverse Effect.

          1.86 Amendments to Certificates of Incorporation and By-Laws.  The
               -------------------------------------------------------
Borrower shall not, nor shall it permit any of its Subsidiaries to, alter or modify their respective Articles or Certificate of Incorporation or By-Laws in any manner. The Borrower shall not change its corporate name, mailing address, principal place of business or structure, unless it shall have complied with the requirements of Section 6.5 hereof.
                -----------

          1.87 No Prohibited Transactions Under ERISA.
               --------------------------------------
The Borrower shall not do any of the following if such action could reasonably be expected to result in the Borrower incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000:

               (1) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

               (2) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

               (3) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (4) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan;

               (5) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;

               (6) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

               (7) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

               (8) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan.

          1.88 No Additional Bank Accounts. The Borrower Will not, and shall
               ---------------------------
not permit any of its domestic Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Loan Disbursement Account and the accounts set forth on Schedule F.
                                      ----------

          1.89 No Additional Subsidiaries. The Borrower will not, and shall
               --------------------------
not permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries, including Foreign Subsidiaries.

          1.90 Reclamation Claims; Bankruptcy Code Section 546(g) Agreements.
               -------------------------------------------------------------
Borrower will not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) make any payments or transfer any property on account of claims asserted by an vendors of the Borrower or any of its Subsidiaries for reclamation in accordance with Section 2-702 of the Code and Section 546(c) of the Bankruptcy Code or (b) enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory to any vendor pursuant to Section 546(g) of the Bankruptcy Code.

          1.91 No Acquisition of Real Property. The Borrower shall not, and
               -------------------------------
shall not permit any of its Subsidiaries to, directly or indirectly, purchase or acquire any ownership interest in real property other than the Owned Real Property.

          1.92 Chapter 11 Claims. The Borrower shall not incur, create, assume,
               -----------------
suffer to exist or permit any other Super-priority Claim that is pari passu
                                                                 ---- -----
with or senior to the claims of the Agent and the Lenders against the Borrower hereunder, except for the Carve-Out.

          1.93 Application to the Bankruptcy Court. The Borrower shall not apply
               -----------------------------------
to the Bankruptcy Court for authority to (a) take any action that is prohibited by the terms of this Agreement or the other Credit Documents, (b) refrain from taking any action that is required to be taken by the terms of this Agreement or the other Credit Documents, or (c) permit any Debt or claim to be pari passu
                                                                  ---- -----
with or senior to the Obligations except for the Carve-Out.

          1.94 Modifications to Interim Order or Final Order.
               ---------------------------------------------
               (1) The Borrower shall not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Interim Order or the Final Order.

               (2) The Borrower shall not make any Permitted Prepetition Claim Payments after the occurrence of and during the continuance of a Default or Event of Default.

          1.95 Principal Amount of Revolving Loans.  The Borrower shall not, on
               -----------------------------------
any date on or after the first Amortization Date, have Obligations outstanding in excess of the Projected Commitment for the most recently preceding Amortization Date (or, if such date is an Amortization Date, for such date).

          1.96 No Additional Retail Stores. The Borrower shall not, and shall
               ---------------------------
not, and shall not permit any of its Subsidiaries to, directly or indirectly, ot permit any of its Subsidiaries to, directly orindirectly, open any retail store after the date hereof.

          1.97   Operations and Assets of Subsidiaries.  The Borrower shall not
                 -------------------------------------
permit any of its Subsidiaries to, directly or indirectly, locate or suffer to be located any material operations or assets in the United States, except for shares of capital stock held by such Subsidiaries in their respective Subsidiaries.

          1.98   Certain Payments. The Borrower shall not (x) make any payment
                 ----------------
account of any Claim arising or deemed to have arisen prior to the Filing Date (including any payments made as adequate protection) unless such payment is both a Permitted Prepetition Claim Payment and is provided for in the Initial Monthly Budget, (y) make any payment to Foreign Subsidiaries except payments set forth in the Initial Monthly Budget and satisfying the requirements of Section 7.8, or
                                                                 -----------
(z) make any payment (A) except in a manner consistent with the Initial Monthly Budget or (B) for any Monthly Accounting Period, in excess of the total of (i) the Budgeted Amount, plus (ii) the Permitted Variance, plus (iii) the Cumulative
                     ----                              ----
Carryforward (such total, the "Maximum Budget Amount" for such Monthly
                               ---------------------
Accounting Period).

                                 ARTICLE VIII

                          Interest, Fees and Expenses
                          ---------------------------

          1.99   Interest on LIBOR Rate Loans.  Subject to the provisions of
                 ----------------------------
Section 8.4 hereof, interest on LIBOR Rate Loans shall be payable at the end of
-----------
each applicable Interest Period with respect to such LIBOR Rate Loan (or, in the case of Interest Periods in excess of one month, on every thirtieth (30th) day from the beginning of such Interest Period, and on the last day of such Interest Period), at the date of Conversion of such LIBOR Rate Loan (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loan at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loan to the Adjusted LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loan plus the LIBOR Rate Margin. The Agent upon determining the Adjusted
          ----
LIBOR Rate for any Interest Period shall promptly notify the Borrower and the Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          1.100  Interest on Prime Rate Loans.  Subject to the provisions of
                 ----------------------------
Section 8.4 hereof, interest on Prime Rate Loans shall be payable monthly in
-----------
arrears as of the end of each month at an interest rate per annum equal to the Prime Lending Rate plus one and one-half percent (1.50%). In the event of any
                   ----
change in said Prime Lending Rate, the rate hereunder shall change, effective as of the day the Prime Lending Rate changes. The rate hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

          1.101  Notice of Rollover and Notice of Conversion.
                 -------------------------------------------

                 (1) With respect to any borrowing consisting of LIBOR Rate Loans, the Borrower may, subject to the provisions of Section 8.3(c) and
                                                      --------------
provided that no Default or Event of Default has occurred and is continuing, elect to maintain such borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Rollover") shall
                                                             --------
constitute a borrowing and shall be made by notice given not later than 12:00 noon. (New York time) on the third Business Day prior to the date of any such Rollover relating to LIBOR Rate Loans, by the Borrower to the Agent. Such notice by the Borrower of a Rollover (a "Notice of Rollover") shall be by telephone,
                                  ------------------
telecopy, telex or cable, confirmed immediately in writing if by telephone, in substantially the form of Exhibit N hereto, specifying (i) the date of such
                          ---------
Rollover, (ii) the Type of Loans subject to such Rollover, (iii) the aggregate amount of Loans subject to such Rollover and (iv) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. The Borrower may elect to maintain more than one borrowing consisting of LIBOR Rate Loans by combining such borrowings into one borrowing and selecting a new Interest Period pursuant to this Section 8.3(a); provided, however, that each of the borrowings
                 --------------  --------  -------
so combined shall consist of Loans having Interest Periods ending on the same date. If the Borrower shall fail to select a new Interest Period for any borrowing consisting of LIBOR Rate Loans in accordance with this Section 8.3(a),
                                                                 --------------
or if at the end of any applicable Interest Period a Default or Event of Default shall exist, the Agent will forthwith so notify the Borrower and the Lenders, and such Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans.

                 (2) The Borrower may on any Business Day (provided that no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given by the Borrower to the Agent, and
                --------------------
subject to the provisions of Section 8.3(c), convert the entire amount of or a
                             --------------
portion of all Loans of one Type comprising the same borrowing into Loans of another Type; provided, however, that any conversion of any LIBOR Rate Loans
              --------  -------
into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrower shall pay accrued interest to the date of conversions on the principal amount converted. Each such Notice of Conversion shall be given not later than 12:00 noon (New York time) on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business

Day prior to the date of any proposed Conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex or cable confirmed immediately in writing if by telephone in substantially the form of Exhibit O hereto specifying (i) the
                                       ---------
requested date of such Conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such Conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each Conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one borrowing into Loans of another Type by combining such borrowings into one borrowing consisting of Loans of another Type; provided,
                                                                   --------
however, that if the borrowings so combined consist of LIBOR Rate Loans, such
-------
Loans shall have Interest Periods ending on the same date.

                    (3)  Anything in subsections (a) and (b) above to the
                                     ---------------     ---
     contrary,

                         (1) if the Agent is unable to determine the LIBOR Rate for LIBOR Rate Loans comprising any requested borrowing, Rollover or Conversion, the right of the Borrower to select or maintain LIBOR Rate Loans for such borrowing or any subsequent borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exists, and each Loan comprising such borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement; and

                         (2) if (A) any Lender shall notify the Agent that it has determined that maintenance of one or more LIBOR Rate Loans would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (B) the Required Lenders shall, at least one Business Day before the date of any requested borrowing, Rollover or Conversion, notify the Agent that deposits of a type and maturity appropriate to match fund any borrowing of LIBOR Loans are not available, then the right of the Borrower to select LIBOR Rate Loans for such borrowing shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such borrowing shall be a Loan of a Type that is unaffected by such circumstances, as selected by the Borrower pursuant to this Credit Agreement. The Agent shall give the Borrower notice when the circumstances causing such suspension no longer exist.

               (4) The Agent shall give to each Lender prompt notice of any Notice of Rollover or Notice of Conversion by telecopy, telex or cable. Each Notice of Rollover and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any borrowing, Rollover or Conversion that the related Notice of Borrowing, Notice of Rollover or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such borrowing, Rollover or Conversion specified in such Notice of Borrowing, Notice of Rollover or Notice of Conversion, the applicable conditions set forth in Article 2, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such borrowing, Rollover or Conversion.

          1.102  Interest After Event of Default.  Intereston any amount of
                 -------------------------------
matured principal under the Loans, and interest on the amount of principal under the Loans outstanding as of the date an Event of Default specified in Section
                                                                      -------
10.1(a) hereof occurs or following the date written notice to the Borrower of
-------
the occurrence of any other Event of Default is received by the Borrower, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Event of Default shall have been waived, shall be payable on demand at a rate equal to the rate at which the Loans are bearing interest pursuant to Section 8.1 or Section 8.2
                                                    -----------   ------------
above, as applicable, plus two percent (2.00%). In the event of any change in
                      ----
said applicable interest rate, the rate hereunder shall change, effective as of the day the applicable interest rate changes, so as to remain two (2.00%) percent above the then applicable interest rate. The rate hereunder shall be calculated based on a 360-day year for the actual number of days elapsed.

          1.103  Reimbursement of Expenses.
                 -------------------------

                 (1) On the Closing Date, the Borrower shall reimburse the Agent for all Expenses incurred by the Agent on or prior to the Closing Date. From and after the Closing Date, the Borrower shall promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request. In addition, the Borrower shall reimburse the Agent, any Issuing Bank, any Accepting Bank and each Lender upon demand for all costs and expenses (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Credit Agreement, the other Credit Documents and the Order and (ii) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent, any Issuing Bank and the Lenders, or any of them, from paying any amount under any Letter of Credit.

               (2) If any payment of principal of, or Conversion or Rollover of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, Conversion or Rollover of such Loan or acceleration of the maturity of the Notes pursuant to
Article 10 hereof or for any other reason, the Borrower shall, upon demand by
----------
any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

          1.104  Unused Line Fee.  The Borrower shall pay to the Agent for the
                 ----------------
account of the Lenders an unused line fee (the "Unused Line Fee") in an amount
                                                ---------------
equal to fifty hundredths of one percent (.50%) per annum on the average unused portion of the Total Commitments then in effect, accruing from the first day after the Closing Date and calculated on the basis of a 360-day year for the actual number of days elapsed. The Unused Line Fee shall be payable monthly in arrears on the last Business Day of each month after the Closing Date and on the Termination Date. For purposes of calculating the Unused Line Fee, the aggregate amount of the then outstanding (i) Revolving Loans, (ii) Letter of Credit Obligations and (iii) Acceptance Obligations shall constitute usage.

          1.105  Letter of Credit Fees; Acceptance Commissions.
                 ---------------------------------------------

               (1) The Borrower agrees to pay to the Agent for the account of the Lenders in the case of each Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fees") (i) based on the undrawn and outstanding face amount of
 ---------------------
any such commercial Letter of Credit at a rate per annum equal to two percent (2.00)% and (ii) based on the undrawn and outstanding face amount of any such standby Letter of Credit at a rate per annum equal to two percent (2.00%), in all cases calculated on the basis of a 360-day year for the actual number of days elapsed. In addition, the Borrower agrees to pay to the Issuing Bank for the account of the Issuing Bank a facing fee equal to one-half of one percent (0.50%) on the initial face amount of each commercial or stand-by Letter of Credit (the "L/C Facing Fee"). The Letter of Credit Fees and the L/C Facing Fees
             --------------
shall be payable monthly in arrears on the last Business Day of each month after the issuance of such Letter of Credit during the term of such Letter of Credit and on the expiration date of such Letter of Credit. Notwithstanding the foregoing, all Letter of Credit Fees shall be payable on demand and shall increase to a rate which is two percent (2.00%) above the Letter of Credit Fee rate that is otherwise applicable to any such Letters of Credit if (i) an Event of Default set forth in Section 10.1(a) hereof occurs or (ii) the Agent
                              ---------------
gives written notice to the Borrower of any other Event of Default set forth in
Section 10.1, and such increased rate shall remain in effect until such Event of
------------
Default is waived.

                 (2) The Borrower agrees to pay to the Agent for the account of the Lenders as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Issuing Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Letter of Credit Fees and the L/C Facing Fee paid to the Agent for the benefit of the Lenders) in connection with the issuance of any Letters of Credit by the Issuing Bank. The Borrower further agrees to pay to the Issuing Bank upon demand for its own account, the Issuing Bank's customary issuing, administrative and negotiating fees.

                 (3) The Borrower agrees to pay to the Agent for the account of the Lenders in the case of each Acceptance, an Acceptance commission (the "Acceptance Commission") based on the face amount of such Acceptance for the
 ---------------------
period from the date of acceptance to maturity at a rate per annum equal to two percent (2.00%) on the basis of a 360-day year for the actual number of days elapsed. The Acceptance Commissions shall be payable upon the creation of such Acceptance. Notwithstanding the foregoing, all Acceptance Commissions shall increase to a rate which is two percent (2.00%) above the Acceptance Commission rate that is otherwise applicable to any such Acceptance if (i) an Event of Default set forth in Section 10.1(a) hereof occurs or (ii) the Agent gives
                     ---------------
written notice to the Borrower of any other Event of Default set forth in
Section 10.1 and such increased rate shall remain in effect until such Event of
------------
Default is waived.

                 (4) The Borrower agrees to pay to the Agent for the account of the Lenders as and when incurred by the Agent or any Lender, any charges, fees, costs and expenses charged to the Agent or any Lender for the Borrower's account by the Accepting Bank (other than any fees charged to the Agent or any Lender which would be duplicative of the Acceptance Commissions paid to the Agent for the benefit of the Lenders) in connection with the creation or discount of any Acceptance by the Accepting Bank. The Borrower further agrees to pay to the Accepting Bank upon demand for its own account, the Accepting Bank's customary creation, discounting, administrative and negotiating fees.

          1.106  Fees; Expenses. The Borrower agrees to pay the following fees
                 --------------
in such amounts and at such times as follows:

                 (1) to the Agent for its sole account as a collateral management fee, an amount equal to $125,000, payable on the Closing Date and on each anniversary thereof during the term hereof (the "Collateral Management
                                                      ---------------------
Fee");
---

                 (2) a nonrefundable closing fee of 150 basis points on the Total Commitment as of the Closing Date (the "Closing Fee"), payable to the
                                              -----------
Agent for the account of the Lenders (in accordance with their respective Proportionate Shares), such fee to be fully earned on the Closing Date and to be payable in two installments as follows:

                      (i) 100 basis points paid on January 12, 2001 in connection with the closing of the Fourteenth Amendment to Credit Agreement, dated as of January 12, 2001, among the Borrower, the Prepetition Lenders party thereto, and the Agent (the "Fourteenth
                                                            ----------
     Amendment"); and (ii) 50 basis points to be paid on February 28, 2001,
     ---------
     provided that the Borrower shall be entitled to a credit of $200,000
     --------
     against this fee on account of the fees paid under the Forbearance Agreement, dated as of October 27, 2000, among the Borrower, the Lenders party thereto, and the Agent;

                 (3) on each of February 28, 2001 and April 15, 2001, if the Fixed Asset Reserve on such date shall not be equal to or greater than $8,895,000, a nonrefundable fee of $250,000 (each, a "Fixed Asset Reserve Fee"),
                                                      -----------------------
payable to the Agent for the account of the Lenders (in accordance with their respective Proportionate Shares);

                 (4) upon demand by the Agent after the incurrence thereof, all reasonable costs and Expenses of the Agent incurred in connection with the audits, inspection and examination of the Collateral described in this Credit Agreement, the other Credit Documents and the Orders, and all reasonable legal fees and Expenses of the Agent in connection with the management of the loan facility as contemplated hereunder.

          1.107  Authorization to Charge Account.  The Borrower hereby
                 -------------------------------
authorizes the Agent to charge the Borrower's Loan Account with the amount of all payments and Fees and Expenses due hereunder as and when such payments become due. The Borrower confirms that any charges which the Agent may so make to the Borrower's Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

          1.108  Indemnification in Certain Events.  If after the Closing Date,
                 ---------------------------------
either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Deutsche Bank or any other banking or financial institution from whom any of the Lenders borrow funds or obtain credit (a "Funding Bank") or any
                                                          ------------
of the Lenders, or (ii) a Funding Bank or any of the Lenders
complies with any future guideline or request from any central bank or other governmental authority or (iii) a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such
                                                       ------------
adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lenders' policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an
                              -----------  ----    -----
increase in the cost to any of the Lenders of funding or maintaining any such Lender's Commitments, then the Borrower shall from time to time upon demand by the Agent (which demand shall be made by the Agent upon the request of any such Lender), pay to the Agent additional amounts sufficient to indemnify the Lenders against such increased cost. A certificate as to the amount of such increased cost shall be submitted to the Borrower by the Lender requesting such additional amount or increased cost and shall be conclusive absent manifest error.

          1.109  Waiver of Certain Prepetition Fees.  The 50 basis point fee
                 ----------------------------------
payable pursuant to Section 3.1(ii) of the Fourteenth Amendment, and the $500,000 fee payable pursuant to Section 3.2 of the Fourteenth Amendment, are each hereby waived.

                                  ARTICLE IX

                              Powers of Attorney
                              ------------------

          1.110  Appointment as Attorney-in-Fact.  The Borrower hereby
                 -------------------------------
irrevocably authorizes and appoints the Agent or any Person or agent the Agent may designate as such Borrower's attorney-in-fact, at the Borrower's cost and expense, to exercise, subject to the limitations set forth in Section 9.2
                                                              -----------
hereof, all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to the Lenders have been paid and satisfied in full:

                 (1) to receive, take, endorse, sign, assign and deliver, all in the name of the Agent, the Lenders or the Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                 (2) to receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

                 (3) to request at any time from customers indebted on Accounts, in the name of the Agent, the Lenders or the Borrower or that of the Agent's or Lenders' designee, information concerning the Accounts and the amounts owing thereon;

                 (4) to give customers indebted on Accounts notice of the Lenders' interest therein, and/or to instruct such customers to make payment directly to the Agent for the Borrower's account;

                 (5) to take or bring, in the name of the Agent, the Lenders or the Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

                 (6) to revise, update, amend and otherwise complete the Trademark Security Agreements and the Patent Security Agreements as the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreements and the Patent Security Agreements with the United States Patent and Trademark Office in order to, assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Agent or any of the Lenders.

          1.111  Limitation on Exercise of Power. Notwithstanding anything
                 -------------------------------
hereinabove to the contrary, the powers set forth in clauses (b), (d), (e) and
                                                     -----------  ---  ---
(f) above may only be exercised by the Agent on and after the occurrence of an
---
Event of Default which has not been waived by the Agent. The powers set forth in clauses (a) and (c) above may be exercised by the Agent at any time.
-----------     ---

                                   ARTICLE X

                        Events of Default and Remedies
                        ------------------------------

          1.112  Events of Default.  The occurrence of any of the following
                 -----------------
events shall constitute an Event of Default hereunder:

                 (1) failure of the Borrower to pay (i) any Fees or Expenses or other Obligations (other than principal or interest) when due, or if the amount in the Borrower's accounts and the Borrower's Borrowing Base is insufficient to permit such payment when due, then within two (2) Business Days of when due, in each case whether at stated maturity, by acceleration, or otherwise or (ii) any principal or interest when due, whether at stated maturity, by acceleration or otherwise;

                 (b) (i) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 6.1 (except in Sections 6.1(e), (f) or (g)), 6.2, 6.3, 6.5, 6.7,
     ------------            ---------------  ---    ---   ---  ---  ---  ---
     6.8, 6.10, 6.11, 6.13, or 6.14 or Article VII hereof;
     ---  ----  ----  ----     ----    -----------

                         (1) failure of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it in Sections
                                                                 --------
     6.1(e), (f) or (g) and the failure shall continue unremedied until five (5)
     ------  ---    ---
     Business Days after the earlier of (x) the date that the Borrower becomes aware of any such failure or (y) the Agent's delivery of notice to the Borrower of such failure;

                         (2) failure of the Borrower or any Subsidiary of the Borrower to perform, comply with or observe any term, covenant or agreement applicable to it in any Credit Document or any other agreement, document, instrument or certificate among the Borrower or any Subsidiary of the Borrower, the Agent and the Lenders or executed by the Borrower or any Subsidiary of the Borrower in favor of the Agent or the Lenders (other than a provision covered by clause (i) or (ii) above) and the failure shall
                            ----------    ----
     continue unremedied until ten (10) Business Days after the earlier of (x) the date that the Borrower or such Subsidiary becomes aware of any such failure or (y) the Agent's delivery of notice to the Borrower of such failure;

                 (2) breach by the Borrower of any representation or warranty contained in this Credit Agreement (other than under a provision covered by subsection (a) or (b) above), the other Credit Documents, or any other
--------------    ---
agreement, document, instrument or certificate among the Borrower, the Agent and the Lenders or executed by the Borrower in favor of the Agent or the Lenders;

                 (3) (i) the Case shall be dismissed, suspended or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in the Case;

                 (4) (i) an order of the Bankruptcy Court shall be entered granting another Super-priority Claim or Lien pari passu with or senior to that
                                              ---- -----
granted (X) to the Agent and the Lenders pursuant to this Credit Agreement, the other Credit Documents and the Orders or (Y) to the Prepetition Lenders, (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders, (iii) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders, (iv) an order of the Bankruptcy Court shall be entered authorizing the obtaining of credit or the incurring of indebtedness that is entitled to status as a Super-priority Claim or Lien pari passu with or senior
                                                     ---- -----
to that granted (X) to the Agent and the Lenders pursuant to this Credit Agreement, the other Credit Documents and the Orders or (Y) to the Prepetition Lenders, or (v) an order of the Bankruptcy Court shall be entered which authorizes the use by the Debtor of the Prepetition Lenders' Cash Collateral other than as expressly set forth in the Orders;

                 (5) an order of the Bankruptcy Court shall be entered in the Case appointing an examiner having enlarged powers relating to the operation of the Borrower's business (powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

                 (6) the Borrower shall make any payments of Debt relating to pre-Filing Date obligations other than as explicitly consented to by the Agent;

                 (7) the entry of an order or orders granting relief from the automatic stay so as to allow a third party or third parties to proceed against any asset or assets of the Borrower which have a value in excess of $500,000 in the aggregate;

                 (8) the filing of any pleading by the Borrower seeking, or otherwise consenting to, any of the matters set forth in clauses (d) through (h)
                                                         -----------         ---
above;

                 (9) there shall occur any event after the Filing Date which results in a Material Adverse Effect;

                 (10) the entry of the Final Order shall not have occurred within forty (40) days after the Filing Date;

                 (11) the Borrower files any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the liens granted to secure the Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any property which secures the Prepetition Revolving Credit Obligations;

                 (12) a Change in Control shall have occurred; or

                 (13) (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Credit Documents shall cease to be enforceable in accordance with its terms, or any party (other than the Agent or the Lenders) to any Credit Document shall deny or disaffirm its obligations under any of the Credit Documents, or any Credit Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of the Agent and (ii) any of the Credit Documents shall cease for any reason to be in full force and effect (other than in accordance with the terms hereof or thereof) or any action or proceeding shall have been commenced by any Person (other than the Agent or any Lender) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Credit Document.

          1.113  Acceleration.  Upon the occurrence of an Event of Default which
                 ------------
has not been waived by the Agent at the direction of the Required Lenders, the Agent shall, upon the written, telecopied or telex request of the Required Lenders, and by delivery of written notice to the Borrower from the Agent, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against the
Borrower: (a) declare all or any part of the Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Sections
                                                                      --------
10.1(d) through (i) and Sections 10.1(k) and (l) hereof, in which case all
-------         ---     ----------------     ---
Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Agent or any Lender; and/or (b) immediately terminate or reduce the Commitments under this Credit Agreement.

          In addition, upon demand by the Agent or the Required Lenders after the occurrence of any Event of Default unless such Event of Default is waived, the Borrower shall deposit with the Agent for the benefit of the Lenders with respect to each Letter of Credit then outstanding and each Acceptance then outstanding promptly upon such demand, cash or Cash Equivalents in an amount equal to 110% of the greatest amount for which such Letter of Credit may be drawn and 110% of the face amount of each outstanding Acceptance. Such deposit shall be held by the Agent for the benefit of the Issuing Banks, the Accepting Banks and the other Lenders as security for, and to provide for the payment of, outstanding Letters of Credit and the Acceptance Obligations.

          If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Credit Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans and other Obligations due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrower, the Required Lenders may elect, in the sole discretion of such Required Lenders, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          1.114  Remedies.  Immediately upon the occurrence of any Event of
                 --------
Default which has not been waived by the Agent at the direction of the Required Lenders, and subject to Section 10.4, the Agent may: (a) remove from any
                        ------------
premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use (at the expense of the Borrower) such of the supplies or space of the Borrower at the Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Borrower or the Lenders and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or the Lenders; (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and any Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrower; (d) foreclose the security interests created pursuant to the Credit Documents by any available judicial procedure, or to take possession of any or all of the Inventory and equipment without judicial process and enter any premises where any Inventory and equipment may be located for the purpose of taking possession of or removing the same; and (e) revise, update, amend and otherwise complete the Trademark Security Agreements as the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreements and Patent Security Agreements with the United States Patent and Trademark Office in order to, assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Agent or any of the Lenders. The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and equipment, whether in its then condition or after further preparation or processing, in the name of the Borrower or the Lenders, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent or any other Lender shall have the right to purchase at any such sale. If any Inventory and equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and equipment in such saleable form as the Agent shall deem appropriate. The Borrower agrees, at the request of the Agent, to assemble the Inventory and equipment and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrower or elsewhere, and to make available to the Agent the premises and facilities of the Borrower or any Pledgor for the purpose of the Agent's taking possession of, removing or putting the Inventory and equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notification and full compliance with the law. The Agent shall be entitled to use all Proprietary Rights and computer software programs and data bases used by the Borrower in connection with their respective businesses or in connection with the Collateral. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Borrower's Obligations to the Lenders, whether due or to become due, in such order as the Agent may elect. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in Section 3.6(e). The Borrower shall remain liable to the Lenders for any
         --------------
deficiencies, and the Lenders in turn agree to remit to the Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

          1.115  Automatic Stay.  Upon the occurrence and during the
                 --------------
continuation of an Event of Default, after five (5) business days' written notice by the Agent to the Borrower, the automatic stay provided by Section 362 of the Bankruptcy Code shall be deemed automatically vacated without further order of the Bankruptcy Court and the Lenders shall be immediately permitted to, inter alia, pursue any and all of the remedies against the Credit Parties and
----- ----
seek payment in respect of all Obligations and Prepetition Revolving Credit Obligations.

                                  ARTICLE XI


                Termination of the Revolving Credit Commitments
                -----------------------------------------------

          Except as otherwise provided in Article 10 hereof, the Revolving
                                          ----------
Credit Commitments made hereunder shall terminate on the Termination Date and all then outstanding Loans and Acceptance Obligations shall be immediately due and payable in full and all outstanding Letters of Credit and Acceptances shall immediately terminate except as otherwise provided in Section 4.1 hereof. Unless sooner
                                          -----------
demanded, all Obligations shall become due and payable as of any such termination hereunder or under Article 10 hereof. All of the Agent's and the
                               ----------
Lenders' rights, liens and security interests relating to any cash collateral securing any outstanding Letters of Credit or Acceptance Obligations provided for in Section 4.1 and Article 10 hereof shall continue after any termination of
       -----------     ----------
the Commitments until all Obligations relating to such Letters of Credit and all Obligations relating to such Acceptances have been paid and satisfied in full.

                                  ARTICLE XII

                                   The Agent
                                   ---------

          1.116  Appointment of Agent.
                 --------------------

                 (1) Each Lender hereby designates Bankers Trust Company as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note, by the acceptance of such Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto including, without limitation, the execution, delivery and performance by the Agent of any application in favor of an Issuing Bank in connection with the issuance of any Letter of Credit or the execution, delivery and performance of an application for the creation of an Acceptance or an Acceptance. The Agent shall hold all Collateral and all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the ratable benefit of the Lenders. The Agent may perform any of its duties hereunder by or through its agents or employees.

                 (2)  The provisions of this Article 12 are solely for the
                                             ----------
benefit of the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof (other than Section 12.10). In performing its functions and duties under this Credit
     -------------
Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

          1.117  Nature of Duties of Agent.  The Agent shall have
                 -------------------------
no duties or responsibilities except those expressly set forth in this Credit Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement except as expressly set forth herein.

          1.118  Lack of Reliance on Agent.
                 -------------------------

                 (1) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
(i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                 (2) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

          1.119  Certain Rights of the Agent. The Agent shall have the right to
                 ---------------------------
request instructions from the Required Lenders by notice to each of the Lenders. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders. The

Agent may give any notice required under Article 10 hereof without the consent
                                         ----------
of any of the Lenders unless otherwise directed by the Required Lenders in writing and will, at the direction of the Required Lenders, give any such notice required under Article 10.
               ----------

          1.120  Reliance by Agent.  The Agent shall be entitled to rely, and
                 -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          1.121  Indemnification of Agent.  To the extent the Agent is not
                 ------------------------
reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement, provided that no Lender
                                                     --------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          1.122  The Agent in its Individual Capacity. With respect to its
                 ------------------------------------
obligation to lend under this Credit Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit and Acceptances created pursuant hereto issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

          1.123  Holders of Notes.  The Agent may deem and treat the payee
                 ----------------
of any

Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          1.124  Successor Agent
                 ---------------

                 (1) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 12.9) by giving
                                                     ------------
written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld or delayed), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $50,000,000.

                 (2) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall inure to its benefit as to any
                              ----------
actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

          1.125  Collateral Matters.
                 ------------------

                 (1) Each Lender authorizes and directs the Agent to enter into the Ancillary Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Credit Agreement or the Ancillary Documents, and the exercise by the

Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Ancillary Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Ancillary Documents.

               (2) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.10.
                 -------------

               (3) The Lenders hereby agree that the Lien granted to the Agent and the Lenders in any property sold or disposed of in accordance with the provisions of Section 7.5 hereof shall, if no Default or Event of Default shall
              -----------
then exist, be automatically released except to the extent a signed release of the Agent is required pursuant to Section 7.5; provided, however that Agent's
                                  -----------  --------  -------
Lien shall attach to and continue in the proceeds and products of such property arising from any such sale or disposition and provided, further, that the
                                              --------  -------
proceeds from any such sale or disposition by the Borrower shall be paid to the Agent for application to the then outstanding Loans.

               (4)  To the extent, pursuant to the provisions of Section
                                                                 -------
12.10(b) and (c) hereof, the Agent's execution of a release is required to
-------      ---
release its Lien upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Agent shall not
                                         -------- ----
be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower in respect of) all interests retained by the Borrower or any Subsidiary of any Borrower, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

                    (5) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 12.10
                                                                 -------------
or in any of the Ancillary Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least two audits of the Collateral during each year that this Credit Agreement shall remain in effect.

          1.126  Actions with Respect to Defaults. In addition to the Agent's
                 --------------------------------
right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Required Lenders; provided that until the
                                                         -------- ----
Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

          1.127  Delivery of Information.  The Agent shall not be required to
                 -----------------------
deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrower, any Subsidiary of the Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

                                 ARTICLE XIII

                                 Miscellaneous
                                 -------------

          1.128  Waivers.  The Borrower hereby waives due diligence, demand,
                 -------
presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          1.129  JURY TRIAL.  THE BORROWER, THE AGENT AND THE LENDERS EACH
                 ----------
HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

          1.130  GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF
                 -------------
THIS CREDIT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

          1.131  VENUE; SERVICE OF PROCESS; WAIVER OF DAMAGES.
                 --------------------------------------------

          (1) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT, THE CREDIT DOCUMENTS, OR ANY OTHER DOCUMENT RELATING HERETO OR THERETO MAY BE BROUGHT IN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, THE COURTS OF THE STATE OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURTS OF ANY THEREOF, AND, BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (1) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (2) THE RIGHT TO INTERPOSE ANY

NONCOMPULSORY SETOFF, COUNTERCLAIM OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS SET FORTH IN
SECTION 13.5 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR THE
------------
LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

          (2) THE BORROWER (1) AGREES THAT NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE BORROWER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE AGENT OR SUCH LENDER, AS THE CASE MAY BE (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AND (2) WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM AGAINST THE AGENT OR ANY LENDER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE), EXCEPT A CLAIM BASED UPON GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WHETHER OR NOT SUCH DAMAGES ARE RELATED TO A CLAIM THAT IS SUBJECT TO THE WAIVER EFFECTED ABOVE AND WHETHER OR NOT SUCH WAIVER IS EFFECTIVE, NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR, ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED OR THE RELATIONSHIP ESTABLISHED BY THIS CREDIT AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH, UNLESS IT IS DETERMINED BY A JUDGMENT OF A COURT THAT

IS BINDING ON THE AGENT OR SUCH LENDER, AS THE CASE MAY BE (WHICH JUDGMENT SHALL BE FINAL AND NOT SUBJECT TO REVIEW ON APPEAL), THAT SUCH DAMAGES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE AGENT OR SUCH LENDER, AS THE CASE MAY BE, CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          1.132  Notices.  Except as otherwise provided herein, all notices and
                 -------
correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, then to Bankers Trust Company, Sears Tower, 84th Floor, Chicago, Illinois 60606, Attention: Credit Department, Wayne
D. Hillock, and if to the Borrower, then to Converse Inc., One Fordham Road, North Reading, MA 01864-2680, Attention: James Lawlor, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent at (312) 993-8096, and if to the Borrower at (508) 664-8763. All such notices and correspondence to any of the Lenders shall be sent and confirmed in a similar manner to the addresses set forth on the signature pages hereto. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that notices to the Agent
                                              --------
shall not be effective until received.

          1.133  Assignability.
                 -------------

                 (1) The Borrower shall not have the right to assign this Credit Agreement or any interest therein except with the prior written consent of the Agent and the Lenders.

                 (2) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender except to the extent such transfer would result in increased costs to the Borrower (including, without limitation, any increased costs under Section
                                                                   -------
3.10 hereof).
----

                 (3) Each Lender may, with the consent of the Agent in its good faith discretion, but without the consent of any other Lender, assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement and the Notes; provided that no Lender
                                                       --------
may assign any portion of its rights or obligations hereunder to any Person that holds any Debt of the Borrower or any of its Subsidiaries (other than a Revolving Loan Commitment hereunder or under the Prepetition Credit Agreement) including, without limitation, any Noteholder; provided further, that
                                               -------- -------

(i) for each such assignment, the parties thereto shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $5,000 to be paid by the assignee, (ii) no such assignment shall be for less than $10,000,000 of the Commitments (except any assignment made pursuant to Section 13.7 hereof) and
                                                    ------------
(iii) any such shall include such Lender's pro rata interest in all Loans hereunder. Upon such execution and delivery of the Assignment and Acceptance to the Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the "Acceptance Date"), (x) the assignee thereunder
                                ---------------
shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and
(y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than any rights it may have pursuant to Section
                                                                     -------
13.8 hereof which will survive) and be released from its obligations under this
----
Credit Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto).

               (4) By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Parties or the performance or observance by the Borrower or any other Credit Parties of any of its obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the financial statements referred to in Section 6.1 hereof and such other documents and
                          -----------
information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and
(vi) such assignee
agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

          (5)  The Agent shall maintain at its address referred to in Section
                                                                      -------
13.5 hereof a copy of each Assignment and Acceptance delivered to and accepted
----
by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (6) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, together with the Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and
                          ---------
Acceptance and (ii) record the information contained therein in the Register. Within five (5) Business Days after the Agent's acceptance and recordation of any of such Assignment and Acceptance, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of the assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or Commitments hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Note or Notes shall re-evidence the indebtedness outstanding under the old Note or Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the Closing Date and shall otherwise be in substantially the form of the Note or Notes subject to such assignments.

          (7) Each Lender may sell participations (without the consent of the Agent, the Borrower or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes held by it); provided that (i) such Lender's obligations
                                   -------- ----
under this Credit Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Credit Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and (v) such Lender shall not transfer, grant, assign or sell any participation under which the participant shall have rights to approve any amendment or waiver of this Credit Agreement except to the extent such amendment or waiver would (A) extend the final maturity date or the date for the payments of any installment of fees or principal or interest of any Loans or Letter of Credit reimbursement obligations or Acceptance Obligations in which such participant is participating, (B) reduce the amount of any installment of principal of the Loans or Letter of Credit reimbursement obligations or Acceptance Obligations in which such participant is participating, (C) except as otherwise expressly provided in this Credit Agreement, reduce the interest rate applicable to the Loans, or Letter of Credit reimbursement obligations or Acceptance Obligations in which such participant is participating, or (D) except as otherwise expressly provided in this Credit Agreement, reduce any Fees payable hereunder. Notwithstanding the foregoing, no Lender may grant, sell or assign a participation to any Person that holds any Debt of the Borrower or its Subsidiaries (other than a Revolving Loan Commitment hereunder or under the Prepetition Credit Agreement), including any Noteholder; provided that any Lender that is also
                                           --------
     a Prepetition Lender may sell participations to the same extent and to the same Persons who hold participations under the Prepetition Revolving Credit Agreement on the date hereof.

                      (8) Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Note or other Obligation under the securities laws of the United States of America or of any jurisdiction.

                      (9) In connection with the efforts of any Lender to assign its rights or obligations or to participate interests, such Lender may disclose any information in its possession regarding the Borrower.

               1.134  Information. The Borrower hereby agrees that the Agent and
                      -----------
the Lenders may exchange any information concerning the Borrower, including, without limitation, information relating to the creditworthiness of the Borrower in the possession or control of the Agent or the Lenders, as the case may be;
(i) with any of their respective affiliates; provided, however, that any such
                                             --------  -------
exchange, and the nature, manner and extent thereof shall be limited pursuant to any written confidentiality agreement governing the obligations of the Agent or the Lenders or such affiliate, as the case may be, with respect to such information; provided, further, that neither the Agent nor any of the Lenders
             --------  --------
shall in any event furnish any such information to any competitor of the Borrower or any customer of the Borrower or any Person known by the Agent or any Lender to be contemplating an acquisition of any capital stock or assets of the Borrower or any agent or affiliate of any of the foregoing, except with the prior written consent of the Borrower or as required by applicable law or judicial order; (ii) to any regulatory authority having jurisdiction over the Lender, (iii) to any other person, in connection with the exercise of the Lender's rights hereunder or under any of the other Credit Documents.

               1.135  Indemnification. The Borrower shall and hereby agrees to
                      ---------------
indemnify, defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents and employees from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) the Case, the Orders, this Credit Agreement or the transactions contemplated thereby, (ii) any actual or proposed use by the Borrower of the proceeds of the Loans or (iii) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by the Borrower, any Pledgor or any of the Lenders in connection with compliance by the Borrower or any Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Borrower shall, upon demand, pay to the Agent and any Lender all Expenses and all other costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Loans, (iii) in foreclosing or otherwise collecting upon the Collateral or any part thereof and
(iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. The provisions of this Section 13.8 shall not limit or waive,
                                       ------------
and are not intended to limit or waive, any claim which the Borrower has or may have against any Defaulting Lender.

               Without limiting the generality of the foregoing paragraph, the Borrower will defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of or noncompliance with any Environmental Laws applicable to any real property owned, leased or operated by the Borrower, or any orders, requirements or demands of governmental authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

               The Borrower's obligations under this Section 13.8 shall survive
                                                     ------------
and termination of the Commitments and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Credit Agreement.

               1.136  Entire Agreement; Successors and Assigns. This Credit
                      ----------------------------------------
Agreement along with the other Credit Documents constitutes the entire agreement among the Borrower, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit the Borrower and the Lenders and their respective successors and permitted assigns.

               1.137  Amendments, Etc. No amendment or waiver of any provision
                      ---------------
of this Credit Agreement or any other Credit Document, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, or if the Lenders shall not be parties thereto, by the parties thereto and consented to by the Required Lenders, and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no amendment, waiver or consent shall, unless in
       -------- -------  ----
writing and signed by all the Lenders, do any of the following: (i) increase the Commitments, (ii) except as otherwise expressly provided in this Credit Agreement, reduce the principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations, any Acceptance Obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent),
(iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Notes, any Letter of Credit reimbursement obligations, any Acceptance Obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (iv) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Required Lenders to take any action hereunder, (v) amend or waive Sections
                                                                  --------
3.5(b) or 3.5(d) or this Section 13.10, or change the definition of Asset
------    ------         -------------
Disposition or Required Lenders, (vi) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrower permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral (except as provided in Section 12.10) or
                                                            -------------
(vii) modify the Super-priority Claim status of the Lenders in respect of any Loans, provided further, that no amendment, waiver or consent affecting the
       -------- -------
rights or duties of the Agent, an Issuing Bank or an Accepting Bank under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or such Issuing Bank or such Accepting Bank, as applicable, in addition to the Lenders required hereinabove to take such action. Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article 12 (other than the provisions of Section 12.9 and 12.10).
              ----------                               ------------     -----
In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I from
                                                                -------
time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of
           --------  -------
any such modification to the Borrower and each Lender.

               1.138  Nonliability of Agent and Lenders. The relationship
                      ---------------------------------
between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

               1.139  Independent Nature of Lenders' Rights. The amounts payable
                      -------------------------------------
at any time hereunder to each Lender under such Lender's Note or Notes shall be a separate and independent debt.

               1.140  Counterparts. This Credit Agreement may be executed in any
                      ------------
number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

               1.141  Effectiveness. This Credit Agreement shall become
                      -------------
effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of Lenders who have not so delivered the same to the Agent, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

               1.142  Severability. In case any provision in or obligation under
                      ------------
this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               1.143  Headings Descriptive.  The headings of the several
                      --------------------
sections and subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

               1.144  Maximum Rate.  Notwithstanding anything to the contrary
                      ------------
contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section 13.17 shall control
                                                -------------
every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

               1.145  Right of Setoff. Subject to the Carve-Out, notwithstanding
                      ---------------
the provisions of Section 362 of the Bankruptcy Code and in addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or the Obligations of any Credit Party are matured, have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder. Any amount received as a result of the exercise of such rights shall be reallocated among the Lenders as set forth in Section 3.11
                                                              ------------
hereof.


               1.146  Confidentiality.
                      ---------------

                      (1) The Agent and each Lender agree that they shall hold in confidence in accordance with their respective customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices, any confidential information which has been marked as "confidential" provided by the Borrower either directly to the Agent or such Lender or indirectly through the Agent.

                      (2)  Notwithstanding the foregoing paragraph (a), this
                                                         -------------
Section shall not apply to: (i) information exchanged among the Agent and the Lenders or among their employees, officers, accountants, attorneys or consultants provided that any such Person shall have first been advised of the
            -------- ----
confidential nature of such information; (ii) information that has been or is made public by the Borrower or any third party without breach of this Credit Agreement or otherwise becomes generally available to the public other than as a result of a disclosure in violation of this Section 13.19; (iii) information
                                            -------------
that was or becomes available to the Agent, or any Lender from a third party on a non-confidential basis; (iv) information that is required to be disclosed by law, including to bank examiners, regulatory authorities and the Bankruptcy Court; (v) information that is required to be disclosed by any court, agency or legislative body (by interrogatories, requests for information, oral questions, subpoena, civil investigative demand or similar process); or (vi) any disclosure of confidential information to a proposed participant or purchasing bank in connection with a proposed participation or transfer pursuant to Section 13.6
                                                                 ------------
hereof; provided that such proposed participant or purchasing bank shall have
        -------- ----
first agreed to treat such information as confidential as provided in this
Section 13.19.
-------------

               1.147  Absence of Prejudice to the Prepetition Agent or the
                      ----------------------------------------------------
Prepetition Lenders with Respect to Matters before the Bankruptcy Court. The
-----------------------------------------------------------------------
Agent or any Lender, in its capacity as the Prepetition Agent or a Prepetition Lender under the Prepetition Credit Agreement shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Credit Agreement, and the fact that the Agent (or an Affiliate of the Agent) is also the Prepetition Agent and a Lender is also a Prepetition Lender shall in no way prejudice the rights of such entities under, or in respect of, the Prepetition Credit Agreement or hereunder.

               1.148  Consent to Certain Agreements. Each Lender that is also a
                      -----------------------------
Prepetition Lender (such Lenders collectively constituting the "Required Lenders", as defined in the Prepetition Credit Agreement) hereby consents to the execution, delivery and performance of the Pledge Agreements, and hereby affirms that, any provision of any Prepetition Credit Document to the contrary notwithstanding, no "Default" or "Event of Default" (each as defined therein) under any Prepetition Credit Document shall occur solely by reason of the execution and delivery by any Subsidiary of the Borrower of any Pledge Agreement, or the performance by any such Subsidiary of its obligations thereunder.

                          [signature pages to follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Postpetition Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                             BORROWER:

                                             CONVERSE INC.,
                                             as Debtor and Debtor-in-Possession



                                             By:________________________________
                                             Name:
                                             Title:

                                             AGENT:

                                             BANKERS TRUST COMPANY



                                             By:________________________________
                                             Name:
                                             Title:



                                             LENDERS:

                                             BANKERS TRUST COMPANY



                                             By:________________________________
                                             Name:
                                             Title:

                                             GMAC COMMERCIAL CREDIT LLC



                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT

                                             LA SALLE BANK N.A.



                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT

                                             BANK OF AMERICA, N.A.



                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT

                                             MADELEINE LLC


                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT

                                             HELLER FINANCIAL, INC.



                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT

                                             FINOVA CAPITAL CORPORATION


                                             By:________________________________
                                             Name:
                                             Title:

                                                   POSTPETITION CREDIT AGREEMENT